UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Synopsys, Inc.
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SYNOPSYS®

2025

SYNOPSYS

Notice of Annual Meeting and Proxy Statement

LETTER TO OUR STOCKHOLDERS

Dear Synopsys Stockholder,
Fiscal 2024 was a transformational year for Synopsys and the industries we serve. Our customers continue to rely on Synopsys’ design solutions as they prioritize mission-critical investments in the silicon and systems that position them for future growth and to capitalize on AI in this era of pervasive intelligence.
In 2024, we doubled down on our silicon to systems strategy with the planned acquisition of Ansys, a leader in simulation and analysis. The future of technology R&D demands system design solutions with a deeper integration of electronics and physics, enhanced by AI. By joining forces with Ansys, we are poised to deliver exactly that. We believe this acquisition will expand our total addressable market and, most importantly, provide customers with a comprehensive, powerful and system-focused approach to innovation.
Business & Financial Results
We delivered a record year in fiscal 2024, including:
•Record revenue of $6.1 billion, up approximately 15% year-over-year;
•GAAP operating margin of 22.1% and non-GAAP operating margin of 38.5%;
•Approximately 17% GAAP and 25% non-GAAP earnings per share growth;
•Approximately $1.4 billion of operating cash flow;
•Free cash flow of approximately $1.3 billion; and
•Backlog of $8.1 billion.
Our fiscal 2025 priorities include sustainable growth, as we work to deliver on our financial performance targets and, following regulatory approval and transaction close, realize synergies and opportunity expansion with the integration of Ansys. Please see our Fiscal 2024 Performance Overview on page 57 for more information on these results and how they are calculated.
Product Innovation
In fiscal 2024, we maintained our relentless focus on innovation and technology leadership, which led to mission-critical silicon to systems design solutions for our customers, including:
•We led the industry to establish AI as a core capability of modern chip design. We are helping customers achieve the next-level of engineering productivity across the full EDA stack with the expansion of our Synopsys.ai suite to include AI-driven optimization, our data analytics suite with Synopsys.ai Copilot, and the addition of breakthrough GenAI capabilities;

Our Technology

We focus our
technology around
three essential pillars.
Silicon Design &
Verification
Build high-performance,
low power silicon chips, faster
Silicon IP
Integrate more capabilities on SoCs (System on Chip),
faster
Systems Verification & Validation
Accelerate the development and verification of complex electronic systems

•We played a foundational role in advancing 2.5D and 3D multi-die design and manufacturing, partnering with ecosystem leaders to improve predictability and yield for silicon designs;
•We unveiled our strategy to enable multi-fidelity, multi-domain and multi-level electronics digital twin where hardware and software of complete electronic systems can be designed, validated and optimized virtually; and
•We launched multiple industry-first silicon IP solutions for advanced standards like PCIe 7.0, 1.6T Ethernet and 40G UCIe. These solutions address the increased computing capacity, efficiency and security demands of the world’s highest performance, AI-powered workloads.
The world will continue to become more intelligent, connected and complex. The products we use every day are increasingly software-defined, AI-powered and highly interconnected systems. Taming the growing complexity in product design requires a re-engineering of engineering. At Synopsys, we strive to be a trusted and strategic partner to our customers, delivering silicon to systems design solutions that help them realize their ambitions.
Corporate Governance
In fiscal 2024, following a systematic, multi-year succession planning process, Sassine Ghazi succeeded Dr. Aart de Geus as Chief Executive Officer of Synopsys and joined our Board, while continuing in his role as President. In addition, Aart transitioned to the role of Executive Chair of our Board. We believe we have an outstanding Board with directors that stand out through their combination of strengths, skills, knowledge, experience and diverse backgrounds. Our executive management team, our Board and our more than 20,000 bright and passionate employees advance our ambitions every day and allow Synopsys to enable the success of our customers and further the long-term interests of our stockholders.

2025 Proxy Statement	1

Letter to Our Stockholders

While our ambitions are bold, they are achievable because of our employees around the world and our longstanding culture of trust, integrity, agility and the passionate pursuit of excellence. Our purpose guides everything we do. Synopsys exists to power innovation today that ignites the ingenuity of tomorrow. We continue to be a company that cares deeply about its stakeholders.
The entire team at Synopsys thanks you for your support and your belief in the power and potential of our company. There has never been a more exciting time to be in the technology industry, and Synopsys was made for this moment.

Sassine Ghazi President and Chief Executive Officer	Dr. Aart J. de Geus Executive Chair of the Board of Directors

2

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

Date and Time April 10, 2025 (Wednesday) 8:00 AM (Pacific Time)	Location Online at www.virtualshareholder meeting.com/SNPS2025	Who Can Vote Stockholders as of February 10, 2025 are entitled to vote.
Dear Stockholder,
You are cordially invited to attend the 2025 Annual Meeting of Stockholders of Synopsys, Inc. (Synopsys), a Delaware corporation, which will be held virtually via live webcast on April 10, 2025, at 8:00 a.m. Pacific Time (the Annual Meeting) and provides substantially the same rights as an in-person meeting. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically, and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/SNPS2025.
We are holding the meeting for the following purposes, which are more fully described in the attached Proxy Statement.
VOTING ITEMS

Proposals		Board Vote Recommendation	For Further Details
1.	To elect nine directors nominated by our Board of Directors to hold office until the next annual meeting of stockholders or until their successors have been elected	“FOR” each director nominee	Page 12
2.	To approve our 2006 Employee Equity Incentive Plan, as amended	“FOR”	Page 39
3.	To approve our Employee Stock Purchase Plan, as amended	“FOR”	Page 50
4.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the attached Proxy Statement	“FOR”	Page 56
5.	To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2025	“FOR”	Page 100
6.	To vote on a stockholder proposal regarding shareholder ratification of golden parachutes, if properly presented at the meeting	“AGAINST”	Page 103
We will also consider any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof. As of the close of business on February 10, 2025, we are not aware of any other matters to be submitted for consideration at the Annual Meeting.
All of our stockholders of record at the close of business on February 10, 2025 are entitled to attend and vote at the Annual Meeting. A list of registered stockholders entitled to vote at the meeting will be available for ten days until the end of the day before the meeting. If you want to inspect this list, email our Investor Relations department at synopsys-ir@synopsys.com.
Whether or not you plan to attend the Annual Meeting, we urge you to cast your vote in advance of the Annual Meeting via one of the methods described below and in the attached Proxy Statement. The Proxy Statement contains important information for you to consider when deciding how to vote on the above items. You do not need to attend the Annual Meeting in order to vote. For most items being put to a vote, if you do not provide voting instructions in person (virtually), via the Internet, by telephone, or by returning the proxy card or voting instruction card, your shares will not be voted. Please vote as promptly as possible. Every stockholder vote is important. Please see the section titled “About the Annual Meeting” beginning on page 108 for answers to common questions about the Annual Meeting, voting, attendance, submitting a proposal for next year’s annual meeting of stockholders, and other procedures.
Sincerely yours,
John F. Runkel, Jr.
General Counsel and Corporate Secretary
Sunnyvale, California
February 14, 2025
HOW TO VOTE

Internet	Telephone	Mail
www.proxyvote.com	1-800-690-6903	Mark, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope
Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting to Be Held on April 10, 2025
The Proxy Statement and our Annual Report on Form 10-K for the year ended November 2, 2024 will be available to stockholders at
http://www.proxyvote.com on or about February 14, 2025.

2025 Proxy Statement	3

4

PROXY STATEMENT SUMMARY
This summary highlights certain information in the Proxy Statement, but it does not contain all of the information that you should consider before voting. Please review the entire Proxy Statement and Annual Report on Form 10-K for the year ended November 2, 2024 (2024 Annual Report on Form 10-K) carefully. References in this Proxy Statement to “we,” “us,” “our,” the “Company” or “Synopsys” refer to Synopsys, Inc. The items to be voted on at the Annual Meeting along with the recommendations of our Board of Directors’ (the Board or Board of Directors) are listed below.

Proposals	Board Vote Recommendation	For Further Details
1.
ELECTION OF DIRECTORS
The Board of Directors and the Corporate Governance and Nominating Committee believe that it is in the best interests of Synopsys and our stockholders for each of the nine director nominees to continue as a Synopsys director because each nominee possesses the necessary qualifications, skills and experiences to provide quality advice and counsel to management and to effectively oversee key business and strategy matters, while carefully considering the long-term success of Synopsys and our stockholders.
	“FOR” each director nominee	Page 12
2.
APPROVAL OF OUR 2006 EMPLOYEE EQUITY INCENTIVE PLAN, AS AMENDED
We are asking for approval to amend our 2006 Employee Equity Incentive Plan, as amended (the 2006 Employee Plan), in order to, among other things, (i) increase the number of shares of common stock, par value of $0.01 per share, available for issuance under the 2006 Employee Plan by 1,600,000 shares, (ii) conform the 2006 Employee Plan to our non-GAAP financial measures practices and compensation recovery policy, as currently effective, (iii) remove certain references to Section 162(m) of the Internal Revenue Code that are no longer applicable, and (iv) make certain clarifying changes and updates. We believe equity compensation is a critical tool to attract and retain talent, and the share increase will enable us to continue offering competitive equity compensation to our employees.
	“FOR”	Page 39
3.
APPROVAL OF OUR EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED
We are asking for approval to amend our Employee Stock Purchase Plan, as amended (the Purchase Plan), in order to, among other things, (i) increase in the number of Synopsys common stock, par value of $0.01 per share, available for issuance under the Purchase Plan by 2,200,000 shares, (ii) replace the definition of change of ownership with the corresponding definition in the 2006 Employee Plan, (iii) allow flexibility under the Purchase Plan to reduce the 15% discount in an offering, and (iv) make certain clarifying changes and updates. Our Employee Stock Purchase Plan is an important recruitment and retention vehicle, and it helps align employee interests with our stockholders' interests. The increase will allow us to continue providing this benefit to employees.
	“FOR”	Page 50
4.
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
We are asking for approval, on an advisory basis, of the compensation paid to our named executive officers. The Board of Directors believes the compensation of each of our named executive officers motivates and rewards them for work that improves our long-term business performance and increases stockholder value and thus recommends that you vote for the approval of their executive compensation.
	“FOR”	Page 56
5.
RATIFICATION OF SELECTION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors and the Audit Committee believe it is in the best interests of Synopsys and our stockholders to retain KPMG LLP as Synopsys’ independent registered public accounting firm for fiscal 2025. As a matter of good corporate governance, we are asking stockholders to ratify the Audit Committee’s selection of KPMG LLP.
	“FOR”	Page 100
6.
STOCKHOLDER PROPOSAL
If properly presented at the meeting, stockholders will be asked to vote on a proposal to amend Synopsys' governing documents as needed to require shareholder ratification of golden parachutes. The Board of Directors recommends that stockholders vote AGAINST this proposal because the Board believes it is not in the best interests of Synopsys and our stockholders.
	“AGAINST”	Page 103
A Note about Our Fiscal Year
Historically, our fiscal year has ended on the Saturday nearest to October 31. Fiscal 2024, 2023 and 2022 ended on November 2, 2024, October 28, 2023 and October 29, 2022, respectively. Effective with our fiscal 2025, we have changed our fiscal year end to October 31 each year.

2025 Proxy Statement	5

Proxy Statement Summary
Our Board currently consists of eleven directors. We do not have a classified or staggered Board of Directors. Each of our directors stands for election on an annual basis and serves for a one-year term or until their successors are elected and qualified or until his or her death, resignation or removal. Of the eleven current directors whose terms expire in 2025, nine are standing for re-election. The table below describes the nine director nominees, including the Lead Independent Director and the Board's committee composition as of the conclusion of the Annual Meeting.
Director Nominees

		Committee Membership(1)
Name, Age and Primary Occupation	Director Since	AC	CC	GC
Dr. Aart J. de Geus, 70 Executive Chair of the Board of Directors, Synopsys	1986
John G. Schwarz, 74 Lead Independent Director, Synopsys(2) Chief Executive Officer (Retired), Co-founder and Chairman of the Board of Directors, Visier, Inc.	2007
Sassine Ghazi, 54 President and Chief Executive Officer, Synopsys	2023
Luis Borgen, 54 Chief Financial Officer (Retired), athenahealth, Inc.	2022
Janice D. Chaffin, 70 Group President (Retired), Consumer Business Unit, Symantec Corporation (now Gen Digital Inc.)	2014
Bruce R. Chizen, 69 Senior Adviser and PGO Partner, Permira Advisers LLP	2001
Mercedes Johnson, 70 Chief Financial Officer (Retired), Avago Technologies, Inc. (now Broadcom Inc.)	2017
Robert G. Painter, 53 President, Chief Executive Officer and director of Trimble Inc.	2023
Jeannine P. Sargent, 60 Senior Advisor and Venture Partner, Breakthrough Energy Ventures Senior Advisor, Generation Investment Management LLP	2020
(1)Represents committee members upon the conclusion of the Annual Meeting, assuming all nominees are elected.
(2)Effective upon the conclusion of the Annual Meeting, Mr. Schwarz will serve as the Lead Independent Director of the Board.

AC	Audit Committee	CC	Compensation and Organizational Development Committee	GC	Corporate Governance and Nominating Committee

	Independent		Member		Chair

6

Proxy Statement Summary
Purpose
The primary goal of the amendment of our 2006 Employee Plan is to provide us with a sufficient reserve of common stock to offer appropriate incentives to our employees. Like other technology companies, we actively compete for highly qualified employees, especially technical employees. Our equity program is a key component of our strategy to attract and retain key individuals, and the share requirements of our equity program have grown along with our company.
Important Features of the 2006 Employee Plan

Our 2006 Employee Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices, including:
•Stockholder approval required for additional shares.
•No discounted stock options or stock appreciation rights.
•Repricing and cash-out of underwater options not allowed.
•No liberal share recycling.
•Seven-year maximum term for equity awards.
•Full-value awards deplete share reserve at a higher multiple.
•Limitations on dividends and dividend equivalents.
•No liberal corporate transaction provisions.
•Limit on stock awards granted to any participant.
•No automatic grant provisions to any participant.
•No tax gross-up provisions.

2025 Proxy Statement	7

Proxy Statement Summary
Purpose
The primary goal of the amendment of the Purchase Plan is to provide us with a sufficient reserve of common stock so we can continue to offer eligible employees the opportunity to purchase our common stock at a discount. We believe the Purchase Plan is an important employee retention and recruitment vehicle and helps align the interests of employees with those of our stockholders.
Important Features of the Employee Stock Purchase Plan
The Purchase Plan includes provisions that protect our stockholders’ interests and reflect corporate governance best practices, including:

Purchase price is at least 85 percent of fair market value.	Offering periods do not exceed 27 months.	The number of shares allocated to the Purchase Plan is less than 10% of our outstanding shares overall.

8

Proxy Statement Summary
Compensation Governance and Our Compensation Philosophy
We have designed our executive compensation program to attract, motivate and retain a team of highly qualified executives who will drive our success. To motivate and reward our named executive officers (NEOs) for work that improves our long-term business performance and increases stockholder value, we have set out the following objectives:

Pay for Performance	Internal Pay Equity	Competitiveness

Align executive compensation to the success of our business objectives	Promote teamwork among executives by considering internal pay equity in setting compensation levels	Provide competitive compensation that attracts and retains top-performing executives

Outperformance	Stockholder Alignment	Balance

Motivate executives to achieve results that exceed our strategic targets	Align interests of executives with stockholder interests through the managed use of long-term incentives	Set performance goals that reward an appropriate balance of near- and long-term results

2025 Proxy Statement	9

Proxy Statement Summary
Fiscal 2024 NEO Compensation Details
Our three core elements of NEO direct compensation are base salary, an annual cash incentive opportunity and annual equity awards. The graphic below reflects the approximate general distribution of these three core elements of NEO target total direct compensation (Target TDC) awarded during fiscal 2024 as determined by our Compensation and Organizational Development Committee (the Compensation Committee).

Chief Executive Officer (Mr. Ghazi)(1)(2)(3)	Average of Other NEOs(1)(2)

5%
Base Salary
10%
Cash Incentive
21%
Annual
Stock Options
21%
Annual RSUs
43%
Annual PRSUs
95%
Performance-
Based and/or
At-Risk

9%
Base Salary
6%
Cash Incentive
21%
Annual
Stock Options
21%
Annual RSUs
43%
Annual PRSUs
91%
Performance-
Based and/or
At-Risk

(1)Amounts may not foot due to rounding.
(2)Mr. Ghazi succeeded Dr. de Geus as Chief Executive Officer on January 1, 2024, at which time Dr. de Geus transitioned to Executive Chair. All references to and disclosures of Chief Executive Officer compensation for fiscal 2024 in this Proxy Statement reflect Mr. Ghazi's compensation for fiscal 2024, which includes the period prior to January 1, 2024 when he served as President and Chief Operating Officer. After certain adjustments to his compensation, Dr. de Geus' target total direct compensation (Target TDC) as Executive Chair is approximately 50% of the Target TDC of Mr. Ghazi, our Chief Executive Officer.
(3)Excludes one-time equity grant in connection with Mr. Ghazi's promotion to Chief Executive Officer, 100% of which was in the form of PRSUs.
Our Compensation Practices

What We Do	What We Don’t Do

✓ Pay for Performance
✓ Mix of Performance Goals
✓ Double Trigger Change of Control Benefits
✓ Maximum Payout Caps
✓ Compensation Recovery Policy
✓ Robust Share Ownership Guidelines
✓ Independent Compensation Committee
✓ Independent Compensation Consultant
✓ Annual Advisory Say-on-Pay Vote
✓ Equity Burn Rate Management

✗ No Excessive Risks
✗ No Excessive Change of Control Payments
✗ No Golden Parachute Tax Gross Ups
✗ No Excessive Perks
✗ No Hedging or Pledging of Our Stock
✗ No Repricing or Cash-out of Underwater Options
✗ No Dividends on Unvested Equity Awards
✗ No Executive Pension Plans or SERPs

10

Proxy Statement Summary
Fees and Services of Independent Registered Public Accounting Firm
The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual financial statements and fees billed for all other services rendered by KPMG LLP during the following fiscal years.

	Fiscal Year Ended
	Nov. 2, 2024 (in thousands)	Oct. 28, 2023 (in thousands)
Audit Fees(1)	$7,520	$5,852
Audit-Related Fees(2)	2,898	230
Tax Fees(3)	18	163
All Other Fees(4)	28	20
TOTAL FEES	$10,464	$6,265
(1)Audit fees consist of fees for the audit of Synopsys’ consolidated financial statements in our Annual Report on Form 10-K, review of Synopsys’ interim condensed consolidated financial statements in each of our Quarterly Reports on Form 10-Q, and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.
(2)Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of Synopsys’ consolidated financial statements and not reported under “Audit Fees.” This category includes fees related to the performance of attestation services not required by statute or regulations.
(3)Tax fees consist of fees for professional services for tax compliance, tax advice and tax planning. This category includes fees primarily related to assistance with international tax compliance services pertaining to certain foreign subsidiaries.
(4)All other fees consist of permitted services other than audit or tax services, and includes fees related to a subscription to KPMG LLP’s research tools and other general advisory services.
We received a stockholder proposal that asks our Board of Directors to amend our governing documents as needed to require shareholder ratification of golden parachutes. For the reasons set forth following the proponent’s proposal, our Board of Directors opposes adoption of the proposal and recommends that you vote AGAINST the proposal.

2025 Proxy Statement	11

CORPORATE GOVERNANCE
We are asking our stockholders to vote “For” the election of nine directors at the Annual Meeting. We do not have a classified or staggered Board of Directors. Each of our directors stands for election on an annual basis and serves for a one-year term or until their successors are elected and qualified or until his or her death, resignation or removal. Of the eleven current directors whose terms expire in 2025, nine are standing for re-election. Our Governance Committee and the Board of Directors did not renominate Roy Vallee and Marc N. Casper for election to the Board of Directors and their terms will expire at the conclusion of the Annual Meeting. Accordingly, only nine directors are nominated and eligible for election at the Annual Meeting and our Board of Directors will reduce the size of the Board to nine members immediately following the conclusion of the Annual Meeting. The Board of Directors thanks each of Mr. Vallee and Mr. Casper for their leadership and years of service to Synopsys. Effective upon the conclusion of the Annual Meeting, Mr. Schwarz will replace Mr. Vallee as the Lead Independent Director of the Board and will no longer serve as the Compensation Committee chair, although Mr. Schwarz will remain a member of the Compensation Committee. Effective upon the conclusion of the Annual Meeting, Mr. Painter will replace Mr. Schwarz as the Compensation Committee chair.
At the recommendation of the Corporate Governance and Nominating Committee of our Board of Directors (the Governance Committee), the Board has nominated the following directors for election at the Annual Meeting.

Our Board of Directors has nominated the following directors for election at the Annual Meeting:

Dr. Aart J. de Geus	John G. Schwarz	Sassine Ghazi

Luis Borgen	Janice D. Chaffin	Bruce R. Chizen

Mercedes Johnson	Robert G. Painter	Jeannine P. Sargent

Each nominee has consented to being named as a nominee and has accepted the nomination and agreed to serve as a director if elected. All of the director nominees are current directors. The Board believes that each nominee will be able and willing to serve if elected. However, if any nominee is unable to serve or, for good cause, will not serve between the date of this Proxy Statement and the Annual Meeting, the Board may designate a new nominee, and the persons named as proxy holders may vote for the substitute nominee. Alternatively, the Board may reduce the size of the Board.

12

Corporate Governance
Board of Directors
Board Nominee Snapshot
(As of April 10, 2025, the date of the Annual Meeting, assuming all director nominees are elected)

GENDER DIVERSITY	TENURE	INDEPENDENCE

SKILLS AND EXPERIENCE

2025 Proxy Statement	13

Corporate Governance
Our Director Nominees
Information regarding our nominees, including information they have furnished as to their principal occupations, certain other directorships they hold, or have held, their ages as of February 10, 2025 (the Record Date), and our Lead Independent Director and committee composition as of the conclusion of the Annual Meeting, is set forth below. The section titled “Director Nominations” on page 20 of this Proxy Statement provides additional information on the director nomination process. The nominee descriptions below contain information about the experience, qualifications and skills that led the Governance Committee to determine that these nominees should serve as our directors.
Other than Mr. Ghazi and Dr. de Geus, all nominees are independent as determined by the Board of Directors under our Corporate Governance Guidelines, applicable federal securities law and the Nasdaq Listing Standards. There are no family relationships among any of the director nominees, directors and/or any of Synopsys’ executive officers. In addition, no nominee has an arrangement or understanding with another person under which he or she was or is to be selected as a director or nominee.

Dr. Aart J. de Geus | Executive Chair of the Board of Directors

DIRECTOR SINCE: 1986 Age: 70	CURRENT PUBLIC COMPANY DIRECTORSHIPS: •Applied Materials, Inc.

PROFESSIONAL EXPERIENCE
•Co-founded Synopsys, serving as a member of our Board of Directors since our inception and as Chair of our Board of Directors from 1986 to 1992 and from 1998 until his transition to Executive Chair of our Board of Directors in January 2024.
•Has held a variety of positions since the inception of Synopsys in December 1986, including President, Chief Operating Officer, Senior Vice President of Engineering and Senior Vice President of Marketing. Dr. de Geus served as our Chief Executive Officer from January 1994 to December 2023. From May 2012 to April 2022, he shared the position of co-Chief Executive Officer with Dr. Chi-Foon Chan.
•Has served as a member of the board of directors of Applied Materials, Inc. since July 2007.

RELEVANT SKILLS
As a co-founder of Synopsys, Dr. de Geus led Synopsys for over 35 years and is considered a pioneer in the electronic design automation (EDA) industry. Dr. de Geus brings to our Board of Directors a unique and thorough understanding of our technology, business, industry and culture. Under his leadership, Synopsys has substantially diversified its business, including closing well over 100 M&A transactions. Dr. de Geus provides strong executive leadership and vision, maintains a global network of customer and industry relationships and has served as the keynote speaker at innumerable conferences and industry events. Dr. de Geus also provides our Board of Directors with public company board experience.

14

Corporate Governance

John G. Schwarz | Independent | Lead Independent Director

DIRECTOR SINCE: 2007 Age: 74 SYNOPSYS BOARD COMMITTEES: Compensation Committee	CURRENT PUBLIC COMPANY DIRECTORSHIPS: •Teradata Corporation FORMER PUBLIC COMPANY DIRECTORSHIPS HELD IN LAST FIVE YEARS: •Avast PLC

PROFESSIONAL EXPERIENCE
•Has served as a member of our Board of Directors since May 2007.
•Currently the Chairman of Visier, Inc., a business analytics cloud-based software firm, and served as its co-founder and Chief Executive Officer from May 2010 to May 2020.
•Previously served on the executive board of SAP AG from March 2008 to February 2010.
•Was the Chief Executive Officer of Business Objects S.A., a provider of business intelligence software and services, from September 2005 through its acquisition by SAP in January 2008, and served as the Chief Executive Officer of SAP’s Business Objects unit through February 2010.
•Served on Business Objects S.A.'s board of directors from January 2006 until its acquisition in January 2008.
•Has also served as the President and Chief Operating Officer of Symantec Corporation (now Gen Digital Inc.) and as President and Chief Executive Officer of Reciprocal Inc.
•Previously spent 25 years at IBM Corporation, where he was most recently General Manager of IBM’s Industry Solutions Unit.
•Has served as a member of the board of directors of Teradata Corporation since September 2010.
•Previously served as a member of the board of directors of Avast PLC from December 2011 to September 2022, including as Chairman from 2014 to September 2022 upon completion of its merger with NortonLifeLock, Inc. (now Gen Digital Inc.).
•Chairman of the board of directors of Mambu BD, a Netherlands based finance software technology company, since April 2024.

RELEVANT SKILLS
As the former Chief Executive Officer of Business Objects S.A., Mr. Schwarz led a large international software company and brings to our Board of Directors extensive management expertise and knowledge of the software industry. Furthermore, Mr. Schwarz provides significant cybersecurity experience to our Board of Directors through his previous roles at Symantec Corporation (now Gen Digital Inc.) and Avast PLC as well as his current role at Visier, Inc. Mr. Schwarz also provides insight into artificial intelligence technology as Visier, Inc. is a leading enterprise artificial intelligence analytics firm. Mr. Schwarz understands the complexities of leading a global organization and operating in international markets. Mr. Schwarz also provides our Board of Directors with public company board experience.

2025 Proxy Statement	15

Corporate Governance

Sassine Ghazi | President and Chief Executive Officer

DIRECTOR SINCE: 2023 Age: 54	CURRENT PUBLIC COMPANY DIRECTORSHIPS: •None

PROFESSIONAL EXPERIENCE
•Joined our Board of Directors in August 2023.
•Has held a variety of positions at Synopsys, including Chief Operating Officer from August 2020 to January 2024 and President since November 2021. Mr. Ghazi assumed the role of Chief Executive Officer in January 2024. Mr. Ghazi joined Synopsys in March 1998 as an applications engineer and held a series of sales positions with increasing responsibility, culminating in leadership of worldwide strategic accounts. Prior to his appointment as Chief Operating Officer, Mr. Ghazi was the general manager for all digital and custom products, the largest business group in Synopsys.
•Prior to Synopsys, Mr. Ghazi was a design engineer at Intel.

RELEVANT SKILLS
Mr. Ghazi brings to our Board of Directors multiple decades of chip design, applications engineering, customer support, sales, and business management experience. Over his career at Synopsys spanning more than 25 years, Mr. Ghazi has driven our innovative technology, demonstrated strong operational experience in running the company, and built deep, trusting relationships with our employees, customers, and eco-system stakeholders.

Luis Borgen | Independent

DIRECTOR SINCE: 2022 Age: 54 SYNOPSYS BOARD COMMITTEES: Audit Committee	CURRENT PUBLIC COMPANY DIRECTORSHIPS: •Carter’s, Inc. •Eastern Bankshares, Inc.

PROFESSIONAL EXPERIENCE
•Has been a member of our Board of Directors since May 2022.
•Previously served as the Chief Financial Officer of athenahealth, Inc. from September 2019 to April 2022, VistaPrint from 2017 to 2019, DAVIDsTEA Inc. from 2012 to 2017, and DaVita Inc. from 2010 to 2012.
•Previously held several financial management positions at Staples Inc., including Senior Vice President, Finance, and served as a Captain in the U.S. Air Force.
•Has served as a member of the board or directors of Carter’s, Inc. since 2021 and Eastern Bankshares, Inc. since 2016.

RELEVANT SKILLS
Mr. Borgen has over 25 years of experience in senior finance positions at large multinational, public and private companies. He brings to our Board of Directors extensive financial expertise, having served as the chief financial officer of multiple companies. Mr. Borgen also has public company board experience as a member on the board of directors of Carter’s, Inc. and Eastern Bankshares, Inc.

16

Corporate Governance

Janice D. Chaffin | Independent

DIRECTOR SINCE: 2014 Age: 70 SYNOPSYS BOARD COMMITTEES: Compensation Committee Governance Committee (Chair)	CURRENT PUBLIC COMPANY DIRECTORSHIPS: •Informatica Corporation •PTC Inc.

PROFESSIONAL EXPERIENCE
•Has served as a member of our Board of Directors since December 2014.
•Previously served as Group President, Consumer Business Unit of Symantec Corporation’s Consumer Business (now Gen Digital Inc.) from April 2007 to March 2013, Executive Vice President and Chief Marketing Officer from 2006 to 2007 and Senior Vice President and Chief Marketing Officer from 2003 to 2006, and other senior executive positions.
•Spent more than twenty years with Hewlett-Packard Company in a variety of management and marketing leadership positions before joining Symantec Corporation (now Gen Digital Inc.).
•Has served as a member of the boards of directors of PTC Inc. since August 2013 and Informatica Corporation since October 2019.
•Previously served as a member of the boards of directors of International Game Technology Corporation from September 2010 to April 2015 and Electronics for Imaging, Inc. from November 2018 to July 2019.

RELEVANT SKILLS
Ms. Chaffin has extensive senior management experience with large technology companies. As the former Group President, Consumer Business Unit of Symantec Corporation (now Gen Digital Inc.), a provider of security, storage and systems management solutions, Ms. Chaffin provides our Board of Directors with demonstrated expertise in strategic marketing and global operations in the software industry, as well as significant experience with corporate governance, executive compensation and cybersecurity matters. Ms. Chaffin also provides our Board of Directors with significant public company board experience, serving as a director of PTC Inc. and Informatica Corporation and previously as a director of Electronics for Imaging, Inc. and International Game Technology Corporation.

Bruce R. Chizen | Independent

DIRECTOR SINCE: 2001 Age: 69 SYNOPSYS BOARD COMMITTEES: Compensation Committee	CURRENT PUBLIC COMPANY DIRECTORSHIPS: •ChargePoint Holdings, Inc. •Informatica Corporation •Oracle Corporation

PROFESSIONAL EXPERIENCE
•Has served as a member of our Board of Directors since April 2001.
•Currently an independent consultant and has served as Senior Adviser since July 2008 and PGO Partner since June 2018 to Permira Advisers LLP.
•Served as Venture Partner with Voyager Capital from July 2009 to May 2023.
•Served as a strategic adviser to Adobe Systems Incorporated (Adobe), a provider of design, publishing and imaging software for print, Internet and dynamic media production from November 2007 to November 2008.
•Served as Adobe’s Chief Executive Officer from December 2000 to November 2007 and as its President from April 2000 to January 2005. Previously held various other positions at Adobe dating back to 1994.
•Has served as a member of the boards of directors of Oracle Corporation since July 2008, ChargePoint Holdings, Inc. since December 2014, and Informatica Corporation since August 2015.
•Previously served as a member of the board of directors of Adobe from December 2000 to April 2008.

RELEVANT SKILLS
Mr. Chizen has significant expertise in the management of complex global organizations. As the former Chief Executive Officer of Adobe, Mr. Chizen provides our Board of Directors with executive-level insight into the challenges associated with operating a multi-billion dollar company in a high technology industry.

2025 Proxy Statement	17

Corporate Governance

Mercedes Johnson | Independent

DIRECTOR SINCE: 2017 Age: 70 SYNOPSYS BOARD COMMITTEES: Audit Committee (Chair)
CURRENT PUBLIC COMPANY DIRECTORSHIPS:
•Analog Devices, Inc.
•Teradyne, Inc.
FORMER PUBLIC COMPANY DIRECTORSHIPS HELD IN LAST FIVE YEARS:
•Maxim Integrated Products, Inc.
•Millicom International Cellular S.A.

PROFESSIONAL EXPERIENCE
•Has served as a member of our Board of Directors since February 2017.
•Previously served as Interim Chief Financial Officer of Intersil Corporation from April 2013 to September 2013, Chief Financial Officer of Avago Technologies, Inc. (now Broadcom Inc.) from 2005 to 2008, and Senior Vice President, Finance and Chief Financial Officer of Lam Research Corporation from 1997 to 2004.
•Has served as a member of the boards of directors of Teradyne, Inc. since July 2014 and Analog Devices, Inc. since August 2021.
•Previously served as a member of the board of directors for a number of public companies, including Millicom International Cellular S.A., Storage Technology Corporation, Intersil Corporation, Micron Technology, Inc., Juniper Networks, Inc., and Maxim Integrated Products, Inc.

RELEVANT SKILLS
Ms. Johnson brings a wealth of experience from her current and previous board and chief financial officer roles at public and private companies. She provides both a domestic and international perspective having served on the boards and audit committees of multi-billion dollar technology companies with a worldwide presence. Besides financial expertise, Ms. Johnson brings significant information technology and semiconductor experience, which she gained through various leadership positions at Avago Technologies, Inc. (now Broadcom Inc.), Lam Research Corporation and Applied Materials, Inc.

Robert G. Painter | Independent

DIRECTOR SINCE: 2023 Age: 53 SYNOPSYS BOARD COMMITTEES: Compensation Committee (Chair) Governance Committee	CURRENT PUBLIC COMPANY DIRECTORSHIPS: •Trimble Inc.

PROFESSIONAL EXPERIENCE
•Has served as a member of our Board of Directors since August 2023.
•Has served as President and Chief Executive Officer and has served as a member of the board of directors of Trimble Inc. since January 2020.
•Previously served as Trimble Inc.'s Chief Financial Officer from 2016 to 2019 and in several other leadership positions since joining Trimble in 2006.
•Prior to Trimble Inc., Mr. Painter served in a variety of leadership positions at Cenveo, Rapt Inc., Bain & Company, Whole Foods Market and Kraft Foods.

RELEVANT SKILLS
Mr. Painter has over two decades of experience in management and executive leadership roles at both public and private companies. He brings to our Board of Directors expertise in global business strategy, M&A and finance, having held such roles at various companies. Mr. Painter also has public company board experience, having served on Trimble’s board since 2020.

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Corporate Governance

Jeannine P. Sargent | Independent

DIRECTOR SINCE: 2020 Age: 60 SYNOPSYS BOARD COMMITTEES: Audit Committee Governance Committee	CURRENT PUBLIC COMPANY DIRECTORSHIPS: •Fortive Corporation FORMER PUBLIC COMPANY DIRECTORSHIPS HELD IN LAST FIVE YEARS: •Cypress Semiconductor Corporation •Proterra Inc. •Queen’s Gambit Growth Capital

PROFESSIONAL EXPERIENCE
•Has served as a member of our Board of Directors since August 2020.
•Has served as Operating Partner at G2 Ventures since March 2024 and as Operating Partner and Sr. Advisor at Katalyst Ventures Management LLC since January 2018.
•Has served as a Senior Advisor at Generation Investment Management LLP, an investment firm focused on sustainable companies, since November 2017.
•Has served as a Senior Advisor and Venture Partner at Breakthrough Energy Ventures since December 2018 and as the Lead Director and member of the Investment Committee of Breakthrough Energy's Catalyst Funds since January 2023.
•Held multiple leadership roles at Flex Ltd., a leading contract design, engineering and manufacturing company, including President of Innovation and New Ventures and President of Flex’s Energy business, from January 2012 to October 2017.
•Previously served as Chief Executive Officer at both Oerlikon Solar AG, a thin-film silicon solar photovoltaic module manufacturer, and Voyan Technology, an embedded systems software provider.
•Has served as a member of the boards of directors of Fortive Corporation since February 2019.
•Previously served as a member of the boards of directors of Proterra Inc. from October 2018 until March 2024, Queen’s Gambit Growth Capital from January 2021 until March 2022 and Cypress Semiconductor Corporation from December 2017 until its acquisition by Infineon Technologies AG in April 2020.

RELEVANT SKILLS
Ms. Sargent has over 30 years of experience encompassing leadership, operations, marketing and engineering roles with a diverse mix of high technology hardware and software companies across various industries. Ms. Sargent has significant experience with the development and global launch of disruptive technology, including artificial intelligence, as well as executing investment and acquisition strategies, having served as the Chief Executive Officer and a board member of multiple companies. Additionally, Ms. Sargent has a strong background in corporate governance, executive compensation, cybersecurity and environmental, social and governance matters by way of experience gained through various leadership positions over her career.

2025 Proxy Statement	19

Corporate Governance
Director Nominations
The Governance Committee works to ensure that the Board of Directors is comprised of directors that bring diverse viewpoints and perspectives and exhibit a variety of skills, professional experiences and backgrounds, to effectively represent the interests of our stockholders. To achieve this, the Governance Committee works with our Board to determine the appropriate skills, experience, qualifications and attributes that we seek in our board members in light of our business environment, strategic priorities and existing Board composition.
When evaluating a particular candidate for board membership, our Governance Committee and Board of Directors consider many factors regardless of the party making the nomination, including, among other things, the following:

•An understanding of the EDA, semiconductor, electronics, software and/or technology industries.
•Experience in business operations, finance, marketing, strategic planning and other relevant disciplines.
•Professional background such as executive leadership experience and other public company board service.
•Expertise in the industries in which Synopsys operates.

•Personal integrity, interpersonal skills, and ability to represent the best interests of all of our stockholders.
•Personality characteristics to ensure a collaborative and cohesive Board of Directors.
•Ability to fully participate in Board activities, including preparation for, attendance at and active participation in meetings.
•Whether a candidate holds any positions that would conflict with their responsibilities to the Board of Directors or the interests of Synopsys.

•Varied personal backgrounds and professional experiences, qualifications and skills.

The Governance Committee and Board of Directors believe that a significant majority of the members of our Board should qualify as independent directors in accordance with our Corporate Governance Guidelines, applicable federal securities laws and the Nasdaq Listing Standards. They also deem it appropriate for Dr. Aart J. de Geus (our Executive Chair) and Sassine Ghazi (our President and Chief Executive Officer) to serve on the Board to provide their first-hand perspectives on the operations, management and culture of our business. The Governance Committee and Board of Directors believe that it is beneficial for at least one member, and preferably multiple members, of our Board to meet the criteria for an “audit committee financial expert” as defined by the applicable rules of the Securities and Exchange Commission (the SEC) and the Nasdaq Listing Standards to help ensure that our Audit Committee is able to effectively carry out its oversight duties. Currently, four of the members of our Board, constituting the entire Audit Committee, meet the criteria for an "audit committee financial expert": Luis Borgen, Mercedes Johnson, Jeannine P. Sargent and Roy Vallee. When Mr. Vallee's term on the Board expires at the conclusion of the Annual Meeting, the Audit Committee will consist of three members, Luis Borgen, Mercedes Johnson and Jeannine P. Sargent.

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Corporate Governance
DIRECTOR NOMINATION PROCESS

1 IDENTIFY
The Governance Committee, which consists solely of independent directors as determined by the Board under our Corporate Governance Guidelines, applicable federal securities laws and listing standards of the Nasdaq Global Select Market (the Nasdaq Listing Standards), considers candidates suggested by current Board members and management, third-party executive search firms, and properly presented stockholder nominations.

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2 EVALUATE
The Governance Committee evaluates suggested candidates for appropriate experience, qualifications, diverse backgrounds, skills and attributes in light of our business environment, strategic needs, existing Board composition, and against any legal requirements concerning Board composition.

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	3 RECOMMEND	After completing the evaluation, the Governance Committee makes a recommendation to the Board of Directors as to whether such candidate should be nominated to our Board of Directors.

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	4 NOMINATE	Our Board of Directors evaluates the candidate after the recommendation of the Governance Committee and, if appropriate, nominates the candidate for election to our Board of Directors.

2025 Proxy Statement	21

Corporate Governance
Board Refreshment & Succession Planning
Our Board of Directors is committed to ongoing director refreshment. The Governance Committee is responsible for identifying and recommending nominees to our Board of Directors for membership. To that end, the Governance Committee:
•Regularly evaluates director skills mix to determine if there are any additional skills or perspectives that could add value to our Board of Directors.
•Evaluates and considers candidates based on their diversity such as skills, experience, qualifications and alignment with our long-term business strategy.
•Oversees succession planning for our Board of Directors and committee leadership.
•Focuses on Board refreshment on a year-round basis, including the annual Board of Directors evaluation.
The Governance Committee's decision to not renominate Roy Vallee and Marc N. Casper for election to the Board of Directors at the Annual Meeting reflects the Governance Committee's commitment to regular Board refreshment.
At the consummation of the acquisition of ANSYS, Inc. (Ansys) pursuant to the Agreement and Plan of Merger (the Merger Agreement) by and among Synopsys, Ansys and ALTA Acquisition Corp., dated January 15, 2024, Synopsys intends to elect Dr. Ajei Gopal, the current President and Chief Executive Officer of Ansys, to become a member of the Board in accordance with the Merger Agreement. Such election would be subject to Dr. Gopal having completed Synopsys' director nomination process and having satisfied all applicable eligibility requirements of the Governance Committee. Synopsys believes Dr. Gopal will bring valuable expertise to the Board, having served as the Chief Executive Officer of Ansys since 2017 and given his extensive background in both technology and senior management of large software and technology companies, and will help facilitate the integration of the companies post-closing. Neither Dr. Gopal nor any other member of the Ansys board of directors are standing for election at the Annual Meeting.
Director Tenure
To improve independent oversight of management and ensure a focus on Synopsys’ business strategy, the Board of Directors and Governance Committee strive to maintain a balance between the fresh viewpoints and philosophies and diverse skills, experiences, and perspectives brought by newer directors with the institutional knowledge, continuity, boardroom collegiality and organizational experience brought by longer-tenured directors.
In the past several years, the Board of Directors has appointed new highly-qualified and diverse directors. Complementing these new directors, our longer-tenured directors have extensive knowledge of our operations and the perspective of overseeing our business activities through varying economic cycles and competitive landscapes.
We believe the current members of our Board of Directors strike the appropriate balance of perspectives that play a critical role in supporting Synopsys as we continue to compete in existing semiconductor, electronic design and software security industries as well as new and emerging markets such as artificial intelligence, automotive, cloud computing, digital home, Internet of Things (IoT) and mobile.
Director Evaluations
Our Board believes that, as an aspect of its commitment to sound corporate governance, it is important to regularly assess its functioning and to identify opportunities for improvement. In accordance with our Corporate Governance Guidelines and under the direction of the Governance Committee Chair, on an annual basis, the members of the Board undertake an annual assessment of the overall Board, its committees and its members.
As a part of this annual assessment, our Board members provide feedback on topics such as corporate governance issues, Board and committee culture, structure and meeting process, director interactions with each other and with management, management responsiveness, quality and quantity of information provided to the Board, strategic planning and more. On a periodic basis, this process is conducted by an outside law firm or third-party consultant as opposed to the Governance Committee Chair. The feedback provided is then compiled and reviewed by the Governance Committee Chair in order to determine strengths and areas for improvement. After a comprehensive review of these results by the Lead Independent Director and Chair of the Board, the results are discussed with the Governance Committee and the Board as a whole. We use these results to improve the performance of our Board and committees. Matters that require further assessment or additional follow-up are addressed at future Board of Directors or committee meetings, as necessary.
Our Board also assesses the contributions of each director as part of the annual evaluation. A director’s qualifications are evaluated each time the director is considered for nomination to our Board of Directors. For directors seeking renomination, the Governance Committee also evaluates the director’s overall service, including the director’s past attendance at Board and committee meetings, as well as participation in and contributions to the Board.

22

Corporate Governance
Board of Directors Role and Responsibilities
Overview
The role of our Board of Directors is to oversee our business and operations for the benefit of our stockholders. Our Board strives to propel the success and growth of our business and operations through the selection of qualified management, oversight of our strategic goals, and ongoing monitoring designed to assure that our operations are conducted in a responsible manner.
Strategy Oversight
Oversight of Synopsys’ business strategy and strategic planning is a key responsibility of our Board of Directors. Our Board is deeply engaged and involved in Synopsys’ long-term strategy, including, among other things, senior management development and succession planning, and evaluating key market and strategic opportunities and competitive developments. Our Board of Directors takes a multilayered approach to exercising its role in strategy oversight and views its strategy oversight role as a continuous process.

Our Board of Directors is committed to the oversight of Synopsys’ business strategy and strategic planning, including, among other things, strategic transactions, senior management development and succession planning. The Board of Directors regularly engages in strategy sessions with senior management, including in committee meetings, regular Board meetings and a dedicated meeting each year to focus on historic and forward-looking strategies and future ambitions.

Continuous oversight enables our Board of Directors to focus on Synopsys’ performance over the short, intermediate and long-term. In addition to financial and operational performance, non-financial measures such as cybersecurity, sustainability and other goals related to our environmental, social and governance (ESG) efforts are discussed regularly by our committees and reported to the Board of Directors.

While our Board of Directors and committees oversee strategic planning, Synopsys’ management is responsible for executing on our business strategy. To monitor Synopsys’ performance against its strategic goals, our Board of Directors receives periodic updates, actively engages in discussions with Synopsys’ senior leaders and works closely with management to respond to a dynamically changing business environment.

2025 Proxy Statement	23

Corporate Governance
Risk Oversight
Our Board of Directors is responsible for the oversight of our company-wide risk management efforts but has delegated certain areas of risk oversight to each of our standing Board committees. Our Board of Directors and its committees are directly involved in and engage in regular communications with management and external advisors regarding risk management issues, including, among other things, significant matters such as our business strategy, technological trends, such as artificial intelligence, major strategic transactions and senior management development and succession planning. In addition, Synopsys has an enterprise risk management (ERM) program that provides a company-wide perspective on a broad range of our compliance, strategic, operational and financial risks. The ERM program is overseen by a committee comprised of members of Synopsys' senior management and is led by Synopsys' General Counsel. The program identifies the most significant risks facing Synopsys, which are then reported to the Board on an annual basis. The members of management identified by the ERM program as responsible for the top risks also provide our Chief Executive Officer with quarterly updates on their efforts to manage and mitigate such risks.
The Role of Our Committees in Risk Oversight
Each of our standing Board committees has individual risk oversight responsibilities:

COMMITTEE	PRIMARY AREAS OF RISK OVERSIGHT

•Assess risks related to financial reporting and controls.
•Supervise the work performed by our independent registered public accounting firm and our internal audit function.
•Supervise our anonymous and confidential ethics reporting system, which encourages and allows any employee to submit concerns directly to senior management and the Audit Committee.
•Assess risks relating to our investments, financing activities, taxes and world-wide insurance programs.
•Review and approval of related person transactions.
•Evaluate enterprise risk issues associated with financial reporting, accounting, auditing and tax matters.

•Assess risks related to our cash and equity compensation programs and practices.
•Conduct an annual review of our company-wide compensation arrangements.
•Oversee and periodically discuss with management the implementation and effectiveness of our policies, strategies, programs and practices related to our human capital management function.
•Oversee risks related to organizational development matters, including human capital management.

•Assess risks related to our overall corporate governance, including our governance policies and principles.
•Review and provide feedback on the composition and structure of our Board and committees, including annual evaluation of our Board and committees and periodic review of director succession plans.
•Evaluate risks related to information technology security, cybersecurity and data security.
•Oversee risks related to certain ESG matters, including environmental, social and climate-related risks, and coordinate with the Audit Committee and Compensation Committee to oversee risks relating to other ESG matters.

Cybersecurity

Information technology and data security, particularly cybersecurity, is a top area of focus for our Board of Directors, who views these areas as critical to the success of our company and the broader technology industry in which we operate. Our Board of Directors actively oversees cybersecurity risk management. The Governance Committee, a majority of which are individuals with a strong background in cybersecurity and related matters, meets with senior management and our Chief Information Security Officer (CISO) to review our information technology and data security policies and practices, and to assess current and projected threats, cybersecurity incidents and related risks. Our CISO reports directly to our executive management team and advises Synopsys on cybersecurity risks and assesses the effectiveness of information technology and data security processes. For additional information regarding our Board's oversight of cybersecurity and our cybersecurity risk management, see "Cybersecurity" in Item 1C. of our 2024 Annual Report on Form 10-K.

24

Corporate Governance
Senior Management Development and Succession Planning
Our Board of Directors believes that effective senior management development and succession planning, particularly for our senior executive officers, has played an important role in the past successful transitions of executive officers and is important for the continued advancement of Synopsys. Pursuant to the Corporate Governance Guidelines, among the responsibilities of the Board is the annual review of the performance, development plans, retention strategies and succession plans for our senior executive officers. Our Board works with our Chief Executive Officer and Chief People Officer to plan for succession. Succession plans cover identification of internal and external candidates as well as professional and leadership development plans for internal candidates. The criteria used to assess potential candidates are formulated based on Synopsys' business strategy and include leadership, operational execution and strategic vision.
In August 2023, when Dr. de Geus announced his decision to step down from the role of Chief Executive Officer, the Board was prepared to execute on a pre-existing succession plan to appoint Mr. Ghazi as Dr. de Geus' successor, which had been systematically developed over years of careful consideration, as further described below. Following an in-depth assessment, the Board determined that it was in the best interest of Synopsys and its stockholders to follow its succession plan and appointed Mr. Ghazi as President and Chief Executive Officer. In addition, the Board requested Dr. de Geus to remain on the Board in the role of Executive Chair to, among other things, continue to support the leadership transition following Mr. Ghazi's appointment as President and Chief Executive Officer. We believe that Dr. de Geus continuing to serve on our Board as Executive Chair enhances the overall functioning of our Board and allows our Board to better execute its role in overseeing Synopsys’ business strategy.

2019	2020	2021	2024

Promoted Sassine from co-General Manager to sole General Manager of Design Group to drive continued revenue growth and operating efficiency for Synopsys’ largest business group.
Promoted to COO to leverage Sassine’s positive impacts on our innovative fusion platform strategy and implementation, and to drive even more effective partnering across our semiconductor and system design segment.

Promoted to President and COO, after Sassine demonstrated a profoundly positive impact on Synopsys by bolstering our EDA and IP strategy and portfolio, enhancing a strong management team and providing exceptional leadership for our employees.

Promoted to President and CEO, as over his 25-year career at Synopsys, Sassine embodied our values and culture, drove our innovative technology, showed strong operational experience in running the company, and built deep, trusting relationships with our employees, customers, and eco-system stakeholders.

2025 Proxy Statement	25

Corporate Governance
Board and Management Oversight of ESG

BOARD OF DIRECTORS

Our Board recognizes that to advance the interests of stockholders, the interests of other Synopsys stakeholders, including our customers, employees, business partners and local communities, are important. The Board oversees the progress of our ESG efforts and initiatives through its committees.

GOVERNANCE COMMITTEE	COMPENSATION COMMITTEE	AUDIT COMMITTEE

Our Governance Committee reviews, assesses, reports and recommends to the Board certain policies, practices, priority and risk assessments, risk management, initiatives, goals, progress toward goals and public disclosures relating to ESG matters, as needed, except to the extent delegated to other committees of the Board. The Governance Committee also coordinates with other committees of the Board to oversee ESG matters, including Synopsys’ reporting, legal and regulatory requirements with respect to ESG matters as and when appropriate.

Our Compensation Committee is responsible for (i) overseeing and periodically discussing with management the implementation and effectiveness of Synopsys’ policies, strategies, programs and practices relating to human capital management, including, but not limited to those relating to talent recruiting, development, progression and retention; inclusion and belonging; culture, human health and safety; and total rewards, and (ii) coordinating with other committees of the Board to oversee ESG matters, including Synopsys’ reporting standards with respect to ESG matters and related disclosures.

Our Audit Committee is responsible for coordinating with other committees of the Board to oversee ESG matters, including Synopsys’ reporting standards and requirements with respect to ESG matters and related disclosures.

ESG MANAGEMENT TEAM WITH ESG LEADERSHIP COMMITTEE

Synopsys’ ESG strategy and goals are led by the ESG Management Team with support from the ESG Leadership Committee. The ESG Management Team provides updates to the Governance Committee. These updates inform and educate the Board and Governance Committee on our ESG priorities, performance and regulatory requirements. The ESG Leadership Committee is made up of executives from across the company and is responsible for driving ESG performance for Synopsys.

For more information about matters related to our environment, social and governance efforts and initiatives, please refer to our website, including our annual Environmental, Social and Governance Report. The contents of our ESG website, including our 2023 Environmental, Social and Governance Report, our 2024 Environmental, Social and Governance Report, which we plan to furnish later this year, our CDP Climate Change Questionnaire, our Political Activities Policy and the listing of contributions, are referenced for general information only and are not incorporated into this Proxy Statement.

26

Corporate Governance
Ethics and Business Conduct
Integrity is a fundamental value at Synopsys. We act responsibly and ethically in all of our business interactions, prioritizing transparency, honesty and accountability. Our Board of Directors is committed to ethical business practices and, therefore, we have adopted a global Code of Ethics and Business Conduct (the Code of Ethics) applicable to all directors, employees, and executive officers, including our Chief Executive Officer (Principal Executive Officer), Chief Financial Officer (Principal Financial Officer) and Chief Accounting Officer (Principal Accounting Officer). The Code of Ethics is available on our website at: www.synopsys.com/company/corporate-governance-ethics/code-of-ethics.html.
From our Board to our management, employees and contractors, everyone at Synopsys is required to read, understand and abide by our Code of Ethics, affirming their commitment to act with integrity. Employees are required to complete this commitment at hiring and renew it through mandatory training on integrity topics during our annual Integrity Awareness Month. In addition, certain employees are required to complete role-specific in-depth training on ethics and compliance topics.

Our people are expected to promptly speak up if they believe Synopsys personnel or a Synopsys supplier, vendor, or channel partner is engaging in misconduct. Concerns can be raised with a manager, leadership, HR, Legal, Ethics & Compliance, or the Synopsys Integrity Helpline.

Synopsys does not tolerate retaliation against anyone who raises a concern in good faith or who participates in an internal investigation. Any retaliation is a violation of the Code of Ethics and can lead to termination.
Synopsys intends to satisfy the public disclosure requirements regarding (1) any amendments to the Code of Ethics and Business Conduct or (2) any waivers under the Code of Ethics and Business Conduct given to Synopsys’ Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer by posting such information on our website.
Political Activities and Contributions
With respect to political activities undertaken on behalf of Synopsys, we are committed to providing stockholders with transparency regarding political contributions and expenditures and complying with applicable laws, rules, and regulations including lobbying registration and disclosure laws, ethics rules, provisions of the Foreign Corrupt Practices Act, and anti-bribery laws worldwide. In fiscal 2024, Synopsys engaged in direct advocacy with government officials on public policies relevant to Synopsys, in compliance with applicable law and relevant internal procedures and approvals as stipulated in Synopsys’ Political Activities Policy. In the U.S. and abroad, we also engaged with trade and industry associations that may undertake advocacy on behalf of their members.
In fiscal 2024, Synopsys established Synopsys PAC as a separate segregated fund, as provided under U.S. federal law, to accept voluntary contributions from certain eligible employees and to make limited, disclosed contributions to support the campaigns of candidates for U.S. Congress who share Synopsys' legislative priorities and policy positions. While Synopsys defrays the administrative costs of operating the separate segregated fund, as permitted by U.S. law, Synopsys does not deposit corporate general treasury funds into it and does not otherwise make contributions to political candidates, political parties or political action committees.
Additional information regarding our political activities may be found at https://www.synopsys.com/company/corporate-governance-ethics/government-affairs.html. The contents of our website are referenced for general information only and are not incorporated into this Proxy Statement.

2025 Proxy Statement	27

Corporate Governance
Stockholder Engagement
Stockholder Engagement Strategy
Synopsys is committed to regular, proactive engagement with our stockholders, as we believe that understanding our stockholders’ perspectives is important to building value for our stockholders and strengthening our corporate governance.
Our proactive investor outreach program includes engagements with portfolio managers, analysts, and governance teams. The feedback that we receive is then shared with our Board of Directors.

WHAT WE COMMUNICATE	HOW WE COMMUNICATE

Synopsys’ objective is to drive enduring stockholder value, and our communications with current and potential stockholders are intended to contribute to this goal.
Key topics may include long-term strategy, near-term objectives, technology developments, capital allocation, mergers and acquisitions activity, corporate governance, succession planning, environment, talent management, and social issues.

•Quarterly earnings communications
•Investor conference presentations
•Investor Day held in March 2024 in conjunction with our Synopsys User Group (SNUG) conference
•Frequent meetings with current and potential stockholders and security analysts via roadshows, bus tours, site visits, executive meetings and ongoing responsiveness to investor inquiries
•Regular perception surveys to gauge investor and analyst sentiment
•Offseason engagement with stockholders representing a significant portion of our voting shares
•Proxy-related discussions

Fiscal 2024 Stockholder Engagement
Consistent with past years, in fiscal 2024 we conducted outreach to our stockholders throughout the year on key topics.

ENGAGEMENT, TOPICS AND STOCKHOLDER FEEDBACK

Who we spoke with
•We proactively sought engagement with our stockholders in fiscal 2024 and met with an aggregate of 59% of our total shares outstanding, including 22 out of our top 25 stockholders.
What we talked about
•Topics included our business and financial results, our pending acquisition of Ansys, and other matters including governance structure, Board composition and refreshment, succession planning and human capital management.
•At our 2024 Annual Meeting, 67.3% of votes cast rejected a stockholder proposal to require that Synopsys adopt a policy and amend its charter documents to require that two separate people hold the positions of Chair of the Board and CEO. Most stockholders who we spoke to following the 2024 Annual Meeting were generally supportive of the current board oversight structure and wanted to engage on other topics.
STOCKHOLDER ENGAGEMENT (% OF OUTSTANDING STOCK)

28

Corporate Governance
Board of Directors Leadership Structure
The Chair of our Board of Directors is appointed annually by the Board based on the recommendation of the Governance Committee. Our Board believes it is important to have flexibility in selecting our Chair and Board leadership structure.
Lead Independent Director
In the event that the positions of Chair of the Board of Directors and Chief Executive Officer are held by the same person or the Chair of the Board is not an independent director in accordance with the applicable federal securities laws and the Nasdaq Listing Standards, our Bylaws and Corporate Governance Guidelines require the independent directors of the Board to appoint a Lead Independent Director to serve until replaced by the independent directors of the Board based on the recommendation of the Governance Committee. Our Board believes the role of Lead Independent Director provides an appropriate balance and that the responsibilities assigned to the Lead Independent Director help ensure a strong, independent and active Board. Roy Vallee has served as our Lead Independent Director since February 2017. Effective upon the conclusion of the Annual Meeting, John G. Schwarz will succeed Mr. Vallee as the Lead Independent Director.
Separation of Chair and CEO Positions
Our Board of Directors regularly reviews its leadership structure to evaluate whether the structure remains in the best interest of Synopsys and its stockholders. In August 2023, Dr. de Geus announced his decision to step down from the role of Chief Executive Officer effective January 1, 2024. Our Board asked Dr. de Geus to remain on the Board in the role of Executive Chair to, among other things, continue to support the leadership transition following Mr. Ghazi's appointment as our President and Chief Executive Officer. Our Board believes that Dr. de Geus continuing to serve on our Board as Executive Chair enhances the overall functioning of our Board and allows our Board to better execute its role in overseeing Synopsys’ business strategy. Dr. de Geus co-founded Synopsys, helping it grow from a disruptive start-up to a global leader in EDA, design IP and software security. Through decades of experience and growth, Dr. de Geus has gained deep institutional knowledge of Synopsys and its culture and has established himself as a pioneer within the EDA industry. As Executive Chair, Dr. de Geus can continue to leverage his longstanding relationships to streamline Board and management communications and focus our Board’s attention on, among other things, risk management and the most critical strategic matters.

2025 Proxy Statement	29

Corporate Governance
Executive Chair, Lead Independent Director and CEO Duties
A summary of the duties of our Executive Chair, Lead Independent Director, and President, Chief Executive Officer and Director is provided below.

Executive Chair	Lead Independent Director	President, CEO and Director

Dr. Aart de Geus	John G. Schwarz(1)	Sassine Ghazi
•Establish agenda for regular Board meetings with the Lead Independent Director and CEO.
•Review and advise on schedule of regular Board meetings with the Lead Independent Director and CEO.
•Serve as chair of regular Board meetings.
•Guide discussions at Board and Committee meetings.
•Communicate with directors on key issues outside of Board meetings.
•Advise and support the CEO and management on Synopsys' long-term strategy.
•Maintain key strategic relationships and stakeholder communications, as appropriate.
•Champion Synopsys' culture and technological innovation both within and outside the company.

•Establish agenda for regular Board meetings with the Executive Chair and CEO.
•Review and advise on schedule of regular Board meetings with the Executive Chair and CEO.
•Serve as chair of regular Board meetings when the Executive Chair is unavailable.
•Call executive sessions of the independent directors, establish the agenda for, and preside at such sessions.
•Provide feedback from executive sessions to management.
•Serve as liaison between the CEO and the independent directors.
•Participate in the annual performance evaluation of the CEO.
•Facilitate dialogue between the independent directors and management.
•Consult with stockholders at management’s request.

•Establish the strategic direction and drive value creation of Synopsys.
•Represent the face of Synopsys to various stakeholders.
•Set meaningful and measurable operating and strategic goals for the company.
•Drive operational execution.
•Build and guide a highly capable and dynamic leadership team.
•Establish a strong performance management culture.
•Serve as primary interface between management and the Board.
•Provide regular updates and information to the Board on key issues, including business developments and status of operations.
•Review organizational structure needs and develop ongoing management succession plans.
•Assist the Compensation Committee in assessing the performance of the leadership team and provide guidance and mentorship to individual leaders.
•Anticipate and mitigate potential risks to Synopsys, and help ensure such risks are identified, minimized and reported to the Board or committees, as appropriate.

(1)Effective upon the conclusion of the Annual Meeting, Mr. Schwarz will serve as the Lead Independent Director of the Board.

30

Corporate Governance
Director Independence
A majority of our Board of Directors qualify as independent directors in accordance with our Corporate Governance Guidelines, applicable federal securities laws and the Nasdaq Listing Standards. Currently, each member of our Board, other than our President and Chief Executive Officer, Mr. Ghazi, and our Executive Chair of the Board, Dr. de Geus, is an independent director. Our current independent directors include Roy Vallee, Luis Borgen, Marc N. Casper, Janice D. Chaffin, Bruce R. Chizen, Mercedes Johnson, Robert G. Painter, Jeannine P. Sargent and John G. Schwarz. All standing committees of the Board are composed entirely of independent directors, in each case as determined under the Nasdaq Listing Standards’ independence definition. The Nasdaq Listing Standards’ definition includes a series of objective tests to determine independence, including that the director is not an employee of Synopsys and has not engaged in certain types of business dealings with Synopsys. In addition, the Board of Directors has made a subjective determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviewed and discussed information provided by the directors and Synopsys with regard to each director’s business and other outside activities as they may relate to Synopsys and our management. This information included commercial transactions that we entered into, or proposed entering into, in fiscal 2024 with Analog Devices, Inc.; ChargePoint Holdings, Inc.; Color Health, Inc.; Eurofins USA; Fortive Corporation; Informatica Corporation; Lucille Packard Children's Hospital at Stanford; McAfee Corp.; Northeastern University; Oracle Corporation; PTC Inc.; SRI International; Teradyne, Inc.; the UC Berkeley School of Law; the UCLA School of Management; Trimble, Inc.; and Visier, Inc. Certain of our non-employee directors or their immediate family members have relationships with these companies. We consider each of these transactions to be at arm’s-length and in the ordinary course of business, and the directors or their immediate family members did not have any direct involvement in these transactions. We do not consider any of these transactions to be related party transactions requiring disclosure under the applicable rules of the SEC.
Based on this review and consistent with our independence criteria, the Board of Directors has affirmatively determined that all of the directors who are standing for election to our Board, except for Dr. de Geus and Mr. Ghazi, are independent.
Executive Sessions
The independent directors meet in executive sessions without management present. These sessions take place prior to or following regularly scheduled Board of Directors meetings. The independent directors met four times in such sessions during fiscal 2024.

2025 Proxy Statement	31

Corporate Governance
Standing Committees of the Board of Directors
During the year, our Board of Directors maintained an Audit Committee, a Compensation and Organizational Development Committee, and a Corporate Governance and Nominating Committee. All such committees have written charters, which are available on our website at: https://www.synopsys.com/company/corporate-governance-ethics/board-committees.html.
The following table summarizes the composition of our Board committees during fiscal 2024:

Director	Audit Committee	Compensation Committee	Governance Committee
Dr. Aart J. de Geus, Executive Chair of the Board
Roy Vallee, Lead Independent Director(1)	●
Sassine Ghazi
Luis Borgen(1)	●
Marc N. Casper		●
Janice D. Chaffin		●	Chair
Bruce R. Chizen		●
Mercedes Johnson(1)	Chair
Robert G. Painter			●
Jeannine P. Sargent(1)	●		●
John G. Schwarz		Chair
Total committee meetings held in fiscal 2024	9	6	5
(1)Our Board of Directors has determined that each of our current Audit Committee members, Mr. Borgen, Ms. Johnson, Ms. Sargent and Mr. Vallee, qualifies as an “audit committee financial expert” within the meaning of the regulations of the SEC.
The principal responsibilities and membership of each Board committee during fiscal 2024 are summarized below. For a more extensive description of committee functions, please refer to the committee charters available on our website at the link above.

AUDIT COMMITTEE

Members	Mercedes Johnson (Chair), Luis Borgen, Jeannine P. Sargent and Roy Vallee

Number of fiscal 2024 meetings	Nine

Responsibilities
The Audit Committee acts on behalf of our Board of Directors, performing financial oversight responsibilities relating to the integrity of our financial statements, financial reporting processes and systems of internal accounting and financial controls, our internal audit function, the annual independent audit of our financial statements, and the engagement of our independent registered public accounting firm and evaluation of their performance and independence, as well as compliance with legal and regulatory requirements that pertain to our financial statements, internal controls over financial reporting and disclosure controls.

Independence	All members of our Audit Committee are considered independent under our Corporate Governance Guidelines, applicable federal securities laws and the Nasdaq Listing Standards.

Audit Committee financial experts	Our Board of Directors has determined that each of our Audit Committee members qualifies as an “audit committee financial expert” within the meaning of the regulations of the SEC.

32

Corporate Governance

COMPENSATION AND ORGANIZATIONAL DEVELOPMENT COMMITTEE

Members	John G. Schwarz (Chair), Marc N. Casper, Janice D. Chaffin and Bruce R. Chizen

Number of fiscal 2024 meetings	Six

Responsibilities
The Compensation Committee primarily reviews and approves our general compensation policies, sets compensation levels for our executive officers (including our Chief Executive Officer), administers our equity incentive plans, deferred compensation plans and 401(k) plan, and reviews our non-employee director compensation and recommends any changes to our Board of Directors for approval. The Compensation Committee also oversees and periodically discusses with management the implementation and effectiveness of our policies, strategies, programs and practices relating to our human capital management.

Independence
All members of our Compensation Committee are considered independent under our Corporate Governance Guidelines, applicable federal securities laws and the Nasdaq Listing Standards. Each member of the Compensation Committee is also a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the Exchange Act).

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

Members	Janice D. Chaffin (Chair), Robert G. Painter and Jeannine P. Sargent

Number of fiscal 2024 meetings	Five

Responsibilities
The Governance Committee identifies and recommends to our Board of Directors candidates for membership on our Board of Directors and committees, reviews performance of our directors, oversees certain corporate governance matters, ESG matters and cybersecurity risk matters, and reviews such other matters relating to our management as appropriate. The Governance Committee also reviews and discusses with management our strategy regarding mergers and acquisitions and strategic investments.
The Governance Committee’s policy regarding consideration of director candidates submitted by stockholders is set forth below under the heading “Stockholder Information.” The Governance Committee recommended the nine nominees for election to our Board of Directors at the Annual Meeting.

Independence	All members of the Governance Committee are considered independent under our Corporate Governance Guidelines, applicable federal securities laws and the Nasdaq Listing Standards.

The following table summarizes the composition of our Board committees as of the conclusion of the Annual Meeting, assuming all director nominees are elected:

Director	Audit Committee	Compensation Committee	Governance Committee
Dr. Aart J. de Geus, Executive Chair of the Board
John G. Schwarz, Lead Independent Director		●
Sassine Ghazi
Luis Borgen	●
Janice D. Chaffin		●	Chair
Bruce R. Chizen		●
Mercedes Johnson	Chair
Robert G. Painter		Chair	●
Jeannine P. Sargent	●		●

2025 Proxy Statement	33

Corporate Governance
Board of Directors Practices, Policies and Processes
Our Commitment to Good Governance Practices
Synopsys has a history of strong corporate governance practices, and our Board of Directors is committed to such practices that promote the best interests of our stockholders, employees, customers and the communities in which we operate. In furtherance of such practices, we previously amended our Amended and Restated Bylaws (Bylaws) to adopt a majority voting standard for director elections, to adopt the right for stockholders to call a special meeting, and to lower the stock ownership level required to call a special meeting in response to stockholder feedback. We continue to evaluate our governance practices to tailor them to be flexible and to evolve in response to ever-changing business, legal and social environments.

BEST PRACTICES OF THE BOARD OF DIRECTORS	BOARD OF DIRECTORS COMMITTEE PRACTICES	STOCKHOLDER ENGAGEMENT

•78% independent directors as of the conclusion of the Annual Meeting
•33% female directors as of the conclusion of the Annual Meeting
•Strong Lead Independent Director role
•Annual director evaluation and director election
•Majority voting standard in uncontested elections

•Expansive Board of Directors oversight
•Fully independent committees
•Annual committee evaluations
•All current Audit Committee members meet the Nasdaq Listing Standards requirement for financial sophistication and are audit committee financial experts under the SEC rules
•Proactive investor outreach program •Annual communication with stockholders •Annual advisory vote on Say-on-Pay •Majority voting standard •Right to call special meeting

Board of Directors Meetings and Attendance
Our Board of Directors held six meetings during fiscal 2024. Each director attended greater than 75% of all Board of Directors and applicable committee meetings that were held during his or her period of service as a director in fiscal 2024.
Board of Directors Attendance at Stockholders’ Meetings
Synopsys encourages director attendance at our annual stockholder meetings but does not require attendance or have a formal policy requiring attendance. All then-current directors attended the virtual 2024 Annual Meeting of Stockholders.
Corporate Governance Guidelines
Our Board of Directors is committed to sound and effective corporate governance practices. Accordingly, our Board of Directors has adopted Corporate Governance Guidelines, which describe the governance principles and procedures by which the Board functions. Our Board regularly reviews and evaluates these guidelines. Among other matters, the Corporate Governance Guidelines cover board oversight, composition and independence, guidance on board meetings, board membership criteria, majority voting standard in uncontested elections, holdover policy, director responsibilities, board committees, evaluation of our Chief Executive Officer, board assessment and senior management development and succession planning. The Corporate Governance Guidelines are available on our website at: https://www.synopsys.com/company/corporate-governance-ethics/governance-guidelines.html.

34

Corporate Governance
Transactions with Related Persons
Pursuant to its charter, the Audit Committee reviews and approves or ratifies all related party transactions as required by the Nasdaq Listing Standards or as otherwise required to be disclosed in Synopsys’ financial statements or periodic filings with the SEC, and in accordance with Synopsys’ Related-Person Transactions Policy. Related party transactions include, among other things, transactions between us, our executive officers and directors, beneficial owners of five percent or greater of our securities, and all other related persons specified under Item 404 of Regulation S-K promulgated by the SEC. We have adopted written policies and procedures regarding the identification of related parties and transactions, and the approval process for such transactions. The Audit Committee will consider each proposed transaction in light of the specific facts and circumstances presented, including but not limited to the risks, costs, and benefits to us and the availability from other sources of comparable products or services.
From the beginning of fiscal 2024 until the present, there have been no (and there are no currently proposed) transactions involving an amount in excess of $120,000 in which Synopsys was (or is to be) a participant and any executive officer, director, five percent beneficial owner of our common stock or member of the immediate family of any of the foregoing persons had (or will have) a direct or indirect material interest, except the compensation arrangements described in this Proxy Statement for our NEOs and directors.
Our Overboarding Policy
The Governance Committee considers each director’s ability to dedicate sufficient time, energy and attention to the fulfillment of their duties when it nominates directors each year and when identifying leadership positions on our Board, including committee chairs. Our Corporate Governance Guidelines state that a director who is an executive officer of a public company may serve on the board of no more than two public companies, including their directorship on our Board, while all other independent directors may serve on up to four public company boards in total, including their directorship on our Board.
All of our director nominees are in compliance with our overboarding policy as of the Record Date.

Director	Total Number of Public Company Directorships Held by the Director Nominee	Total Number of Public Company Directorships Allowed under our Overboarding Policy	Compliance with our Overboarding Policy
Dr. Aart J. de Geus(1)	2	2	✓
John G. Schwarz	2	4	✓
Sassine Ghazi(1)	1	2	✓
Luis Borgen	3	4	✓
Janice D. Chaffin	3	4	✓
Bruce R. Chizen	4	4	✓
Mercedes Johnson	3	4	✓
Robert G. Painter(1)	2	2	✓
Jeannine P. Sargent	2	4	✓
(1)Dr. de Geus, Mr. Ghazi and Mr. Painter hold positions as public company executives. Dr. de Geus is our Executive Chair and Mr. Ghazi is our President and Chief Executive Officer. Mr. Painter is the president and chief executive officer of Trimble Inc.

2025 Proxy Statement	35

Corporate Governance
Director Compensation
Director Compensation Highlights
•Fees for committee service and service on the Board
•Emphasis on equity in the overall compensation mix
•Full-value equity grants with time-based vesting
•No performance-based equity awards or perquisites
•Robust stock ownership guidelines
•Stockholder-approved limits on non-employee director compensation
•Policies prohibiting hedging and pledging by our directors
Compensation Review Process
Our non-employee directors are compensated for serving on our Board of Directors. We do not pay our employees who serve on our Board any additional compensation for Board membership.
Our Compensation Committee reviews our non-employee director compensation with the assistance of a compensation consultant, Aon Reward Solutions (Aon), that it has determined to be objective and independent. The Compensation Committee reviews such compensation biennially, at a minimum, and recommends adjustments as appropriate.
Our Compensation Committee believes, based in part on market data provided by Aon (including a survey of market practices and trends among our peer group and the software and semiconductor industries generally) and reviewed with our Compensation Committee, that a combination of cash and equity-based awards is the most effective and appropriate way to compensate our non-employee directors. As part of its periodic review process, both the cash and equity-based award elements are benchmarked by the Compensation Committee against our peer group and the aforementioned industries to ensure that the mix and levels are appropriate and competitive with comparable companies and align our directors’ interests with those of our stockholders.
Other than the compensation disclosed below, no director received compensation or other payment in connection with his or her candidacy or service on our Board of Directors.
Fiscal 2024 Compensation
As noted above, our non-employee director compensation consists of cash and equity awards. We also reimburse directors for out-of-pocket expenses for travel to Board of Directors meetings in accordance with our Corporate Travel Policy.
Cash
For fiscal 2024, we paid non-employee directors an annual retainer of $125,000 for serving on our Board. We paid an additional retainer of $30,000 to our Lead Independent Director, $40,000 to the chair of the Audit Committee, $25,000 to each of the chair of the Compensation Committee and the chair of the Governance Committee, $15,000 to the other members of the Audit Committee, and $10,000 to the other members of the Compensation Committee and Governance Committee. The retainers were paid in advance in four equal payments prior to our regularly scheduled quarterly Board meetings.
Equity
For fiscal 2024, non-employee directors were eligible to receive equity awards under the 2017 Non-Employee Directors Equity Incentive Plan (the 2017 Directors Plan). The plan provides for automatic grants of equity awards to non-employee members of our Board of Directors upon their initial appointment or election, and upon their re-election each year. The 2017 Directors Plan contains stockholder-approved limits on the equity awards that may be awarded to non-employee directors in any fiscal year ($750,000 for initial awards and $500,000 for annual awards).
Initial Awards. For fiscal 2024, under the 2017 Directors Plan, new non-employee directors were eligible to receive (1) a restricted stock award grant with a grant date fair value of $350,000, which vests in equal installments on the date immediately preceding each of the first three annual meetings following the date of grant, subject to continued Board service through each vesting date; and (2) if appointed to our Board of Directors less than eleven months since the most recent annual meeting of stockholders, an “interim award” in the form of restricted stock with a grant date fair market value equal to a pro-rated portion of the annual award of $200,000, which vests on the date immediately preceding the first annual meeting following the date of grant.

36

Corporate Governance
Annual Awards. For fiscal 2024, under the 2017 Directors Plan, each re-elected non-employee director was eligible to receive an annual award comprised of either a stock option grant, a restricted stock grant or a combination of both, as determined by our Board of Directors each year. The annual award in fiscal 2024, which was comprised solely of restricted stock, had a grant date fair market value equal to approximately $200,000. The annual restricted stock award vests on the date immediately preceding the first annual meeting following the date of grant, subject to continued Board service through such date. In the event of a change of control or similar transaction, the vesting of unvested grants will generally accelerate unless assumed by the successor company. Our Board of Directors received restricted stock for the annual award for fiscal 2024 and, as a result, we issued 356 shares of restricted stock to each non-employee director as noted below.
The following table sets forth a summary of the compensation paid to our non-employee directors for services in fiscal 2024:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
Luis Borgen	140,000(4)	199,798	—	339,798
Marc N. Casper	135,000(5)	199,798	—	334,798
Janice D. Chaffin	160,000(6)	199,798	—	359,798
Bruce R. Chizen	137,500(7)	199,798	—	337,298
Mercedes Johnson	165,000(8)	199,798	—	364,798
Robert G. Painter	135,000(9)	199,798	—	334,798
Jeannine P. Sargent	146,250(10)	199,798	—	346,048
John G. Schwarz	150,000(11)	199,798	—	349,798
Roy Vallee	170,000(12)	199,798	—	369,798
(1)Includes pro-rated cash compensation due to changes in fiscal 2024 committee membership effective December 2023, including: (i) Ms. Sargent serving on the Audit Committee in addition to the Governance Committee and (ii) Mr. Chizen no longer serving on the Governance Committee.
(2)These amounts represent the aggregate grant date fair values, computed in accordance with Financial Accounting Standards Board (FASB) ASC Topic 718, Compensation—Stock Compensation, of restricted stock awards issued pursuant to the 2017 Directors Plan. For each non-employee director, the grant date fair value of these awards is calculated using the closing price of our common stock of $561.23 on the grant date multiplied by the 356 shares granted. These amounts do not represent the actual value that may be realized by the director upon vesting of such awards. For information on the assumptions used to calculate the value of the awards, refer to Note 16 to the consolidated financial statements contained in our 2024 Annual Report on Form 10-K. Such stock awards vest on the date immediately preceding the first annual meeting following the date of grant. At the end of fiscal 2024, each of our non-employee directors held 356 shares of unvested restricted stock awards, except for Mr. Painter, who held 903 shares.
(3)At the end of fiscal 2024, the only non-employee directors who held outstanding option awards were Mr. Borgen (3,397 shares, 2,265 of which are fully vested and 1,132 of which remain subject to vesting), Mr. Casper (3,397 shares, 2,265 of which are fully vested and 1,132 of which remain subject to vesting) and Ms. Sargent (5,998 shares, which are fully vested).
(4)Includes $15,000 retainer paid to Mr. Borgen for serving as an Audit Committee member in fiscal 2024.
(5)Includes $10,000 retainer paid to Mr. Casper for serving as a Compensation Committee member in fiscal 2024.
(6)Includes $35,000 retainer paid to Ms. Chaffin for serving as the Governance Committee chair and as a Compensation Committee member in fiscal 2024.
(7)Includes $12,500 retainer paid to Mr. Chizen for serving as a Compensation Committee member and as a Governance Committee member in fiscal 2024.
(8)Includes $40,000 retainer paid to Ms. Johnson for serving as the Audit Committee chair in fiscal 2024.
(9)Includes $10,000 retainer paid to Mr. Painter for serving as a Governance Committee member in fiscal 2024.
(10)Includes $21,250 retainer paid to Ms. Sargent for serving as an Audit Committee member and as a Governance Committee member in fiscal 2024.
(11)Includes $25,000 retainer paid to Mr. Schwarz for serving as the Compensation Committee chair in fiscal 2024.
(12)Includes $45,000 retainer paid to Mr. Vallee for serving as the Lead Independent Director and as an Audit Committee member in fiscal 2024.

2025 Proxy Statement	37

Corporate Governance
Fiscal 2025 Compensation
For fiscal 2025, after considering the recommendations of our Compensation Committee and market data provided by Aon, Synopsys made no changes to our non-employee director compensation.
Share Ownership Guidelines
Our Board of Directors has adopted share ownership guidelines in order to align the interests of our directors and management with the interests of our stockholders and to promote accountability and long-term decision-making. Our Compensation Committee reviews those guidelines periodically in accordance with best practices and has amended such guidelines from time to time, with the most recent amendment occurring in December 2023. Under the current guidelines, non-employee directors are expected to achieve a stock ownership level with a value equal to the lesser of three times the amount of each non-employee director’s annual cash retainer (excluding compensation for committee service) or 15,000 shares. Non-employee directors are expected to achieve such a stock ownership level within three years of their initial election as a director and then maintain such ownership level, as measured each year on the date of the annual meeting of stockholders, so long as they serve in the position of director.
These guidelines also recommend that covered members of management hold the number of shares set forth below within four years of their appointment and maintain such ownership level so long as they serve in such positions; provided, however, that if the value of any individual’s shares drops below the applicable Minimum Value set forth below, such individual will be required to hold the number of shares equal to the Minimum Value.

Covered Person	Share Number(#)	Minimum Value($)
Chief Executive Officer	25,000	4,400,000
Executive Chair	12,500	2,200,000
Chief Operating Officer	12,500	2,200,000
Chief Accounting Officer	4,000	700,000
All members of Corporate Staff not listed above	6,500	1,100,000
The guidelines do not require any covered person to exercise stock options or to purchase shares of our common stock on the open market solely to meet these guidelines. However, when stock options are exercised, when restricted stock or restricted stock units vest, or when shares are purchased under the Purchase Plan, the guidelines recommend that the covered person retain a number of shares of common stock equal to the lesser of 25% of the net value of shares of common stock acquired or vested (after deducting the exercise price, if any, and taxes at an assumed tax rate), or a number of shares necessary to reach such person’s applicable stock ownership guideline amount. Shares subject to stock awards do not count towards the required ownership level.
As of the Record Date, each non-employee director and NEO was compliant with our stock ownership guidelines. Please see the subsection titled “Share Ownership Guidelines” in the “Compensation Discussion and Analysis” section beginning on page 80 below for more information regarding our stock ownership guidelines as they apply to our NEOs.

38

We are asking our stockholders to approve our 2006 Employee Equity Incentive Plan, as amended (the 2006 Employee Plan), to, among other things, (i) increase the number of shares of common stock, par value of $0.01 per share, available for issuance under the 2006 Employee Plan by 1,600,000 shares, representing approximately 1.03% of our shares of common stock outstanding as of January 31, 2025, (ii) conform the 2006 Employee Plan to our non-GAAP financial measures practices and compensation recovery policy, as currently effective, (iii) remove certain references to Section 162(m) of the Internal Revenue Code (the Code) that are no longer applicable, and (iv) make certain clarifying changes and updates.
We believe equity compensation is a critical tool for employee motivation and retention. We are proposing the share increase to enable us to continue offering effective equity compensation to our employees.
Our Board of Directors approved the 2006 Employee Plan in January 2025, subject to stockholder approval. If approved by our stockholders, the 2006 Employee Plan, as amended, will become effective as of the Annual Meeting date. If our stockholders do not approve this proposal, then the 2006 Employee Plan, as amended, will not become effective.
Purpose and Background
Our 2006 Employee Plan was amended to provide us with a sufficient reserve of common stock to offer appropriate incentives to our employees. Like other technology companies, we actively compete for highly qualified employees, especially technical employees. Our equity program is a key component of our strategy to attract and retain key individuals, and the share requirements of our equity program have grown with our company.
Each year, the Compensation Committee and our management review our overall compensation strategy and determine the allocations of cash and equity compensation in light of our pay for performance philosophy. We continue to believe that equity compensation is critical to motivate key employees and that it effectively aligns employee compensation with stockholder interests. The 2006 Employee Plan is the only equity plan that allows us to grant discretionary equity compensation to our employees. If the 2006 Employee Plan is not approved and we are unable to grant equity compensation in the future, we may need to consider other compensation alternatives, such as increasing cash compensation.
We are committed to effectively managing our share reserves for equity compensation while minimizing stockholder dilution. For this reason, we carefully manage both our gross burn rate and net burn rate. Gross burn rate is calculated based on the number of equity awards granted during the fiscal year divided by the number of shares outstanding. Net burn rate is calculated based on the number of equity awards granted during the fiscal year less equity awards cancelled and returned to the plan, divided by the number of shares outstanding.
We endeavor to achieve a gross burn rate that approximates the average rate for our peer group companies as well as for the software and services industry more generally, and to achieve burn rates within the limits published by independent shareholder advisory groups, such as Institutional Shareholder Services (ISS). While there are several methodologies to arrive at burn rates, using current ISS methodology, our gross burn rates for the last three years are within the guidelines published by ISS. Detailed information about equity awards issued in fiscal 2024 as well as other relevant information is set forth below.
We note that the cornerstone of our compensation philosophy is pay for performance, as discussed in the “Compensation Discussion and Analysis” section beginning on page 56. In that regard, approximately half of the value of the target regular annual equity grants to our NEOs each year is in the form of performance-based RSUs, and approximately one quarter of the value is in the form of stock option grants, which are only valuable if our stock price increases over time in excess of the exercise price. The remaining quarter of the value is in the form of time-based RSU grants, the value of which are directly linked to our stock price appreciation.

2025 Proxy Statement	39

PROPOSAL 2 — Approval of Our 2006 Employee Equity Incentive Plan, as Amended
Important Features of the 2006 Employee Plan
Our 2006 Employee Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices, including:
•Stockholder approval required for additional shares. The 2006 Employee Plan does not contain an annual “evergreen” provision that provides for automatic increases of shares on an ongoing basis. The 2006 Employee Plan instead authorizes a fixed number of shares, and stockholder approval is required for any increase in the number of shares.
•No discounted stock options or stock appreciation rights. The 2006 Employee Plan requires that stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of our common stock on the date of grant.
•Repricing not allowed. The 2006 Employee Plan expressly prohibits the repricing of equity awards—including the cancellation and re-grant of outstanding equity awards—without prior stockholder approval. The 2006 Employee Plan also expressly prohibits us from buying out stock options whose exercise price exceeds the fair market value of our common stock, often referred to as underwater options, for cash, without stockholder approval.
•No liberal share recycling. In general, when awards terminate or are cancelled, the shares reserved for those awards are returned to the share reserve and become available for future awards. However, shares of common stock that are tendered to us in payment of the exercise price of an award or that are withheld to cover tax withholding obligations are not returned to our share reserve.
•Seven-year term. All equity awards granted under the 2006 Employee Plan have a term of no more than seven years, thereby limiting the potential for unproductive overhang.
•Fungible share reserve. The 2006 Employee Plan has a fungible share reserve of 1.70, under which the share reserve is depleted at a higher multiple for restricted stock units, restricted stock, and other “full-value awards,” in order to minimize stockholder dilution.
•Limitations on dividends and dividend equivalents. As determined by our Board of Directors, dividends and dividend equivalent rights may accrue with respect to awards other than stock options or stock appreciation rights granted under the 2006 Employee Plan, but no dividends or dividend equivalents may be paid out or settled unless and until, and then only to the extent that, the applicable underlying award vests. Further, neither stock options nor stock appreciation rights granted under the 2006 Employee Plan may provide for any dividends or dividend equivalents thereon.
•No liberal corporate transaction provisions. No corporation transaction related vesting acceleration and other benefits may occur without an actual corporate transaction occurring.
•Limit on stock awards. The 2006 Employee Plan limits the number of shares that may be granted to any one participant during any one fiscal year.
•Includes best practice performance-based stock award provisions. The 2006 Employee Plan includes many best practice performance-based stock award provisions.
•No Automatic Grants. The 2006 Employee Plan does not provide for automatic grants to any participant.
•No Tax Gross-ups. The 2006 Employee Plan does not provide for any tax gross-ups.
Additional Equity Plan Information
The following table provides certain additional information regarding Synopsys’ equity compensation plans, excluding the Employee Stock Purchase Plan, as amended (the Purchase Plan):

As of 1/31/2025
Total Stock Options Outstanding	1,408,826
Total Restricted Stock Unit Awards Outstanding	3,949,219
Total Common Stock Outstanding	154,618,172
Weighted-Average Exercise Price of Stock Options Outstanding	$323.33
Weighted-Average Remaining Duration of Stock Options Outstanding	3.94 years
Total Shares Available for Grant under the 2006 Employee Plan(1)	13,098,776
Total Shares Available for Grant under the 2017 Directors Plan	365,203
Stock price as of January 31, 2025	$525.48
(1)Includes reduction related to the 2024 Annual PRSUs (as defined below) on an assumed target performance for each of the 2024 PRSU Goals (as defined below), granted pursuant to the 2006 Employee Plan, which includes a fungible share adjustment. See “Compensation Discussion and Analysis” section beginning on page 56 under the subsection titled “Equity Awards” for the material terms of the 2024 Annual PRSUs, including the target requirements for each of the 2024 PRSU Goals.

40

PROPOSAL 2 — Approval of Our 2006 Employee Equity Incentive Plan, as Amended
Information for Burn Rate Calculations
The following table provides detailed information regarding activity under all of our equity plans (except the Purchase Plan) in fiscal 2024.

Fiscal 2024
Stock Options Granted by Synopsys(1)	237,638
Restricted Stock Units Granted by Synopsys(2)	1,599,524
Restricted Stock Awards Granted by Synopsys(3)	3,204
Stock Options Cancelled	41,844
Restricted Stock Units Cancelled(4)	453,823
Restricted Stock Awards Cancelled	—
Weighted-Average Common Stock Outstanding	153,137,988
Common Stock Outstanding at Fiscal Year End	154,112,334
(1)Granted under the 2006 Employee Plan.
(2)Granted under the 2006 Employee Plan, and represents the actual number of restricted stock units (both performance-based (66,241 underlying shares, assuming target performance, and 33,921 additional shares granted for overachievement of target performance in December 2023) and time-based (1,499,362 underlying shares)) granted, prior to the application of the fungible share reserve ratio.
(3)Granted under the 2017 Directors Plan, which does not contain a fungible share reserve ratio. Represents the actual number of restricted stock awards granted.
(4)Represents the actual number of restricted stock units (both performance-based and time-based) cancelled, prior to the reverse application of the fungible share reserve ratio.
For more information regarding shares of Synopsys common stock that may be issued upon the exercise of options, warrants and other rights granted to employees, consultants or members of our Board of Directors under all of our equity compensation plans as of fiscal year end, please see “Equity Compensation Plan Information” beginning on page 99.
Description of the 2006 Employee Plan
As further described in this Proposal 2, the 2006 Employee Plan is being amended to, among other things, provide for the increase the number of shares reserved for issuance under the 2006 Employee Plan by 1,600,000 shares to allow Synopsys to continue to make equity grants, conform the 2006 Employee Plan to our non-GAAP financial measures practices and compensation recovery policy, and remove certain references to Section 162(m) of the Code that are no longer applicable.
The key terms and provisions of the 2006 Employee Plan are summarized below. The following summary of the 2006 Employee Plan does not purport to be a complete description of the 2006 Employee Plan and is qualified in its entirety by reference to the complete text of the 2006 Employee Plan, a copy of which is included as Appendix A to this Proxy Statement.
General
The 2006 Employee Plan was originally adopted by our Board of Directors in March 2006 and approved by stockholders in April 2006 as a successor plan to prior stock option plans for our employees. The 2006 Employee Plan provides for the grant of incentive stock options, non-statutory stock options, restricted stock awards, restricted stock units, stock appreciation rights, and other forms of equity compensation (collectively, equity awards). The 2006 Employee Plan also provides the ability to grant performance equity awards and performance cash awards (together, performance awards), which enable our Compensation Committee to use performance criteria in establishing specific targets to be attained as a condition to the vesting of awards.
Incentive stock options granted under the 2006 Employee Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code. Non-statutory stock options granted under the 2006 Employee Plan are not intended to qualify as incentive stock options under the Code. See “U.S. Federal Income Tax Information” below in this Proposal 2 for a discussion of the tax treatment of equity awards.
Purpose
The 2006 Employee Plan is intended to create an incentive for our eligible employees and consultants to exert maximum efforts toward our success and provides such individuals with the opportunity to benefit from increases in the value of our common stock, thereby aligning their interests with the interests of our stockholders.

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PROPOSAL 2 — Approval of Our 2006 Employee Equity Incentive Plan, as Amended
Administration
The 2006 Employee Plan provides that our Board of Directors has the authority to construe and interpret the 2006 Employee Plan and to determine the persons to whom and the dates on which equity awards will be granted, the number of shares of common stock to be subject to each equity award, the time or times during the term of each equity award within which all or a portion of the award may be exercised, the exercise, purchase, or strike price of each equity award, the type of consideration permitted to exercise or purchase each equity award, and other terms of the equity awards.
Our Board of Directors has the authority to delegate some or all of the administration of the 2006 Employee Plan to a committee or committees composed of members of our Board. In the discretion of our Board, a committee may consist solely of two or more “non-employee directors” (as defined in the 2006 Employee Plan). The 2006 Employee Plan also permits delegation of administration of the plan to one or more executive officers with respect to grants to employees of Synopsys and its subsidiaries. Our Board of Directors has delegated to the Compensation Committee administration of the 2006 Employee Plan. Our Board of Directors has also delegated to our Chief Executive Officer, as both an officer and member of our Board, administration of the 2006 Employee Plan with respect to equity awards to employees other than executive officers, subject to specified limitations and restrictions.
Eligibility
General. As of January 31, 2025, Synopsys had 20,420 eligible employees and 4,294 eligible consultants under the 2006 Employee Plan. Synopsys does not currently expect to grant awards to consultants under the 2006 Employee Plan, but it is permitted to do so under the plan’s terms. Our non-employee directors are not eligible to receive any awards under the 2006 Employee Plan. The requirements for eligibility are further described below, and the basis for participation is being selected by the plan administrator.
Incentive Stock Options. Incentive stock options may be granted under the 2006 Employee Plan only to employees (including executive officers) of Synopsys and its affiliates. The aggregate maximum number of shares of common stock that may be issued pursuant to the exercise of incentive stock options will be 114,297,248 shares of common stock. Stockholder approval of this Proposal 2 will constitute approval of this maximum limit for incentive stock options.
No incentive stock option may be granted under the 2006 Employee Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of Synopsys or its affiliates, unless the exercise price of such stock option is at least 110% of the fair market value of the stock subject to the stock option on the date of grant and the term of the stock option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined on the date of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the 2006 Employee Plan and any other equity plans of Synopsys and its affiliates) may not exceed $100,000 (any excess of such amount shall be treated as non-statutory stock options).
Non-Statutory Stock Options, Restricted Stock, Restricted Stock Units and Other Awards. Non-statutory stock options, restricted stock, restricted stock units and all other types of equity awards and performance awards authorized under the 2006 Employee Plan may be granted to employees (including executive officers) and consultants of Synopsys and its affiliates.
Individual Limit. No person may be granted stock options or stock appreciation rights under the 2006 Employee Plan covering more than 1,000,000 shares of common stock during any calendar year. The 2006 Employee Plan also includes annual limits on grants of performance awards to individuals, as described below.
Stock Subject to the 2006 Employee Plan
As of January 31, 2025, 13,098,776 shares of common stock were available for future grants under the 2006 Employee Plan. If this Proposal 2 is approved by our stockholders, an additional 1,600,000 shares will be available for future grants under the 2006 Employee Plan. Assuming the stockholders approve this Proposal 2, 114,297,248 shares of our common stock will have been reserved for issuance under the 2006 Employee Plan.
The number of shares of common stock available for issuance under the 2006 Employee Plan is currently reduced by one share for each share of common stock issued pursuant to a stock option or a stock appreciation right and by 1.70 shares for each share of common stock issued pursuant to restricted stock awards, restricted stock unit awards or other awards (excluding options and stock appreciation rights).

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PROPOSAL 2 — Approval of Our 2006 Employee Equity Incentive Plan, as Amended
If a stock option or stock appreciation right award expires or otherwise terminates without being fully exercised, if shares subject to a restricted stock award or restricted stock unit award are forfeited to or repurchased by us, or if an equity award is settled in cash, the shares not issued under those awards, or the shares forfeited to or repurchased by us, become available for subsequent issuance under the 2006 Employee Plan. Such returning shares increase the number of shares available for issuance under the 2006 Employee Plan by one share if they were issued pursuant to a stock option or stock appreciation right and, by 1.70 shares if they were issued pursuant to restricted stock awards, restricted stock unit awards or other awards (excluding options and stock appreciation rights).
If shares subject to an award granted under the 2006 Employee Plan are not delivered to a participant because:
•an equity award is exercised through a reduction in the number of shares subject to the equity award (a “net exercise”),
•the appreciation distribution upon exercise of a stock appreciation right is paid in shares of common stock, or
•shares are withheld in satisfaction of applicable withholding taxes, then those shares do not become available for subsequent issuance under the 2006 Employee Plan. If the exercise price or purchase price of an award, or any tax withholding obligations in connection with any award, are satisfied by a participant tendering previously held shares, the tendered shares do not become available for subsequent issuance under the 2006 Employee Plan.
Terms of Stock Options
We may grant stock options under the 2006 Employee Plan pursuant to stock option agreements adopted by our Board of Directors or a duly authorized committee. The following is a description of the permissible terms of stock options under the 2006 Employee Plan. Individual stock option agreements may be more restrictive as to any or all of the permissible terms described below.
Exercise Price. The exercise price of incentive stock options and non-statutory stock options may not be less than 100% of the fair market value of the stock subject to the stock option on the date of grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value.
Consideration. The stock option exercise price may, at the discretion of our Board of Directors, be paid in cash or by check, pursuant to a broker-assisted cashless exercise, by delivery of other shares of Synopsys common stock, pursuant to a net exercise arrangement, or in any other form of legal consideration reasonably acceptable to our Board.
Vesting. Stock options granted under the 2006 Employee Plan vest, or become exercisable, as determined by our Board of Directors. Vesting typically occurs during the optionholder’s continued service with Synopsys or an affiliate, whether such service is in the capacity of an employee, director or consultant (collectively, service) and regardless of any change in the capacity of the optionholder, or upon achievement of quantitative or qualitative goals determined by the plan administrator. Shares covered by different stock options may be subject to different vesting terms.
Term. Under the current 2006 Employee Plan, the maximum term of a stock option is seven years, except that in certain cases (see “Eligibility” above) the maximum term is five years.
Termination of Service. Stock options generally terminate three months after termination of a participant’s service unless:
•the stock option agreement by its terms specifically provides otherwise,
•termination is due to the participant’s disability, in which case the stock option may be exercised (to the extent the stock option was exercisable at the time of the termination of service) at any time within 12 months of termination,
•the participant dies while in service, or the participant dies within a specified period after termination of service, in which case the stock option may be exercised (to the extent the stock option was exercisable at the time of the participant’s death) within 12 months of the participant’s death by the person or persons to whom the rights to such stock option have passed, or
•the participant is terminated for cause (as defined under the 2006 Employee Plan), in which case the stock option will terminate and cease to be exercisable (whether vested or unvested) at the time of such termination.
The stock option term may be extended in the event that exercise of the stock option following termination of service is prohibited by applicable securities laws. In no event, however, may a stock option be exercised beyond the expiration of its term.
Restrictions on Transfer. A participant generally may not transfer a stock option other than by will, by the laws of descent and distribution, or pursuant to a domestic relations order. During the lifetime of the participant, only the participant may exercise a stock option (except in instances pursuant to a domestic relations order). A participant may also designate a beneficiary (excluding any third-party financial institution) who may exercise a stock option following the participant’s death.

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PROPOSAL 2 — Approval of Our 2006 Employee Equity Incentive Plan, as Amended
Terms of Restricted Stock
We may grant restricted stock awards under the 2006 Employee Plan pursuant to restricted stock award agreements adopted by our Board of Directors or a duly authorized committee. Restricted stock awards are shares of our common stock that may be subject to restrictions, such as vesting requirements.
Consideration. Our Board of Directors may grant restricted stock awards in consideration for past or future services rendered to Synopsys or an affiliate, or any other form of legal consideration acceptable to our Board of Directors.
Vesting. Shares of stock acquired under a restricted stock award may, but need not, be subject to a repurchase option in favor of Synopsys or forfeiture to Synopsys in accordance with a vesting schedule as determined by our Board of Directors.
Termination of Service. Upon termination of a participant’s service, Synopsys may repurchase or otherwise reacquire any forfeited shares of stock that have not vested as of such termination under the terms of the applicable restricted stock award.
Restrictions on Transfer. Rights to acquire shares of shares of Synopsys common stock will be transferable by the participant only upon such terms and conditions as are set forth in the restricted stock award agreement, so long as the underlying shares remain subject to the terms of the agreement and provided that in no event may any restricted stock award be transferred for consideration to a third-party financial institution.
Terms of Restricted Stock Units
We may grant restricted stock unit awards under the 2006 Employee Plan pursuant to restricted stock unit award agreements adopted by our Board of Directors or a duly authorized committee. Restricted stock units represent the value of a fixed number of shares of Synopsys common stock on the date of grant.
Consideration. Our Board of Directors may grant restricted stock units in consideration for past or future services rendered to Synopsys or an affiliate, or any other form of legal consideration acceptable to our Board of Directors.
Vesting. Restricted stock units vest at the rate or on the terms specified in the restricted stock unit award agreement as determined by our Board of Directors.
Settlement. Restricted stock units may be settled by the delivery of shares of Synopsys common stock, cash, or any combination as determined by our Board of Directors. At the time of grant, our Board of Directors may impose additional restrictions or conditions that delay the delivery of stock or cash subject to the restricted stock unit award after vesting.
Termination of Service. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited upon the participant’s termination of service.
Terms of Stock Appreciation Rights
We may grant stock appreciation rights under the 2006 Employee Plan pursuant to stock appreciation rights agreements adopted by our Board of Directors or a duly authorized committee. A stock appreciation right is a right to receive the excess value over the strike price of a fixed number of shares. Individual stock appreciation right agreements may be more restrictive as to any or all of the permissible terms described below. Each stock appreciation right is denominated in shares of common stock equivalents but may be settled in cash.
Term. The maximum term of stock appreciation rights is seven years.
Strike Price. The strike price of stock appreciation rights may not be less than 100% of the fair market value of the common stock equivalents subject to the stock appreciation rights on the date of grant.
Exercise. Upon exercise of a stock appreciation right, Synopsys will pay the participant an amount equal to the excess of the aggregate fair market value on the date of exercise of a number of common stock equivalents with respect to which the participant is exercising the stock appreciation right, over the strike price determined by our Board of Directors on the date of grant. The appreciation distribution upon exercise of a stock appreciation right may be paid in cash, shares of our common stock, or any other form of consideration determined by our Board of Directors.
Vesting. Stock appreciation rights vest and become exercisable at the rate specified in the stock appreciation right agreement as determined by our Board of Directors.
Termination of Service. Stock appreciation rights generally terminate three months after termination of a participant’s service unless:
•the stock appreciation rights agreement by its terms specifically provides otherwise,
•termination is due to the participant’s disability, in which case the stock appreciation right may be exercised (to the extent vested at the time of the termination of service) at any time within 12 months of termination,

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PROPOSAL 2 — Approval of Our 2006 Employee Equity Incentive Plan, as Amended
•the participant dies while in service, or within a specified period after termination of service, in which case the stock appreciation right may be exercised (to the extent vested at the time of the participant’s death) within 12 months of the participant’s death by the person or persons to whom the rights to such stock appreciation right have passed, or
•the participant is terminated for cause (as defined under the 2006 Employee Plan), in which case the stock appreciation right will terminate and cease to be exercisable (whether vested or unvested) at the time of such termination.
The term of a stock appreciation right may be extended in the event that exercise following termination of service is prohibited by applicable securities laws. In no event may a stock appreciation right be exercised beyond the expiration of its term.
Terms of Other Stock Awards
Our Board of Directors may grant other equity awards based in whole or in part by reference to the value of our common stock. Subject to the provisions of the 2006 Employee Plan, our Board of Directors has the authority to determine the persons to whom and the dates on which such other equity awards will be granted, the number of shares of common stock (or cash equivalents) to be subject to each award, and other terms and conditions of such awards. Such awards may be granted either alone or in addition to other equity awards granted under the 2006 Employee Plan. These awards may not have a term in excess of seven years from the date of grant.
Terms of Performance Awards
General. Our Board of Directors and Compensation Committee may grant performance equity awards and performance cash awards that vest based on the attainment of performance goals during a designated performance period.
Performance Goals. Our Board of Directors and Compensation Committee have the authority to structure one or more such awards so that stock or cash will be issued or paid pursuant to the award only upon the achievement of certain pre-established performance goals. The 2006 Employee Plan includes a list of performance goals that may be used (alone or in combination with each other) for performance-based awards, which may consist of any measures of performance selected by our Board of Directors.
Performance goals may be set on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to internally generated business plans, the performance of one or more comparable companies or the performance of one or more relevant indices. Adjustments may be made in the method of calculating the attainment of performance goals as follows: (i) to exclude restructuring and/or other nonrecurring charges (including but not limited to the effect of tax or legal settlements); (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude stock-based compensation expense determined under generally accepted accounting principles; (vi) to exclude any other unusual or infrequently occurring item; (vii) to respond to, or in anticipation of, any unusual or infrequently occurring corporate item, transaction, event or development; (viii) to respond to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; (ix) to exclude the dilutive effects of acquisitions or joint ventures; (x) to assume that any business divested by Synopsys achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (xi) to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (xii) to reflect a corporate transaction, such as a merger, consolidation, separation (including a spinoff or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code); (xiii) to reflect any partial or complete corporate liquidation; (xiv) to exclude the effect of in-process research and development expenses; (xv) to exclude the income tax effect of non-GAAP pre-tax adjustments from the provision for income taxes; and (xvi) pursuant to such other objective and non-discretionary adjustments adopted by the Compensation Committee at the time the award is approved.
Annual Limitation. The maximum benefit to be granted to a participant in any calendar year attributable to performance equity awards may not exceed 1,000,000 shares of common stock. The maximum benefit to be granted to a participant in any calendar year attributable to performance cash awards granted pursuant to the amended 2006 Employee Plan may not exceed $4,000,000.
Changes to Capital Structure
In the event any change is made to the outstanding shares of our common stock without receipt of consideration (whether through a stock split, reverse stock split or other changes in the capital structure), appropriate adjustments will be made to the class of securities issuable under the 2006 Employee Plan, the maximum number of securities issuable under the 2006 Employee Plan, the incentive stock option limitation, the maximum award that one person may be granted in a calendar year under the 2006 Employee Plan, and the number, class and price per share under outstanding equity awards under the 2006 Employee Plan.

2025 Proxy Statement	45

PROPOSAL 2 — Approval of Our 2006 Employee Equity Incentive Plan, as Amended
Corporate Transactions; Changes in Control
Unless otherwise provided in a written agreement between Synopsys or an affiliate and a participant, or unless otherwise expressly provided by our Board of Directors or the Compensation Committee at the time of grant of an equity award, in the event of significant corporate transactions, outstanding equity awards under the 2006 Employee Plan may be assumed, continued or substituted by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute such equity awards, then:
•with respect to any such equity awards that are held by individuals then performing services for Synopsys or its affiliates, the vesting and exercisability provisions of such equity awards will be accelerated in full and such awards will be terminated if not exercised prior to the effective date of the corporate transaction and any reacquisition or repurchase rights will lapse (contingent upon the effectiveness of the corporate transaction),
•all other outstanding equity awards will be terminated if not exercised prior to the effective date of the corporate transaction, except that certain equity awards, such as restricted stock awards, may have their reacquisition or repurchase rights assigned to the surviving or acquiring entity (or its parent company) in the corporate transaction, though if such reacquisition or repurchase rights are not assigned, then such equity awards will become fully vested, and
•no vested restricted stock unit award will terminate without being settled by delivery of shares of common stock, their cash equivalent or in any other form of consideration, as determined by the Board of Directors, prior to the effectiveness of the corporate transaction.
A significant corporate transaction will be deemed to occur in the event of:
•a sale of all or substantially all of the consolidated assets of Synopsys and its subsidiaries,
•a sale of at least 90% of the outstanding securities of Synopsys,
•a merger, consolidation or similar transaction in which Synopsys is not the surviving corporation, or
•a merger, consolidation or similar transaction in which Synopsys is the surviving corporation, but shares of Synopsys outstanding common stock are converted into other property by virtue of the corporate transaction.
The 2006 Employee Plan provides, at the discretion of our Board of Directors, that the holder of an outstanding equity award that would otherwise terminate if not exercised prior to the corporate transaction may surrender such equity award in exchange for a payment equal to the excess of the value of the property that the holder would have received upon exercise of the equity award immediately prior to the corporate transaction, over the exercise price otherwise payable in connection with the equity award, which excess amount may be fully vested at the time of the corporate transaction or may be required to vest after the time of the corporate transaction substantially in accordance with the schedule in effect immediately prior to the corporate transaction.
An equity award may be subject to additional acceleration of vesting and exercisability upon or after a change in control as may be provided in the award agreement for such equity award, or as may be provided in any other written agreement between Synopsys or any affiliate and the participant. An equity award may vest as to all or any portion of the shares subject to the equity award (a) immediately upon the occurrence of a change in control, whether or not such equity award is assumed, continued, or substituted by a surviving or acquiring entity in the change in control, or (b) in the event a participant’s service is terminated, actually or constructively, within a designated period prior to, at, or following the occurrence of a change in control. In the absence of a determination by the plan administrator, no such acceleration will occur.
The acceleration of an equity award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of Synopsys.
Dividends and Dividend Equivalents
As determined by our Board of Directors, dividends and dividend equivalent rights may accrue with respect to awards granted under the 2006 Employee Plan other than stock options or stock appreciation rights, but no dividends or dividend equivalents will be paid out or settled unless and until, and then only to the extent that, the applicable underlying award vests. Neither stock options nor stock appreciation rights granted under the 2006 Employee Plan may provide for any dividends or dividend equivalents thereon.

46

PROPOSAL 2 — Approval of Our 2006 Employee Equity Incentive Plan, as Amended
Duration, Termination and Amendment
Our Board of Directors may suspend or terminate the 2006 Employee Plan without stockholder approval or ratification at any time. The plan, as amended, shall become effective upon its approval by the stockholders of our company. No incentive stock options may be granted after the ten-year anniversary of the date of approval by the Board of Directors.
Our Board of Directors may amend or modify the 2006 Employee Plan at any time, subject to any required stockholder approval. To the extent required by applicable law or regulation, stockholder approval will be required for any amendment that:
•materially increases the number of shares available for issuance under the 2006 Employee Plan,
•materially expands the class of individuals eligible to receive awards under the 2006 Employee Plan,
•materially increases the benefits accruing to the participants under the 2006 Employee Plan or materially reduces the price at which shares of common stock may be issued or purchased under the 2006 Employee Plan,
•materially extends the term of the 2006 Employee Plan, or
•expands the types of awards available for issuance under the 2006 Employee Plan.
Our Board of Directors also may submit to stockholders any other amendment to the 2006 Employee Plan.
Compensation Recovery Policy
The SEC and the Nasdaq recently adopted final rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, which require listed companies to develop and implement a policy providing for the recovery of erroneously awarded incentive-based compensation received by current or former executive officers. In accordance with these final rules, the Compensation Committee approved a Compensation Recovery Policy that provides for recoupment of certain cash and equity-based incentive compensation paid to current and former executive officers of the Company in the event of an accounting restatement of the Company’s financial statements. Corporate Staff members who are not executive officers are also subject to a Compensation Recovery Policy, which allows us to recover cash and equity-based incentive compensation under certain circumstances.
Other Policies
Each award granted under the 2006 Employee Plan may be subject to the terms and conditions of any other policy (and any amendments thereto) adopted by Synopsys from time to time, which may include any policy related to the vesting or transfer of awards, provided that in no event will such policy permit that an award be transferred for consideration to a third-party financial institution. Whether any such policy will apply to a particular award may depend, among other things, on when the award was granted, whom the award was granted to, and the type of award.
U.S. Federal Income Tax Information
The following is a summary of the principal U.S. federal income taxation consequences to participants and Synopsys with respect to participation in the 2006 Employee Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.
Incentive Stock Options. Incentive stock options granted under the 2006 Employee Plan are intended to qualify for the favorable federal income tax treatment accorded “incentive stock options” under the Code. There generally are no federal ordinary income tax consequences to the participant or Synopsys by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.
The excess, if any, of the fair market value of the incentive stock option shares on the date of exercise over the exercise price is an adjustment to income for purposes of the alternative minimum tax. Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items and reducing this amount by the applicable exemption amount.
If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the stock option was granted and more than one year after the date the stock option was exercised for those shares, any gain or loss on a disposition of those shares (a qualifying disposition) will be a long-term capital gain or loss.
Generally, if the participant disposes of the stock before the expiration of either of those holding periods (a disqualifying disposition), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (1) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (2) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year after exercise.

2025 Proxy Statement	47

PROPOSAL 2 — Approval of Our 2006 Employee Equity Incentive Plan, as Amended
Non-Statutory Stock Options. No taxable income is generally recognized by a participant upon the grant or vesting of a non-statutory stock option under the 2006 Employee Plan. Upon exercise of a non-statutory stock option, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the purchased shares on the exercise date over the exercise price paid for those shares.
Upon disposition of the common stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such common stock plus any amount recognized as ordinary income upon acquisition of the stock. Such gain or loss will be long-term or short-term depending on whether the common stock was held for more than one year.
Stock Appreciation Rights. Stock appreciation rights are generally taxed in a manner similar to non-statutory stock options.
Restricted Stock Awards. Upon the grant of a restricted stock award which is unvested and subject to reacquisition by Synopsys in the event of the participant’s termination of service prior to vesting in those shares, the participant will not recognize any taxable income at the time of issuance, but will have to report as ordinary income, as and when our reacquisition right lapses, an amount equal to the fair market value of the shares on the dates the reacquisition right lapses. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of issuance an amount equal to the fair market value of the shares on the date of issuance. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the reacquisition right lapses.
Upon disposition of the common stock acquired upon the receipt of a restricted stock award, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such common stock plus any amount previously recognized as ordinary income in respect of such common stock. Such gain or loss will be long-term or short-term depending on whether the common stock was held for more than one year.
Restricted Stock Unit Awards. No taxable income is generally recognized upon receipt of a restricted stock unit award under the 2006 Employee Plan. In general, the participant will recognize ordinary income in the year in which the shares to be issued in respect of that unit are issued in an amount equal to the fair market value of the shares on the issuance date.
Income and Employment Taxes to Participant. Amounts taxed as ordinary income from non-statutory stock options, restricted stock awards and restricted stock unit awards are subject to income tax withholding and applicable employment taxes.
Tax Consequences to Synopsys. To the extent the participant recognizes ordinary income in the circumstances described above, we will generally be entitled to a corresponding income tax deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code, and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code. However, we will not be entitled to any income tax deduction upon a qualifying disposition of an incentive stock option.
While the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the Compensation Committee retains the discretion to award compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation in order to structure a program that we consider to be the most effective in attracting, motivating and retaining key executives.
New Plan Benefits and Historical Grant Information
No awards have been granted or promised with respect to the additional 1,600,000 shares requested and the 2006 Employee Plan does not provide for set benefits or amounts of awards. We have not approved any awards that are conditioned on stockholder approval of the 2006 Employee Plan. Awards under our 2006 Employee Plan are made at the discretion of our Board of Directors or the Compensation Committee and are therefore not determinable at this time. The following table sets forth detailed information about our historical equity compensation practices.

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PROPOSAL 2 — Approval of Our 2006 Employee Equity Incentive Plan, as Amended
Awards Granted to Certain Individuals and Groups under the 2006 Employee Plan
The following table shows, for each of the named executive officers and the various groups indicated, the total number of shares of Synopsys common stock subject to stock awards that have been granted (even if not currently outstanding) under the 2006 Employee Plan since it became effective through January 31, 2025:

Name	Number of Shares(#)
Sassine Ghazi	522,878
President and Chief Executive Officer
Dr. Aart de Geus	3,159,631
Executive Chair of the Board of Directors
Shelagh Glaser	107,696
Chief Financial Officer
Rick Mahoney	131,344
Chief Revenue Officer
John F. Runkel Jr.	346,666
General Counsel and Corporate Secretary
All current executive officers as a group (5 persons)	4,268,215
All current directors who are not executive officers as a group (9 persons)	—
Each nominee for election as a director(1)	3,682,509
Each associate of any executive officers, current directors or director nominees	—
Each other person who received or is to receive 5% of awards	—
All employees, excluding executive officers, as a group	51,940,534
(1)Reflects shares subject to stock awards that have been granted to Mr. Ghazi (522,878) and Dr. de Geus (3,159,631).

2025 Proxy Statement	49

We are asking our stockholders to approve our Employee Stock Purchase Plan, as amended (the Purchase Plan), in order to, among other things, (i) increase the number of shares of common stock, par value of $0.01 per share, available for issuance under the Purchase Plan by 2,200,000 shares, representing approximately 1.31% of our shares of common stock outstanding as of January 31, 2025, (ii) replace the definition of change of ownership with the corresponding definition in the 2006 Employee Plan, (iii) allow flexibility under the Purchase Plan to reduce the 15% discount in an offering, and (iv) make certain clarifying changes and updates. We adopted the Purchase Plan so we could offer employees of Synopsys and eligible affiliates the opportunity to purchase Synopsys common stock at a discounted price as an incentive for continued employment and to help align their interests with those of our stockholders. We are proposing an increase in the number of shares available for issuance under the Purchase Plan to help us to continue providing this benefit to new and current employees. Stockholder approval of the Purchase Plan is also being sought for the purpose of qualifying certain shares of common stock issued under the Purchase Plan for special tax treatment under Section 423 of the Code (Section 423).
Our Board of Directors approved the Purchase Plan in January 2025, subject to stockholder approval. The Purchase Plan is effective as of such date, subject to stockholder approval. If the Purchase Plan is not approved by stockholders, then it will cease to be effective, and the Purchase Plan as in effect prior to such amendment will continue in effect in accordance with its terms.
Approval of the Purchase Plan requires that the holders of a majority of the shares having voting power present in person or represented by proxy and voting on such matter at the Annual Meeting vote “For” this Proposal 3. Abstentions and broker non-votes will not be counted as either votes cast “For” or “Against” Proposal 3 and have no effect on the vote for this Proposal 3.
Purpose and Background
The Purchase Plan is designed to provide our eligible employees and those of our designated subsidiaries and affiliates with the opportunity to purchase shares of our common stock on periodic purchase dates through accumulated payroll deductions. The Purchase Plan is designed to allow U.S.-based employees to make such purchases in a manner that receives favorable tax treatment under Section 423. Our Board of Directors, or its delegate, may approve offerings under the Purchase Plan that are not intended to qualify for such favorable tax treatment under Section 423, including, without limitation, offerings in which eligible employees who are not subject to U.S. tax laws may participate.
Our management believes that maintaining a competitive employee stock purchase plan is an important element in recruiting, motivating and retaining our employees. The Purchase Plan is designed to more closely align the interests of our employees with those of our stockholders by encouraging employees to invest in our common stock, and to help our employees share in our success through the appreciation in value of such purchased stock. The Purchase Plan together with our equity plans are important employee retention and recruitment vehicles. As of August 31, 2024, the close of enrollment for our most recent semi-annual purchase period under the Purchase Plan, there were 17,462 employees participating in the Purchase Plan, representing approximately 82% of our employees who were eligible to participate in the Purchase Plan. As of August 31, 2024, 21,285 employees were eligible to participate in the Purchase Plan, an increase of 4,830 people since the last time our stockholders approved an increase in the number of shares issuable under the Purchase Plan.
As of January 31, 2025, an aggregate of 12,942,898 shares of common stock remained available for future issuance under the Purchase Plan. Our Board of Directors has, subject to stockholder approval of this Proposal 3, increased the aggregate number of shares of our common stock issuable under the Purchase Plan by 2,200,000 shares. Our Board of Directors believes the proposed share increase is in the best interests of Synopsys and its stockholders and will help us continue to provide our employees with the opportunity to acquire an ownership interest in Synopsys through their participation in the Purchase Plan.

50

PROPOSAL 3 — Approval of Our Employee Stock Purchase Plan, as Amended
Description of the Employee Stock Purchase Plan
The Purchase Plan was amended to increase the number of shares in the share reserve by 2,200,000 shares, to replace the definition of change of ownership with the corresponding definition in the 2006 Employee Plan and to allow flexibility under the Purchase Plan to reduce the 15% discount in an offering. No other material changes were made to the Purchase Plan. The key terms and provisions of the Purchase Plan are summarized below. This summary does not purport to be a complete description of the Purchase Plan and is qualified in its entirety by reference to the complete text of the Purchase Plan, a copy of which is included as Appendix B to this Proxy Statement.
Administration
Our Board of Directors, or its delegate, has the power, subject to the terms of the Purchase Plan, to set the provisions of each offering of purchase rights, and to determine whether employees of any of our subsidiary companies or other affiliates will be eligible to participate in an offering. Our Board of Directors may delegate such authority in accordance with applicable law. References in this Proposal 3 to our Board of Directors refer to the Board or its delegate, as applicable. The Compensation Committee of our Board of Directors has been delegated authority to approve the terms of offerings under the Purchase Plan and to otherwise administer the Purchase Plan. The day-to-day administrative functions of the Purchase Plan have been delegated to our Shareholder Services Department.
We may, from time to time, consistent with the Purchase Plan and the requirements of Section 423, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by Synopsys, in its discretion, for the proper administration of the Purchase Plan, including but not limited to (1) a minimum payroll deduction amount required for participation in an offering, (2) a limitation on the frequency or number of changes permitted in the rate of payroll deduction during an offering, (3) an exchange ratio applicable to amounts withheld or paid in a currency other than United States dollars, (4) a payroll deduction greater than or less than the amount designated by a participant in order to adjust for Synopsys’ delay or mistake in processing an enrollment agreement or in otherwise effecting a participant’s election under the Purchase Plan or as advisable to comply with the requirements of Section 423, and (5) determination of the date and manner by which the fair market value of a share of our common stock is determined for purposes of administration of the Purchase Plan. All such actions by Synopsys will be taken consistent with the requirements under Section 423 that all participants granted purchase rights under an offering will have the same rights and privileges within the meaning of such section, except as otherwise permitted by the Purchase Plan and under Section 423.
Our Board of Directors will have the power, in its discretion, to adopt one or more sub-plans of the Purchase Plan as the Board deems necessary or desirable to comply with the laws or regulations, tax policy, accounting principles or custom of foreign jurisdictions applicable to employees of a subsidiary business entity of Synopsys, provided that any such sub-plan will not be within the scope of an “employee stock purchase plan” within the meaning of Section 423. Any of the provisions of any such sub-plan may supersede the provisions of the Purchase Plan, other than the aggregate share limit under the Purchase Plan. Except as superseded by the provisions of a sub-plan, the provisions of the Purchase Plan will govern such sub-plan. Alternatively and in order to comply with the laws of a foreign jurisdiction, our Board of Directors will have the power, in its discretion, to grant purchase rights in an offering to citizens or residents of a non-U.S. jurisdiction (without regard to whether they are also citizens of the United States or resident aliens) that provide terms which are less favorable than or different from the terms of purchase rights granted under the same offering to employees resident in the United States.
Share Reserve
The total number of shares of common stock currently reserved for issuance over the term of the Purchase Plan is 57,700,000. As of January 31, 2025, an aggregate of 44,757,102 shares of common stock have been issued to employees under the Purchase Plan, and 12,942,898 shares of common stock remained available for future issuance. Assuming that this Proposal 3 is approved by the stockholders, the total number of shares of common stock reserved for issuance under the Purchase Plan will be increased to 59,900,000 shares, all of which may be used pursuant to Section 423 purchase rights. The shares of common stock issuable under the Purchase Plan may be made available from authorized but unissued shares of common stock or from shares of common stock we reacquire, including shares of common stock repurchased on the open market. If any right to purchase shares of common stock granted under the Purchase Plan terminates for any reason without having been exercised, the shares of common stock not purchased under such right will again become available for issuance under the Purchase Plan.
In the event any change is made to our outstanding common stock (whether by reason of any stock dividend, stock split, combination of shares, or other change affecting the outstanding common stock as a class without our receipt of consideration), our Board of Directors will make appropriate adjustments to (1) the maximum number and class of securities issuable under the Purchase Plan, (2) the maximum share purchase limitations in effect under any offering, and (3) the number and class of securities and the purchase price per share in effect under each outstanding purchase right. Such adjustments are intended to preclude any dilution or enlargement of rights and benefits under the Purchase Plan.

2025 Proxy Statement	51

PROPOSAL 3 — Approval of Our Employee Stock Purchase Plan, as Amended
Eligibility
Only our employees and employees of our designated affiliates are eligible to participate in the Purchase Plan. Our Board of Directors will determine the particular eligibility requirements for participation in an offering. For offerings that are intended to qualify under Section 423, our Board of Directors is not permitted to exclude employees who generally work more than twenty (20) hours per week or more than five (5) months per calendar year. For offerings that are not intended to qualify under Section 423, our Board of Directors has the ability to determine that it is necessary or desirable to exclude certain employees by location from participation in our international offerings in order to reflect or comply with local laws or conditions. As of August 31, 2024, the close of enrollment for our most recent semi-annual purchase period under the Purchase Plan, Synopsys had 21,285 employees who were eligible to participate in the Purchase Plan. The basis for participation in the Purchase Plan is being an employee of Synopsys or one of our designated affiliates, meeting the eligibility requirements and electing to participate.
Our Board of Directors may provide in an offering that each person who first becomes an eligible employee during the course of an offering will receive a purchase right under the offering on dates specified in the offering that coincide with (or occur after) the day on which such person becomes an eligible employee. Any such purchase right will be deemed to be a part of that offering, and will generally have the same characteristics as any purchase rights originally granted under that offering, subject to certain exceptions as described in the Purchase Plan (including with respect to the purchase price).
Offerings
Shares of common stock are offered under the Purchase Plan through a series of offerings with a duration determined by our Board of Directors, provided that in no event may an offering have a duration that exceeds 27 months. Each offering consists of one or more purchase periods, with purchase dates determined by our Board of Directors prior to the commencement of that offering. Consistent with historical practice, our current offerings consist of a series of overlapping offering periods, each with a duration of twenty-four (24) months. Offerings begin on the first business day of March and on the first business day of September each year. Accordingly, two separate offerings begin in each calendar year.
Our Board of Directors may provide that if the fair market value per share of our common stock on the first day of a subsequent purchase period within a particular offering is less than or equal to the fair market value per share of our common stock on the start date of that offering, then the offering will terminate immediately and the participants will automatically be enrolled in a new offering that begins on the first day of such purchase period.
When an eligible employee elects to participate in an offering, he or she is electing to exercise a purchase right to acquire shares of common stock on each purchase date within the offering. On the purchase date, all payroll deductions and any other permitted contributions collected from the participant are automatically applied to the purchase of common stock, subject to certain limitations set forth in the Purchase Plan or that may be set forth in the applicable offering document. Consistent with historical practice, current purchase periods are semi-annual and run from the first business day in March to the last business day in August each year and from the first business day in September each year to the last business day in February in the immediately succeeding year. Accordingly, shares of common stock are generally purchased on the last business day in February and August each year with the payroll deductions and other permitted contributions collected from the participants for the purchase period ending with each such semi-annual purchase date. The plan administrator could, to the extent permitted under the terms of the Purchase Plan, change the purchase periods under the Purchase Plan for purposes of future offerings.
Purchase Price
The purchase price of the shares of common stock purchased on behalf of each participant on each purchase date is 85% (or such higher percentage designated by the applicable offering document) of the lower of (1) the fair market value per share on the start date of the offering in which the participant is enrolled or (2) the fair market value per share on the applicable purchase date of such offering. The fair market value per share on any particular date under the Purchase Plan is generally the closing price per share on such date reported on the Nasdaq Global Select Market, as further described in the Purchase Plan. As of January 31, 2025 (the last trading day of the first quarter of fiscal 2025), the closing price of our common stock as reported on the Nasdaq Global Select Market was $525.48 per share.
Payroll Deductions and Stock Purchases
Each participant authorizes periodic payroll deductions of a percentage of his or her earnings, as defined in the offering, to be applied to the acquisition of shares of common stock on the purchase dates. To the extent provided in the applicable offering, a participant may thereafter reduce (including to zero) or increase his or her payroll deductions. On each purchase date, the accumulated payroll deductions of each participant are automatically applied to the purchase of whole shares of common stock at the purchase price in effect for the participant for that purchase date. The maximum percentage of earnings that the participant may have deducted and contributed toward the purchase of shares during an offering will be established by our Board of Directors and set forth in the offering document, but in no event may it exceed 15% of the participant’s earnings attributable to payroll periods applicable to the offering as established by our Board of Directors.

52

PROPOSAL 3 — Approval of Our Employee Stock Purchase Plan, as Amended
Unless otherwise provided in the applicable offering document, a participant may, at any time prior to the last five business days of the purchase period, terminate his or her outstanding purchase right under the Purchase Plan by filing the prescribed notification form with our Board of Directors. In the event of such termination, no further payroll deductions will be collected from the participant with respect to the terminated purchase right, and any payroll deductions collected for the purchase period in which the termination occurs shall be refunded without interest (unless otherwise required by applicable law).
Other Limitations
With respect to rights to acquire shares of common stock for offerings that are intended to qualify under Section 423, the Purchase Plan requires that purchase rights granted to a participant may not permit such individual to purchase more than $25,000 worth of shares of common stock (valued at the time each purchase right is granted) for each calendar year in which those purchase rights are outstanding.
Purchase rights may not be granted to any individual if such individual would, immediately after the grant, own or hold outstanding options or other rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the stock of us or any of our affiliates.
The Compensation Committee has set the following limitations on future offerings (which limitations may be modified with respect to future offerings to the extent permitted under the Purchase Plan):
•The maximum number of shares that may be purchased by any participant on any purchase date is 4,000 shares.
•The maximum payroll deduction that may be applied toward the purchase of shares on any purchase date is the lesser of (1) 15% of a participant’s earnings or (2) $10,000 per participant.
•The maximum number of shares of common stock purchasable in total by all participants on any one purchase date is 2,000,000.
Termination of Employment
Generally, purchase rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of employment for any reason, including death, and we will refund all accumulated payroll deductions to the terminated employee or his or her beneficiary, as applicable, without interest (unless otherwise required by applicable law). A participant will be deemed to have ceased to be an employee either upon actual termination of employment or upon the corporation employing the participant ceasing to be designated as a participating affiliate.
Stockholder Rights
No participant has any stockholder rights with respect to the shares of common stock covered by a purchase right under the Purchase Plan until the shares of common stock are actually purchased on the participant’s behalf. Other than pursuant to adjustments permitted under the Purchase Plan (as described above), no adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.
Assignability
Purchase rights are not assignable or transferable by a participant other than by will or by the laws of descent and distribution following the participant’s death, and during the participant’s lifetime, the purchase rights may be exercised only by the participant.
Change in Control
In the event a Change in Control (as defined in the 2006 Employee Plan) occurs, all outstanding purchase rights (subject to limitations in the Purchase Plan and the applicable offering) will automatically be exercised immediately prior to the effective date of such Change in Control. The purchase price in effect for each participant will be equal to 85% (or such higher percentage designated by the applicable offering document governing the applicable purchase rights) of the lower of (1) the fair market value per share on the start date of the offering in which the participant is enrolled at the time the change in ownership occurs or (2) the fair market value per share immediately prior to the effective date of such transaction.
Share Proration
Should the total number of shares of common stock to be purchased pursuant to outstanding purchase rights on any particular date exceed either (1) the maximum number of shares of common stock purchasable in total by all participants on any one purchase date as in effect under an offering or offerings, or (2) the number of shares of common stock then available for issuance under the Purchase Plan, then a pro rata allocation of the available shares of common stock will generally be made in as nearly a uniform manner as practicable and equitable. In such an event, the plan administrator will refund the accumulated payroll deductions of each participant, to the extent in excess of the purchase price payable for the shares of common stock prorated to such individual.

2025 Proxy Statement	53

PROPOSAL 3 — Approval of Our Employee Stock Purchase Plan, as Amended
Amendment and Termination
Our Board of Directors may amend, alter, suspend, discontinue, or terminate the Purchase Plan at any time, including amendments to or terminations of outstanding purchase rights. However, our Board of Directors must seek stockholder approval of any plan amendment to the extent necessary to satisfy applicable laws or listing requirements that (1) increases the number of shares of common stock issuable under the Purchase Plan (other than pursuant to adjustments permitted under the Purchase Plan), (2) alters the purchase price formula so as to reduce the purchase price, (3) materially increases the benefits accruing to participants, or (4) materially modifies the requirements for eligibility to participate in the Purchase Plan.
Plan Benefits
Participation in the Purchase Plan is voluntary and each eligible employee makes his or her own decision whether and to what extent to participate in the Purchase Plan. In addition, our Board of Directors has not approved any grants of purchase rights that are conditioned on stockholder approval of the amendment to our Purchase Plan. Accordingly, we cannot currently determine the benefits or number of shares that will be received in the future by individual employees or groups of employees under the Purchase Plan. Our non-employee directors are not eligible to participate in the Purchase Plan.
The table below shows, as to the listed individuals and specified groups, the aggregate number of shares of common stock purchased under the Purchase Plan, since its adoption through January 31, 2025.

Name	Number of Shares of Common Stock Purchased
Sassine Ghazi President and Chief Executive Officer	15,796
Dr. Aart de Geus Executive Chair of the Board of Directors	30,170
Shelagh Glaser Chief Financial Officer	96
Rick Mahoney Chief Revenue Officer	127
John F. Runkel, Jr. General Counsel and Corporate Secretary	2,181
All executive officers as a group (5 persons)	48,370
All current directors who are not executive officers as a group (9 persons)(1)	—
Each nominee for election as a director(2)	45,966
Each associate of any executive officers, current directors or director nominees	—
Each other person who received or is to receive 5% of awards	—
All employees, excluding executive officers, as a group (approximately 20,000 persons as of November 2, 2024)	44,708,732
(1)Non-employee directors are not eligible to participate in the Purchase Plan.
(2)Reflects shares purchased by Mr. Ghazi (15,796) and Dr. de Geus (30,170).
For more information regarding shares of Synopsys common stock that may be issued upon the exercise of options, warrants and other rights granted to employees, consultants or members of our Board of Directors under all of our equity compensation plans as of fiscal year end, please see “Equity Compensation Plan Information” beginning on page 99.

54

PROPOSAL 3 — Approval of Our Employee Stock Purchase Plan, as Amended
U.S. Federal Tax Consequences
The following is a summary of the principal United States federal income taxation consequences to us and our employees with respect to participation in the component of the Purchase Plan intended to qualify as an “employee stock purchase plan” within the meaning of Section 423. This summary is not intended to be exhaustive and does not discuss the income tax laws of any city, state or foreign jurisdictions where a participant may reside or the taxation consequences with respect to participation in any component of the Purchase Plan not intended to meet the requirements of Section 423.
General. The Purchase Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423, so that purchase rights exercised under the Purchase Plan may qualify as qualified purchases under Section 423. Under such an arrangement, no taxable income will be recognized by a participant, and no deductions will be allowable to us, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares of common stock acquired under the Purchase Plan or in the event the participant should die while still owning the purchased shares of common stock.
Disqualifying Disposition. If the participant sells or otherwise disposes of the purchased shares of common stock within two years after the start date of the offering period in which such shares were acquired or within one year after the actual purchase date of those shares, then the participant will recognize ordinary income equal to the amount by which the fair market value of the shares of common stock on the purchase date exceeded the purchase price paid for those shares, and generally Synopsys will be entitled (subject to the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. The participant will also recognize capital gain or loss to the extent the amount realized upon the sale or disposition of the shares of common stock differs from the sum of the aggregate purchase price paid for those shares of common stock and the ordinary income recognized upon their disposition.
Qualifying Disposition. If the participant sells or disposes of the purchased shares of common stock more than two years after the start date of the offering period in which the shares of common stock were acquired and more than one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (1) the amount by which the fair market value of the shares of common stock on the sale or disposition date exceeded the purchase price paid for those shares of common stock or (2) fifteen percent (15%) of the fair market value of the shares of common stock on the start date of that offering period. Any additional gain or loss upon the disposition will be taxed as a long-term capital gain or loss. We will not be entitled to an income tax deduction with respect to such disposition.

2025 Proxy Statement	55

As required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the Exchange Act), we are requesting our stockholders cast a non-binding advisory vote on the compensation of our NEOs as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion on pages 56 to 99 of this Proxy Statement. Specifically, stockholders are being asked to approve the following resolution at the Annual Meeting:
RESOLVED, that the compensation paid to the named executive officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules, which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables, is hereby approved.
This non-binding advisory vote is commonly referred to as a “say-on-pay” vote and is held annually. It is expected that the next say-on-pay vote will occur at the 2026 Annual Meeting of Stockholders.
Synopsys, Inc.
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (CD&A) discusses the compensation of our NEOs for fiscal 2024.
Fiscal 2024 NEOs

Sassine Ghazi President and Chief Executive Officer	Dr. Aart J. de Geus Executive Chair	Shelagh Glaser Chief Financial Officer	Rick Mahoney Chief Revenue Officer	John F. Runkel, Jr. General Counsel and Corporate Secretary

Executive Summary
Chief Executive Officer Transition
Following a systematic, multi-year succession development and planning process, on January 1, 2024, Mr. Ghazi succeeded our co-founder Dr. de Geus as Chief Executive Officer, and Dr. de Geus transitioned from his role as Chief Executive Officer to Executive Chair. Over his career at Synopsys spanning more than 25 years, Mr. Ghazi has embodied our values and culture, has driven our innovative technology, has shown strong operational experience in running Synopsys, and has built deep, trusting relationships with our employees, customers and ecosystem stakeholders. Since assuming the Chief Executive Officer role at the beginning of 2024, Mr. Ghazi has led Synopsys to record financial results and has made strong contributions to our strategic progress, including his leadership of our pending acquisition of ANSYS, Inc. (Ansys) and further optimization of our business portfolio, with the divestiture of our Software Integrity Group.

56

PROPOSAL 4 — Advisory Vote to Approve Executive Compensation
Dr. de Geus continues to champion our unique culture and technical innovation both inside and outside the Company as Executive Chair. Key aspects of Dr. de Geus’ role include serving as the Executive Chair of our Board of Directors, providing strategic advice to our Chief Executive Officer, continuing work on the Board of the Synopsys Foundation, participating at key industry conferences and helping to maintain key external stakeholder relationships. Dr. de Geus was the 2024 recipient of the Robert N. Noyce award, the Semiconductor Industry Association's highest honor, awarded annually in recognition of a leader who has made outstanding contributions to the semiconductor industry in technology or public policy.
Fiscal 2024 Performance Overview
Synopsys delivered an outstanding year in fiscal 2024. We have a resilient business model, and our customers continue to prioritize mission-critical investments in the silicon and systems that position them for future growth and to capitalize on AI in this era of pervasive intelligence. We made great progress in fiscal 2024 to align our portfolio investment with the greatest return potential to accelerate our growth. This was highlighted by the sale of our software integrity business and increased investment in our core design automation and IP businesses. We also doubled down on our silicon to systems strategy with the pending acquisition of Ansys. We expect this acquisition to accelerate our silicon to systems strategy, by strengthening our capabilities in advanced chip design technology and accelerating our expansion into new growth verticals. We are confident in our business heading into fiscal 2025 based on our proven track record of powering innovation and resilient growth.

Financial Highlights[1]

Generated Record Revenue of

$6.13B

15.2% annual growth

Expanded Operating Margins[2] to

22.1% GAAP and
38.5% Non-GAAP

Delivered EPS[2] Growth of

17% GAAP and
25% Non-GAAP

Operating Cash Flow of

$1.41B

Free Cash Flow[3] of

$1.29B

Backlog[4] of

$8.1B

SYNOPSYS®

(1)Reflects results as of the end of fiscal 2024. Presented on a continuing operations basis, without the Software Integrity business that was sold on September 30, 2024.
(2)Please see Appendix C for a reconciliation of non-GAAP operating margin and non-GAAP EPS to the most directly comparable measure reported under U.S. generally accepted accounting principles (GAAP) as well as information regarding how these measures are calculated.
(3)Free cash flow is calculated as cash provided from operating activities less capital expenditures and capitalization of software development costs.
(4)“Backlog” means contracted but unsatisfied or partially unsatisfied performance obligations as of November 2, 2024, which includes non-cancellable Flexible Spending Account (FSA) commitments from customers where actual product selection and quantities of specific products or services are to be determined by customers at a later date, and excludes future sales-based royalty payments from the remaining performance obligations. Approximately 41% of the backlog as of November 2, 2024, excluding non-cancellable FSA, is expected to be recognized as revenue over the next 12 months. The majority of the remaining backlog is expected to be recognized in the next three years.

2025 Proxy Statement	57

PROPOSAL 4 — Advisory Vote to Approve Executive Compensation
BUSINESS HIGHLIGHTS(1)

Design Automation

Our Design Automation segment supplies mission-critical EDA software used to design and test chips and silicon, including AI-driven chip design to improve efficiency and accelerate the design, testing and manufacturing process. We also offer software and hardware that our customers use to validate the electronic systems that incorporate chips and the software that runs on them, and technical services and support to help our customers develop advanced chips and electronic systems.
•Design Automation achieved fiscal 2024 revenue of $4.22 billion, up 11.8% year-over-year, with an adjusted operating margin of 38.7%.
•We are a leader in digital design and led the industry to establish AI as a core capability of modern chip design. We are helping customers achieve the next level of engineering productivity across the full EDA stack with the expansion of our Synopsys.ai suite to include AI-driven optimization, our data analytics suite with Synopsys.ai Copilot, and the addition of breakthrough GenAI capabilities.
•Our EDA suite has achieved more than 1200 tape-outs at 16nm and below.
•We played a foundational role in advancing 2.5D and 3D multi-die design and manufacturing, partnering with ecosystem leaders to improve predictability and yield for silicon designs.
•Together with Taiwan Semiconductor Manufacturing Company, we brought to production NVIDIA's computational lithography platform, which accelerates semiconductor manufacturing's most compute-intensive workload.
•We collaborated with Samsung Electronics to achieve the first production tape-out of a flagship mobile CPU on Samsung Foundry's GAA process.
•We advanced our electronics digital twin solutions and saw adoption of our virtualization technology by nine of the top ten automotive OEMs.
•We debuted the ZeBu EP2 unified emulation and prototyping system, providing the fastest emulation and prototyping platform for AI workloads, and the HAPS-100 12 system, our highest capacity and density FPGA-based prototyping system, for prototyping large designs that require many FPGAs, such as multi-die systems and large SoCs.

Design IP

Our Design IP segment offers a broad and comprehensive portfolio of semiconductor IP solutions that engineers use as components of larger chip designs to reduce integration risk and speed time to market. We also provide architecture design expertise, including signal and power integrity analysis and IP hardening, to accelerate IP integration and silicon bring-up.
•Design IP achieved fiscal 2024 revenue of $1.91 billion, up 23.6% year-over-year, with an adjusted operating margin of 38.3%.
•We have the #2 market share in Design IP, and our market-leading IP portfolio, by far the broadest in the industry with prominent positions in key blocks, continues to grow in AI accelerators (NPUs) and DSPs.
•Our Design IP is enabled on advanced technology processes at the world's top semiconductor foundries.
•We achieved certification of Synopsys IP on Samsung Foundry's advanced SF2 GAA process.
•We announced the industry's first complete UCIe IP solution operating at up to 40 Gbps per pin to address the increased compute performance requirements of the world's fastest AI data centers.
•We achieved the industry's first PCIe 7.0 IP solution for hyperscale AI data center infrastructure.

(1)Adjusted operating margin for each segment was determined consistent with ASC 280, Segment Reporting. Appendix C includes a reconciliation of items that apply for a particular segment.

58

PROPOSAL 4 — Advisory Vote to Approve Executive Compensation
Our Compensation Philosophy
We have designed our executive compensation program to attract, motivate and retain a team of highly qualified executives who will drive our success. To motivate and reward our NEOs to focus on our long-term business performance and increase long-term stockholder value, we have set out the following objectives:
Fiscal 2024 Executive Compensation Overview
The cornerstone of our compensation philosophy continues to be pay for performance. We closely align the compensation paid to our NEOs with the achievement of financial goals that we view as central to our business strategy and are intended to drive both short- and long-term performance.
Our three core elements of NEO direct compensation are base salary, an annual cash incentive opportunity and annual equity awards. Over 90% of our NEOs’ fiscal 2024 compensation is performance-based and/or at risk. The graphic below reflects the approximate general distribution of these three core elements of NEO target total direct compensation (Target TDC) awarded during fiscal 2024 as determined by our Compensation Committee.

Chief Executive Officer (Mr. Ghazi)(1)(2)(3)	Average of the Other NEOs(1)(2)

(1)Amounts may not foot due to rounding.
(2)Mr. Ghazi succeeded Dr. de Geus as Chief Executive Officer on January 1, 2024, at which time Dr. de Geus transitioned to Executive Chair. All references to and disclosures of Chief Executive Officer compensation for fiscal 2024 in this Proxy Statement reflect Mr. Ghazi's compensation for fiscal 2024, which includes the period prior to January 1, 2024 when he served as President and Chief Operating Officer. After certain adjustments to his compensation, Dr. de Geus' Target TDC as Executive Chair is approximately 50% of the Target TDC of Mr. Ghazi, our Chief Executive Officer.
(3)Excludes one-time equity grant in connection with Mr. Ghazi's promotion to Chief Executive Officer, 100% of which was in the form of PRSUs.

2025 Proxy Statement	59

PROPOSAL 4 — Advisory Vote to Approve Executive Compensation
Fiscal 2024 EIP and PRSU Funding Outcomes
We performed well against our fiscal 2024 goals, as further described below.
FISCAL 2024 EIP PERFORMANCE(1)

	TARGET	PERFORMANCE WEIGHTING (%)	PERFORMANCE	RESULT
FUNDING THRESHOLD PAYMENT GOAL

Fiscal 2024 Non-GAAP Operating Margin	26.95%(2)	N/A	38.5%

CORPORATE FINANCIAL PERFORMANCE GOALS

Fiscal 2024 Revenue	$6.118 billion	60.0	$6.127 billion

Fiscal 2024 Non-GAAP Operating Margin	38.5%	40.0	38.5%

REVENUE GROWTH GOALS

Fiscal 2025 Revenue Backlog	$4.138 billion	N/A	98.7% of target

Fiscal 2026 Revenue Backlog	—(3)	N/A	115.1% of target

Achievement At Target	Achievement Above Target	Achievement Below Target
(1)See footnotes in the table below titled, “Performance Against Fiscal 2024 Performance Measures" for more details.
(2)Represents 70.0% of our Fiscal 2024 Non-GAAP Operating Margin target of 38.5%.
(3)We consider our second-year revenue backlog target to be confidential, and the disclosure of this target prior to the completion of the performance period would cause us competitive harm. We intend to disclose the CAGR Targets after the performance period has been completed. In general, the Compensation Committee sets revenue backlog targets that it believes to be challenging but attainable with considerable effort by our NEOs and employees, and in the absence of significant deterioration in macroeconomic or broader industry conditions.

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STATUS OF PRSU AWARDS

	2023	2024	2025	2026	GOALS	TARGET	PERFORMANCE	RESULT

Fiscal 2023 Annual PRSUs (2023 - 2025 Performance Period)	2 Out Of 3 Years Elapsed				CAGR Revenue Growth	(1)	In progress	In progress

					rTSR	≥50th Percentile	In progress	In progress

Fiscal 2024 Annual PRSUs (2024 - 2026 Performance Period)		1 Out Of 3 Years Elapsed			CAGR Revenue Growth	(1)	In progress	In progress

					rTSR	≥50th Percentile	In progress	In progress

(1)We consider our Fiscal 2023 - 2025 CAGR Revenue Growth and Fiscal 2024 - 2026 CAGR Revenue Growth targets (the CAGR Targets) to be confidential, and the disclosure of the CAGR Targets prior to the completion of the performance period would cause us competitive harm. We intend to disclose the CAGR Targets after the performance period has been completed. In general, the Compensation Committee sets CAGR Targets that it believes to be challenging but attainable with considerable effort by our NEOs and employees, and in the absence of significant deterioration in macroeconomic or broader industry conditions.
For additional information on the status of the Fiscal 2023 Annual PRSUs and the Fiscal 2024 Annual PRSUs, please refer to the “Payout Status of PRSU Awards” section beginning on page 75.

Advisory Vote on Executive Compensation
Our stockholders may cast an annual advisory vote on our NEO compensation. Although the vote is non-binding, the Compensation Committee considers the results of the say-on-pay vote when making compensation decisions, allowing our stockholders to provide input on our compensation philosophy, policies and practices.
The Compensation Committee believes that our most recent voting results demonstrate strong support for our compensation philosophy and executive compensation program, including changes made in prior years. Based on the most recent voting results and the feedback that we received through our stockholder engagement efforts, the Compensation Committee did not make changes to our annual compensation program in fiscal 2024. For additional information on our stockholder engagement efforts, please refer to the "Stockholder Engagement" section beginning on page 28.

Approximately 93% of voted shares (cast “for” or “against”) approved our NEO compensation last year.

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PROPOSAL 4 — Advisory Vote to Approve Executive Compensation
Compensation Practices and Governance Policies

What We Do	What We Don’t Do

✓ Pay for Performance. Performance-based pay represents a significant portion of our NEOs’ Target TDC
✓ Mix of Performance Goals. The performance goals for our incentive awards focus on both near-term and long-term goals
✓ Double Trigger Change of Control Benefits. Our NEO change of control agreements are “double trigger"
✓ Maximum Payout Caps. Our EIP and 2006 Employee Plan maintain maximum payout caps to avoid excessive payments and risk taking
✓ Compensation Recovery Policy. We maintain a compensation recovery policy for the recovery of incentive compensation paid to executive officers in the event of a financial restatement that is compliant with the Nasdaq Listing Standards and SEC requirements
✓ Robust Share Ownership Guidelines. All of our continuing NEOs are in compliance with our Share Ownership Guidelines
✓ Independent Compensation Committee. Our Compensation Committee is composed solely of independent directors
✓ Independent Compensation Consultant. Our Compensation Committee directly retains Aon as an independent compensation consultant
✓ Annual Advisory Say-on-Pay Vote. We hold an annual advisory say-on-pay vote and approximately 93% of votes cast approved our fiscal 2023 NEO compensation policies and procedures
✓ Equity Burn Rate Management. We continue to closely manage our equity budget and equity burn rate, limiting gross share usage to 1.2% in fiscal 2024

✗ No Excessive Risks. Annual compensation risk assessment of executive compensation program to ensure no excessive risk taking
✗ No Excessive Change of Control Payments. Cash change of control payments do not exceed two times annual target cash incentive compensation
✗ No Golden Parachute Tax Gross Ups. We do not provide for “golden parachute” excise tax gross ups
✗ No Excessive Perks. We do not provide any excessive perquisites to our NEOs
✗ No Hedging or Pledging. All employees, including our NEOs, and our directors are prohibited from engaging in hedging or pledging our stock as collateral for a loan or using margin accounts
✗ No Repricing or Cash-out of Underwater Options. Our 2006 Employee Plan forbids the repricing and cash-out of underwater options without stockholder approval
✗ No Dividends on Unvested Equity Awards. Our 2006 Employee Plan prohibits paying out dividends and dividend equivalents on unvested awards
✗ No Executive Pension Plans or SERPs. We only maintain a deferred compensation plan and a standard 401(k) plan

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Fiscal 2024 Executive Compensation

CORE FISCAL 2024 COMPENSATION ELEMENT(1)(2)(3)		PURPOSE	KEY CHARACTERISTICS

BASE SALARY
Chief Executive Officer	Average of Other NEOs	Compensates our NEOs for expected levels of day-to-day performance.	•Reflects expertise and scope of responsibilities in a competitive market for executive talent.

EXECUTIVE INCENTIVE PLAN (EIP)
Chief Executive Officer	Average of Other NEOs	Aligns NEO performance with near-term financial objectives and future revenue goals, which rewards contributions that have a multi-year impact and are aligned with our long-term strategic plan.	•Multiple performance metrics measuring financial performance. •Requires significant levels of achievement before payments are earned.

ANNUAL STOCK OPTIONS
Chief Executive Officer	Average of Other NEOs	Align interests of NEOs with long-term stockholder interests through incentivizing long-term stock price growth and encourage retention.	•Four-year vesting subject to continued employment.

ANNUAL RSUs
Chief Executive Officer	Average of Other NEOs
Align interests of NEOs with long-term stockholder interests through incentivizing long-term stock price growth and encourage retention while managing dilution. Have upside potential but deliver value even during periods of market or stock price underperformance.
•Four-year vesting subject to continued employment.

ANNUAL PRSUs
Chief Executive Officer	Average of Other NEOs
Align interests of NEOs with long-term stockholder interests through incentivizing continued revenue and relative stock price performance over a multi-year performance period and encourage retention. Modifier helps align payouts with stockholder experience.
•Vesting subject to achievement of revenue growth and rTSR performance: •Three-year performance period. •Mandatory downward adjustment if rTSR below 50th percentile.

(1)Amounts may not foot due to rounding.
(2)Mr. Ghazi succeeded Dr. de Geus as Chief Executive Officer on January 1, 2024, at which time Dr. de Geus transitioned to Executive Chair. All references to and disclosures of Chief Executive Officer compensation for fiscal 2024 in this Proxy Statement reflect Mr. Ghazi's compensation for fiscal 2024, which includes the period prior to January 1, 2024 when he served as President and Chief Operating Officer.
(3)Excludes one-time equity grant in connection with Mr. Ghazi's promotion to Chief Executive Officer, 100% of which was in the form of PRSUs.

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PROPOSAL 4 — Advisory Vote to Approve Executive Compensation
Base Salary
Base salaries compensate our NEOs for expected levels of day-to-day performance and are based on:
•each NEO’s role and responsibilities,
•our financial performance projections,
•pay at comparable companies,
•our budget for the coming year,
•historical salary levels (if applicable), and
•the resulting total target compensation that can be earned given the individual’s base salary and related target incentive opportunity.
The base salaries of our current NEOs for fiscal 2024 are set forth below.

NEO	FISCAL 2024 BASE SALARY ($)	FISCAL 2023 BASE SALARY ($)	BASE SALARY INCREASE (%)	PRIMARY REASONS FOR THE CHANGE
Sassine Ghazi	840,000	625,000	34.4
This increase reflects Mr. Ghazi's promotion to Chief Executive Officer and was set by our Board of Directors after considering Aon’s independent review of market data, our incumbent CEO's base salary, internal pay considerations, growth into the role, and past performance. Mr. Ghazi's base salary was set at the 25th percentile for equivalent roles at our peers.

Dr. Aart J. de Geus	725,000	725,000	—	No increase.
Shelagh Glaser	600,000	600,000	—	No increase.
Rick Mahoney	450,000	450,000	—	No increase.
John F. Runkel, Jr.	450,000	450,000	—	No increase.

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PROPOSAL 4 — Advisory Vote to Approve Executive Compensation
Short-Term Cash Incentives
Executive Incentive Plan (EIP). We utilize annual cash incentive compensation to align NEO performance with near-term financial objectives and future revenue goals, which reward contributions that have a multi-year impact. These cash incentive payments can be earned by our NEOs only if we achieve a significant level of our financial performance goals, which are intended to advance our long-term strategic plans and, ultimately, stockholder value. Our Compensation Committee grants cash incentive compensation opportunities under our EIP and approves cash incentive targets, performance goals and payout matrices that determine how much of the target may be paid at each level of achievement of our performance goals.
After the end of the fiscal year, the Compensation Committee determines whether a threshold payment goal has been satisfied. If the threshold payment goal has been satisfied, an NEO is eligible to receive up to 225% of the NEO’s cash incentive target. The Compensation Committee then uses their best business judgment to determine the amount of each NEO's actual cash incentive awards, based on:
•a pre-determined payout formula provided in the EIP to calculate the amount of potential cash incentive payments,
•management's recommendations to the Compensation Committee regarding individual performance,
•Synopsys' achievement of other financial goals, product milestones or strategic goals,
•cross-functional teamwork and collaboration,
•unforeseen changes in the economy and/or geopolitical climate, and
•any other factors deemed material by the Compensation Committee.
The cash incentive targets, performance goals, payout matrices and payout formula for fiscal 2024 are described in the sections that follow.
Fiscal 2024 Cash Incentive Targets. A cash incentive target is the amount of cash incentive compensation that an NEO could earn if we achieve our performance goals. Targets are expressed as a percentage of the NEO’s base salary. In reviewing targets, our Compensation Committee takes into consideration:
•each NEO’s role and responsibilities,
•our financial performance projections,
•the budget for the coming year,
•pay at comparable companies,
•historical compensation levels, and
•the resulting total target compensation that can be earned given the individual’s base salary and related target incentive opportunity.
We did not increase the cash incentive target for any of our current NEOs for fiscal 2024, and Dr. de Geus did not participate in the cash incentive program for fiscal 2024 following his transition from Chief Executive Officer to Executive Chair. The cash incentive targets for each of our NEOs, other than Dr. de Geus, for fiscal 2024 as compared to fiscal 2023 are summarized below. For fiscal 2024, in no event could an actual cash incentive payment to any NEO exceed 225% of the NEO’s cash incentive target, the maximum funding level under the EIP.

NEO	FISCAL 2024 CASH INCENTIVE TARGET (% OF SALARY)	FISCAL 2023 CASH INCENTIVE TARGET (% OF SALARY)	CASH INCENTIVE TARGET INCREASE (%)	PRIMARY REASONS FOR THE CHANGE
Sassine Ghazi	200	200	—	No increase.
Shelagh Glaser	100	100	—	No increase.
Rick Mahoney	150	150	—	No increase.
John F. Runkel, Jr.	80	80	—	No increase.

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PROPOSAL 4 — Advisory Vote to Approve Executive Compensation
FISCAL 2024 PERFORMANCE MEASURES
For fiscal 2024, our Compensation Committee selected a mix of performance measures that it believed incentivized our NEOs to focus on sustained performance rather than short-term accomplishments and would contribute to our consistent revenue growth and profitability achievement. The Compensation Committee based the financial goals on the Company’s fiscal 2024 operating plan approved by the Board of Directors. For fiscal 2024, the Compensation Committee removed organizational performance goals to emphasize and focus on advancing our business growth and shareholder value.
The EIP was structured to provide a limited payment opportunity when target performance goals are narrowly missed. We believe this reduces our exposure to excessive risk-taking that can arise with “all or nothing” performance conditions and subjects our NEOs to a higher performance standard when compared to standard industry practice.

PERFORMANCE GOALS & METRICS	RATIONALE	IMPACT ON EIP & OTHER KEY FEATURES
FUNDING THRESHOLD PAYMENT GOAL
Fiscal 2024 Non-GAAP Operating Margin (Percentage of Fiscal 2024 Non-GAAP Operating Margin Target)
Establishes the level of performance that must be achieved before any payment can be attained under the EIP.
We do not believe our NEOs should earn a bonus unless Synopsys attains a minimum level of profitability.

If the threshold payment goal is achieved, each NEO would be eligible to earn up to 225% of their cash incentive target based on achievement of the goals below and other factors that the Compensation Committee considers relevant, as described above.

CORPORATE FINANCIAL PERFORMANCE GOALS
Fiscal 2024 Revenue	Incentivizes revenue growth and rewards efforts to retain customers and expand our business. Weighted at 60% of Corporate Financial Performance Goals to reflect focus on revenue growth.	Must achieve ≥90% weighted average of Corporate Financial Performance Goals (60% Fiscal 2024 Revenue and 40% Fiscal 2024 Non-GAAP Operating Margin) before any payment could be earned.
Fiscal 2024 Non-GAAP Operating Margin	Ensures appropriate investment mix to drive profitability, reduce expenses and support operating effectiveness. Weighted at 40% of Corporate Financial Performance Goals.
REVENUE GROWTH GOALS
Fiscal 2025 Revenue Backlog (Referred to elsewhere as Revenue Growth Goal)	Encourages our NEOs to address revenue predictability in the nearer term.	Achieving <97% of Revenue Growth Goal will result in no greater than 85% of Revenue Growth Achievement Factor.
Fiscal 2026 Revenue Backlog (Referred to elsewhere as Long-Term Revenue Growth Goal)	Encourages our NEOs to address revenue growth in the longer term, thereby rewarding contributions that have a multi-year impact.	No multiplier for Long-Term Revenue Growth Goal if not fully achieved.

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PERFORMANCE AGAINST FISCAL 2024 PERFORMANCE MEASURES
Our fiscal 2024 threshold goal to earn any payment was 70.0% of our fiscal 2024 non-GAAP operating margin target of 38.5%, or 26.95%(1). We achieved this target by attaining a non-GAAP operating margin of 38.5% for fiscal 2024 and, therefore, the threshold payment goal was satisfied and each of our NEOs was eligible to earn up to 225% of his or her cash incentive target, the maximum funding level under the EIP. Our other performance goals targets are set forth below.

ACHIEVED	Threshold Payment Goal

CORPORATE FINANCIAL PERFORMANCE GOALS	PERFORMANCE WEIGHT (%)	FISCAL 2024 ACHIEVED (%)
Fiscal 2024 Revenue	60.0	100.2
Fiscal 2024 Non-GAAP Operating Margin(1)	40.0	100.0
Average Achievement		100.1

REVENUE GROWTH GOALS	FISCAL 2024 TARGET	FISCAL 2024 ACHIEVED (%)
Fiscal 2025 Revenue Backlog(2)		98.7
Fiscal 2026 Revenue Backlog(2) (Referred to elsewhere as Long-Term Revenue Growth Goal)	—(3)	115.1
(1)Please see Appendix C for a reconciliation of non-GAAP operating margin and non-GAAP EPS growth to the most directly comparable measure reported under U.S. GAAP as well as information regarding how these measures are calculated.
(2)“Backlog” means contracted but unsatisfied or partially unsatisfied performance obligations as of November 2, 2024, which includes non-cancellable Flexible Spending Account commitments from customers where actual product selection and quantities of specific products or services are to be determined by customers at a later date, and excludes future sales-based royalty payments from the remaining performance obligations. Approximately 41% of the backlog as of November 2, 2024, excluding non-cancellable FSA, is expected to be recognized as revenue over the next 12 months. The majority of the remaining backlog is expected to be recognized in the next three years.
(3)We consider our second-year revenue backlog target to be confidential, and the disclosure of this target would cause us competitive harm. In general, the Compensation Committee sets revenue backlog targets that it believes to be challenging but attainable with considerable effort by our NEOs and employees, and in the absence of significant deterioration in macroeconomic or broader industry conditions.

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PROPOSAL 4 — Advisory Vote to Approve Executive Compensation
PERFORMANCE GOAL ACHIEVEMENT FACTOR MATRICES
The Compensation Committee also approved the performance goal achievement factor matrices described below to determine how much of the target could be paid at each level of achievement of our performance goals.
Fiscal 2024 Corporate Financial Performance Achievement Factor Matrix
The Corporate Financial Performance Achievement Factor was calculated pursuant to the payout matrix set forth in the table and graph below and the weighted average achievement of our two Corporate Financial Performance Goals for fiscal 2024. Further, a 90% weighted average achievement of the Corporate Financial Performance Goals was required before our NEOs could earn an award under the EIP. For fiscal 2024, we revised the funding curve between target and maximum achievement levels, by reducing weighted average achievement for a 150% achievement factor from 110% to 105.5%, to reflect our challenging revenue targets for fiscal 2024 and recognize outperformance of targets.
CORPORATE FINANCIAL PERFORMANCE ACHIEVEMENT FACTOR
(BASED ON FISCAL 2024 REVENUE AND OPERATING MARGIN)

Percentage of Weighted Average Achievement of Corporate Financial Performance Goals (%)	Corporate Financial Performance Achievement Factor (%)
≥105.5	150
100	100
90	70
<90	—
Our Corporate Financial Achievement Factor for fiscal 2024 was 100.0% based on a weighted average achievement of Corporate Financial Performance Goals of 100.1%.

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PROPOSAL 4 — Advisory Vote to Approve Executive Compensation
Fiscal 2024 Revenue Growth Achievement Factor Matrix
For fiscal 2024, the Revenue Growth Achievement Factor was calculated pursuant to the payout matrix set forth in the table and graph below.
REVENUE GROWTH ACHIEVEMENT FACTOR
(BASED ON FISCAL 2025 REVENUE BACKLOG)

Percentage of Achievement of Revenue Growth Goal (%)	Revenue Growth Achievement Factor (%)
≥105	150
100	100
<97	85
Our Revenue Growth Achievement Factor for fiscal 2024 was 92.5% due to achievement of revenue growth of 98.7%.
Fiscal 2024 Long-Term Revenue Growth Goal Multiplier Matrix
For fiscal 2024, achieving 100% or greater of the Long-Term Revenue Growth Goal would result in application of the Long-Term Revenue Growth Multiplier of 110%. No multiplier would be applied for any achievement below 100%.
LONG-TERM REVENUE GROWTH ACHIEVEMENT FACTOR
(BASED ON FISCAL 2026 REVENUE BACKLOG)

Percentage of Achievement of Long-Term Revenue Growth Goal (%)	Long-Term Revenue Growth Achievement Factor (%)
>100	110
<100	100
Our Long-Term Revenue Growth Multiplier for fiscal 2024 was 110.0% due to achievement of 115.1% of our Long-Term Revenue Growth Goal.

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PROPOSAL 4 — Advisory Vote to Approve Executive Compensation
EIP Payment Formula. Following achievement of the threshold goal required to earn any payment, actual cash incentive payments were only earned after our Compensation Committee reviewed the potential cash incentive payment calculations under an EIP payment formula that was approved in early 2024 as set forth below.

Potential Cash Incentive Payment	=	Cash Incentive Target	X	Corporate Financial Performance Achievement Factor	X	Revenue Growth Achievement Factor (if applicable)	X	Long-Term Revenue Growth Goal Multiple (if applicable)
The Compensation Committee was empowered to adjust potential cash incentive payments, regardless of whether any multiplier was earned. In no event could an actual cash incentive payment to an NEO exceed 225% of the NEO’s cash incentive target.
Actual Fiscal 2024 Cash Incentive Payments. Based on our achievement of EIP performance goals, the calculation of individual cash incentives, using the EIP Payment Formula yielded potential calculated awards of 101.75% of our NEOs’ targets, which was based on:

101.75%				100.0%		92.5%		110.0%
Achieved Cash Incentive Payment	=	Cash Incentive Target	X	Corporate Financial Performance Achievement Factor	X	Revenue Growth Achievement Factor	X	Long-Term Revenue Growth Achievement Factor
As discussed above, the Compensation Committee uses discretion to determine the amount of each NEO's actual cash incentive awards based on multiple factors, including the EIP Payment Formula to calculate the amount of potential cash incentive payments, management's recommendations to the Compensation Committee regarding individual performance, our achievement of other financial goals, product milestones or strategic goals, cross-functional teamwork and collaboration, and more. The Compensation Committee’s consideration of these factors is reflected in actual cash incentive payments made under the EIP.
In determining the amount of each NEO’s actual cash incentive awards, the Compensation Committee reviewed the overall strength of our fiscal 2024 financial results, including achievement of record revenue of $6.127 billion, up approximately 15% year over year, while expanding our GAAP and non-GAAP operating margin and delivering double digit GAAP and non-GAAP EPS growth. The Compensation Committee also considered non-financial elements for fiscal 2024 as part of this determination. We made significant progress in fiscal 2024 to our silicon to systems strategy with the pending acquisition of Ansys, a leader in simulation and analysis, and sharpened our commitment to strategic portfolio management, including the sale of our Software Integrity Group and increased investments in our core design automation and IP businesses.
After reviewing the strength of our fiscal 2024 financial results and strategic achievements, as well as potential payments calculated by the EIP Payment Formula, the Compensation Committee determined that an upward adjustment to the EIP cash incentive payment amount was warranted. The Compensation Committee approved fiscal 2024 actual cash incentive payments under the EIP at 147.89% of target for all plan participants, on average, as a group, with actual payout amounts based in part on individual contributions.

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The table below shows the target fiscal 2024 EIP cash incentive payments, the cash incentive payments that would have been made based on the formulaic results described above, the maximum amount of cash incentive payments that would have been made based on achievement of our threshold payment goal, and the actual cash incentive payments that were made as a result of the Compensation Committee’s decisions discussed above.

NEO	TARGET CASH INCENTIVE PAYMENT ($)	CALCULATED POTENTIAL CASH INCENTIVE AMOUNT BASED ON PERFORMANCE ACHIEVEMENT (EQUAL TO 101.75% OF TARGET) ($)	CALCULATED POTENTIAL MAXIMUM CASH INCENTIVE AMOUNT BASED ON ACHIEVEMENT OF THRESHOLD PAYMENT GOAL (EQUAL TO 225% OF TARGET) ($)	ACTUAL CASH INCENTIVE PAYMENT ($)	RATIONALE
Sassine Ghazi	1,680,000	1,709,400	3,780,000	2,688,000	Increased to reflect critical contributions to our fiscal 2024 financial results and key strategic initiatives.
Shelagh Glaser	600,000	610,500	1,350,000	900,000	Increased to reflect contributions to our fiscal 2024 financial results and leadership of our finance function.
Rick Mahoney	675,000	686,813	1,518,750	1,080,000	Increased to reflect contributions to our fiscal 2024 financial results and leadership of our sales and go-to-market function.
John F. Runkel, Jr.	360,000	366,300	810,000	504,000	Increased to reflect contributions to our fiscal 2024 financial results and leadership of our legal function.

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PROPOSAL 4 — Advisory Vote to Approve Executive Compensation
Equity Awards
We believe that equity awards align the interests of our NEOs with the long-term interests of our stockholders by rewarding long-term value creation and by providing retention incentives through multi-year vesting periods.
FISCAL 2024 EQUITY AWARDS – ANNUAL EQUITY AWARDS
Our Compensation Committee granted the following annual equity awards in the first quarter of fiscal 2024 to our NEOs under our 2006 Employee Plan:

Annual performance-based restricted stock units (Annual PRSUs), which are eligible to vest only upon the achievement of pre-established performance criteria over a three-year performance period. See table below for more information on the Fiscal 2024 PRSU Program.

Annual time-based restricted stock units (Annual RSUs), which vest in four equal annual installments to contribute to longer-term retention. Annual RSUs also promote long-term performance as their value is directly linked to increases and decreases in our stock price, further aligning NEO interests with long-term stockholders. Annual RSUs have upside potential but deliver value even during periods of market or stock price underperformance.

Annual stock options with time-based vesting, which vest over four years with 25% of the shares vesting on the one-year anniversary of the grant date, and the remaining shares vesting quarterly thereafter. Annual stock options encourage long-term performance as they are only valuable if our stock price increases over time, as the awards vest.

SUMMARY OF THE FISCAL 2024 PRSU PROGRAM
The fiscal 2024 PRSU program is designed to promote continued revenue growth and sustained value creation for our stockholders. The material features of the fiscal 2024 PRSU program are described in the table below.

	Performance Period & Goal	rTSR Modifier	Vesting Schedule
2024 PRSUs	Based on three-year revenue growth goal for the fiscal 2024 to 2026 period
rTSR modifier based on our stock price ranking as measured against the S&P 500 Information Technology Sector Index(2) over a three-year period
Performance below 50th percentile results in downward adjustment, and performance above 50th percentile results in upward adjustment

Cliff vests after three years
100% after three-year performance period upon certification of achievement against goals by the Compensation Committee (subject to continued employment through the certification date)

RATIONALE	Incentivizes long-term sustained revenue growth
Strong performance, as measured by the revenue growth, is fully rewarded only if it also results in above-median shareholder returns. Incentivizes long-term sustained value creation over three-year period relative to other tech companies, aligns executive officer interests with long-term stockholder interests, and filters out macroeconomic and other factors that are not within management’s control
Encourages long-term retention as well as promotes long-term performance, as PRSUs are directly subject to increases and decreases in our stock price, further aligning NEO interests with long-term stockholder interests
(1)The S&P 500 Information Technology Sector Index was selected to provide a broad representation of the potential opportunity cost of investing in Synopsys vs. other technology companies from an investor’s perspective.

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Target Value. The size of the annual equity awards granted to each NEO in the second fiscal quarter of fiscal 2024 is based on an estimated target dollar value. The Compensation Committee considered:
•the NEO’s role and responsibilities,
•historical compensation levels,
•the impact of award size on our burn rate,
•pay at comparable companies, which has evolved in recent years to reflect our growth, and
• internal pay equity in determining awards.
Our equity budget for the coming year was also a critical factor, as the Compensation Committee is mindful of potential stockholder dilution and internal pay equity between our NEOs and employees in general when approving grants.
The target dollar value was converted into a number of shares based on estimated conditions on the grant date, as described in “Equity Element Allocation” below. The following table sets forth the initial target value of each NEO’s equity grants as considered by the Compensation Committee, compared to the previous year's initial target value. The target dollar value for each NEO's annual equity awards differ from the actual grant date fair values reported in the “Stock Awards” column in the "Summary Compensation Table" on page 84 and the "Grants of Plan-Based Awards" table on page 86, which are computed in accordance with stock-based compensation accounting principles and reflect the accounting value on the grant date. The PRSU values in the Summary Compensation Table reflect a Monte Carlo simulation valuation model performed as of the date of grant and include a relative stock price model that may significantly change the reported value depending on changes in our stock price.

INITIAL TARGET DOLLAR VALUE FOR ANNUAL EQUITY GRANTS OF ALL NEOs
NEO	FISCAL 2024 APPROVED TARGET DOLLAR VALUE ($)	FISCAL 2023 APPROVED TARGET DOLLAR VALUE ($)	DIFFERENCE FROM FISCAL 2023 (%)	PRIMARY REASONS FOR THE CHANGE
Sassine Ghazi	15,000,000	7,500,000	100.0	Mr. Ghazi's annual target value increased from $7,500,000 to $15,000,000 in conjunction with his promotion to Chief Executive Officer. This target dollar value reflects Mr. Ghazi's substantial role and responsibilities, the importance of his role to Synopsys’ long-term success, the desire to provide a competitive compensation package in-line with our peers with significant holding power, and the impact of the size of his equity awards on our equity burn rate and equity budget. The target dollar value was set at the 50th percentile for equivalent roles at our peers.
Dr. Aart J. de Geus	8,000,000	10,000,000	-20.0	Reflects position change from Chief Executive Officer to Executive Chair and related transition of Chief Executive Officer responsibilities consistent with our succession plan.
Shelagh Glaser	6,000,000	4,500,000	33.3	Increased from Ms. Glaser's initial hire equity compensation level to align with our growth objectives and to further retentive aspects.
Rick Mahoney	5,970,000	4,500,000	32.7	Increased from Mr. Mahoney's prior equity compensation level to align with our growth objectives and to further retentive aspects.
John F. Runkel, Jr.	2,300,000	2,300,000	—	No increase.

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PROPOSAL 4 — Advisory Vote to Approve Executive Compensation
Equity Element Allocation. After choosing the estimated target dollar value for each NEO’s annual equity awards, the Compensation Committee sought to allocate approximately 50% of the dollar value to PRSUs to ensure that a significant portion of each NEO’s annual equity awards is tied to key performance goals, with the remaining 50% of the dollar value equally divided between RSUs and stock options. To determine the target number of annual PRSUs and RSUs that were granted to the NEOs in fiscal 2024, the Compensation Committee used our closing stock price on the grant date to calculate an award worth approximately 75% of the estimated target dollar value, with approximately 50% allocated towards PRSUs and approximately 25% allocated towards RSUs. For annual stock options, the Compensation Committee used a Black-Scholes option-pricing model to estimate the fair value of a stock option share on the expected grant date.
Equity Vesting. Annual stock options vest as to 25% of the shares subject to the option grant on the first anniversary of the grant date and as to 3/48ths of such shares per quarter thereafter, such that all shares subject to the option will be fully vested on December 12, 2027, subject to the NEO providing continuous services to us. Annual RSUs vest as to 25% of the shares subject to the award on each anniversary of the vesting commencement date, such that the entire award will be fully vested on December 8, 2027, subject to the NEO providing continuous services to us. The Fiscal 2024 Annual PRSUs vest over a three-year performance period from fiscal 2024 to 2026. For further detail, see footnote 13 to the “Outstanding Equity Awards at Fiscal 2024 Year-End” table on page 87.
Fiscal 2024 Annual PRSU Terms. For our Fiscal 2024 Annual PRSUs, the Compensation Committee selected Synopsys’ compound annual growth rate of revenue for the fiscal 2024 to 2026 period (the 2024 - 2026 Revenue CAGR). The actual number of shares that are eligible to vest depends on the level of achievement of our 2024 - 2026 Revenue CAGR goal (the Fiscal 2024 - 2026 Revenue CAGR Goal). Achievement below 80% of our 2024 - 2026 Revenue CAGR goal will result in no PRSUs being earned. Further, rTSR below the 25th percentile will result in a modifier of 0% being applied and no PRSUs being earned. We consider our 2024 - 2026 Revenue CAGR target to be confidential, and the disclosure of such target prior to the completion of the performance period would cause us competitive hard. We intend to disclose the target after the completion of the performance period.
OVERVIEW OF FISCAL 2024 PRSU PERFORMANCE GOALS

Number of PRSUs Earned	=	Target Number of PRSUs Granted	X	Fiscal 2024 — 2026 Revenue CAGR Multiplier	X	rTSR Rank Modifier

Fiscal 2024 - 2026 Revenue CAGR Multiplier. The Fiscal 2024 - 2026 Revenue CAGR Multiplier will be calculated pursuant to the payout matrix set forth in the table and graph below following the completion of fiscal 2026 based on achievement against the Fiscal 2024 - 2026 Revenue CAGR Goal set forth below.
FISCAL 2024 PRSUs REVENUE CAGR MULTIPLIER

Percentage Achievement of Revenue CAGR Goal (%)	Percentage of Annual PRSUs Eligible to be Earned (%)
≥110	150
100	100
80	50
<80	—

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PROPOSAL 4 — Advisory Vote to Approve Executive Compensation
Adjustments. The Compensation Committee will adjust the 2024 - 2026 Revenue CAGR for any fiscal year during the performance period to: (1) add back (i) all unreimbursed lost revenue incurred as a result of unusual or non-recurring transactions or events during the performance period to the extent such unreimbursed lost revenues exceed $100,000,000; (ii) all lost revenue as a result of changes in trade or public policies to the extent that such lost revenue exceeds $100,000,000; (iii) revenue for any negative incremental impact that exceeds $100,000,000 and is the result of a new accounting standard or guidance issued by the Financial Accounting Standards Board (FASB), SEC or other governing accounting body adopted or applied by the Company; and (iv) any revenue exceeding $100,000,000 for any business or segment of a business that has been sold, discontinued, or spun-off during the performance period, calculated on a per disposition basis from the same period from the last full year of operations prior to disposal, and (2) exclude, for all fiscal years in the performance period, all post-acquisition revenue of businesses acquired during the performance period exceeding $100,000,000 calculated on a per acquisition basis.
rTSR Modifier. The rTSR Modifier will be calculated pursuant to the payout matrix set forth in the table and graph below based on Synopsys’ rTSR ranking as measured against the S&P 500 Information Technology Sector Index following the completion of fiscal 2026 as set forth below.
FISCAL 2024 PRSUs rTSR MODIFIER

Percentile Achievement of rTSR Modifier	Percentage of Annual PRSUs Eligible to be Earned (%)
≥75th Percentile	125
50th Percentile	100
25th Percentile	75
<25th Percentile	—
CEO PROMOTION GRANT
Mr. Ghazi received an $8,000,000 equity grant in connection with his promotion to Chief Executive Officer and to incentivize him through Synopsys' next stage of growth. 100% of the equity grant was in the form of PRSUs, which had the same vesting terms as his Fiscal 2024 Annual PRSUs. In total, two-thirds of Mr. Ghazi’s equity awards granted in fiscal 2024 were performance-based to emphasize longer-term financial and organizational performance and our commitment to stockholder alignment.
PAYOUT STATUS OF PRSU AWARDS
The Compensation Committee previously approved annual PRSU grants to our NEOs with three-year performance periods, the Fiscal 2023 Annual PRSUs and the Fiscal 2024 Annual PRSUs. These PRSUs are each eligible to vest only upon the achievement of a pre-established compound annual growth rate of revenue goal and the application of an rTSR modifier, in each case over a three-year performance period as described below. The Compensation Committee will certify any payout on the Fiscal 2023 Annual PRSUs and the Fiscal 2024 Annual PRSUs following the completion of fiscal 2025 and fiscal 2026, respectively.
STATUS OF FISCAL 2022 PRSU AWARDS
The Compensation Committee previously approved annual PRSU grants to our NEOs (the Fiscal 2022 Annual PRSUs), which were eligible to vest only upon the achievement of a pre-established compound annual growth rate of revenue goal of 13% (the 2022 - 2023 Revenue CAGR) for the fiscal 2022 to 2023 period (the Fiscal 2022 - 2023 Revenue CAGR Multiplier) and the application of an rTSR modifier, in each case over a two-year performance period. As previously disclosed, the payout formula for the Fiscal 2022 Annual PRSUs was the same as the payout formula for the Fiscal 2024 Annual PRSUs.

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PROPOSAL 4 — Advisory Vote to Approve Executive Compensation
In fiscal 2024, the Compensation Committee certified 2022 - 2023 Revenue CAGR of 17.9%, which resulted in a Fiscal 2022 - 2023 Revenue CAGR Multiplier of 150%, and an actual rTSR Modifier at the 95th percentile as measured against the S&P 500 Information Technology Sector Index, which resulted in an rTSR Rank Modifier of 125%.
The application of the Fiscal 2022 - 2023 Revenue CAGR Multiplier and the rTSR Modifier resulted in a 187.5% payout factor. Each NEO’s number of PRSUs that were earned and vested are set forth in the table below. 50% of the Fiscal 2022 Annual PRSUs earned on December 12, 2023 were immediately vested as of such date, and the remaining 50% of the Fiscal 2022 Annual PRSUs earned on December 12, 2023 vested on December 8, 2024, subject to the NEO’s continuous service through such vesting date.

NEO	TARGET PRSU SHARES (#)	PRSUs THAT WERE EARNED ON 12/12/23(#)(1)	PRSUs THAT VESTED ON 12/12/23 (#)	PRSUs THAT VESTED ON 12/8/24 (#)
Sassine Ghazi	10,431	19,559	9,780	9,779
Dr. Aart J. de Geus	12,169	22,817	11,409	11,408
Shelagh Glaser	7,181	13,465	6,733	6,732
Rick Mahoney	7,833	14,687	7,344	7,343
John F. Runkel, Jr.	3,999	7,499	3,750	3,749
(1)Reflects number of PRSUs that were earned based on a 187.5% payout factor.
Other Benefits

General Health, Welfare and Other Benefit Plans	Perquisites and Other Benefits

Our NEOs are eligible to participate in a variety of employee benefit plans on the same terms as our other employees, including medical, dental and vision care plans, life and disability insurance, our tax-qualified 401(k) plan, and our Employee Stock Purchase Plan. We believe these benefits are consistent with benefits provided by our peer group and help us attract and retain high quality executives.
No executive perquisites or other special executive benefits were given to our NEOs in fiscal 2024. In general, Synopsys and our Compensation Committee do not provide perquisites to our NEOs.

Deferred Compensation Plans

We offer a deferred compensation program that allows highly compensated individuals, including our NEOs, to save a portion of their compensation on a tax-deferred basis to remain competitive with our peer companies and because the tax benefit it offers comes at a relatively low cost to us. The program is currently administered through a non-qualified deferred compensation plan. Under this plan, participants may elect to defer up to 50% of their salaries and up to 100% of their cash incentive compensation.

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PROPOSAL 4 — Advisory Vote to Approve Executive Compensation
Severance and Change of Control Benefits

NAME OF PLAN	MATERIAL FEATURES	RATIONALE

Executive Change of Control Severance Benefit Plan (Covers all NEOs except for Chief Executive Officer and Executive Chair)
•“Double trigger” provisions, comparable to benefits offered by members of our peer group
•A departing executive officer must sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits.

•The Compensation Committee believes that these severance protection benefits are necessary to provide stability among our executive officers, serve to focus our executive officers on our business operations, and avoid distractions in connection with a potential change in control transaction or period of uncertainty.
•“Double trigger” provisions preserve morale and productivity, encourage executive retention to maintain the stability of our business during a change of control, and protect executives in the event of job loss.
•Offering benefits comparable to benefits offered by members of our peer group helps us attract talented executives and maintain a consistent management team.

Executive Severance Benefit and Transition Plan (Covers all NEOs except for Chief Executive Officer and Executive Chair)
•Limited cash severance and equity acceleration benefits, comparable to benefits offered by members of our peer group.
•A departing executive officer must sign a separation and release agreement acceptable to us and comply with certain non-compete, non-solicitation and non-disparagement provisions as a condition to receiving post-employment compensation payments or benefits.
•Further, an executive officer may be required to serve as a part-time employee in a pre-defined role for up to 9 months (at a greater than 50% rate with proportionately reduced base salary) at the sole discretion and request of Synopsys to ensure a smooth transition.
•Offering benefits comparable to benefits offered by members of our peer group helps us attract talented executives and maintain a consistent management team.

Chief Executive Officer Employment Agreement (Sassine Ghazi)
•Limited cash severance benefits outside of a change in control and double trigger provisions in the event of a change in control, comparable to benefits offered by members of our peer group.
•Departing chief executive officer must sign a separation and release agreement as a condition to receiving post-employment compensation payments or benefits.
•Offering benefits comparable to benefits offered by members of our peer group helps us attract talented executives and maintain a consistent management team.

Executive Chair Agreement (Dr. Aart J. de Geus)
•No severance benefits outside of a change in control and double trigger provisions in the event of a change in control.
•Departing executive chair must sign a separation and release agreement as a condition to receiving post-employment compensation payments or benefits.

•Offering benefits comparable to benefits offered by members of our peer group helps us attract talented executives and maintain a consistent management team, particularly for our chief executive officer.

Equity Plan
•If Synopsys is acquired and the surviving company does not assume, replace, or otherwise continue our outstanding equity awards, our 2006 Employee Plan provides that all equity awards held by employees will fully vest.

•We provide this benefit to all employees who hold equity awards under our 2006 Employee Plan to promote the stability and focused service of our workforce during a potentially uncertain time, particularly for our executive chair.

See the subsection titled “Potential Payments upon Termination of Employment or Change of Control” in the “Executive Compensation Tables” section below for more information regarding each of these plans or arrangements as well as our potential or actual payment obligations as of the last day of fiscal 2024.

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PROPOSAL 4 — Advisory Vote to Approve Executive Compensation
Key Fiscal 2025 NEO Compensation Decisions
Our Compensation Committee adjusted the compensation of certain of our NEOs for fiscal 2025 as follows:
•Mr. Ghazi received a Target TDC increase of approximately 18% for fiscal 2025 compared to fiscal 2024. The change in Mr. Ghazi's Target TDC reflects an approximate 7% increase in his base salary and an approximate 20% increase in his target equity compensation. Approximately 50% of Mr. Ghazi's target equity compensation was comprised of performance-based equity tied to pre-established goals. Our Compensation Committee made these adjustments to reflect Mr. Ghazi's continued growth as our CEO, ensure the Target TDC was within competitive norms, emphasize performance-based compensation and strengthen the retention power for Mr. Ghazi. Following such adjustment, Mr. Ghazi's target equity compensation was positioned around the 50th percentile for equivalent roles at our peers.
•Dr. de Geus received a Target TDC decrease of approximately 41% in fiscal 2025 compared to fiscal 2024. The change in Dr. de Geus' Target TDC reflects an approximate 69% decrease in his base salary and an approximate 38% decrease in his target equity compensation. These adjustments reflect the Compensation Committee's continued review of Dr. de Geus' compensation as the executive chair of our Board of Directors, the evolution of Dr. de Geus' role and the transition of chief executive officer responsibilities to Mr. Ghazi.
The Compensation Committee made no material changes to our other NEOs' compensation for fiscal 2025.

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PROPOSAL 4 — Advisory Vote to Approve Executive Compensation
Our Compensation Decision-making Process

ROLE OF COMPENSATION AND ORGANIZATIONAL DEVELOPMENT COMMITTEE
•Our Compensation Committee is responsible for determining NEO compensation and meets regularly throughout the year to review and discuss, among other items, our compensation philosophy and compensation programs, changes in compensation governance, compliance rules and best practices, and the composition of our peer group for pay comparisons.
•Prior to approving target compensation levels for the upcoming fiscal year, our Compensation Committee reviews tally sheets for each NEO to review how each core element of compensation relates to other elements and to total pay.

ROLE OF COMPENSATION COMMITTEE CONSULTANT
•Our Compensation Committee directly retained the services of Aon as its independent compensation consultant for fiscal 2024.
•The Compensation Committee conducts an annual assessment of its consultant’s performance and re-appoints its consultant each year.
•The Compensation Committee assessed the independence of Aon pursuant to the Nasdaq Listing Standards and applicable federal securities laws and concluded that Aon is independent and that no conflict of interest exists that would prevent Aon from serving as an independent consultant to the Compensation Committee.

In fiscal 2024, the Compensation Committee services provided by Aon included:
•Assisting in the selection of our peer group companies;
•Providing and analyzing compensation market data;
•Helping the Compensation Committee interpret compensation market data;
•Assisting in the review of recent governance trends for potential policy updates;
•Advising on the reasonableness of our NEO compensation levels and programs as well as the design of our PRSU program;
•Advising on our new Chief Financial Officer compensation package;
•Advising on our new Chief Executive Officer and Executive Chair compensation packages and leadership transition;
•Assisting in the review of non-employee director compensation, including providing director compensation market data;
•Assisting in the review of the NEO compensation disclosure in this Proxy Statement;
•Advising on acquisition-related matters;
•Conducting a detailed review of our cash and equity compensation plans to provide an independent view of the risks associated with our compensation programs, including those for our NEOs; and
•Attending each Compensation Committee meeting, including meeting with the Compensation Committee in private sessions.
In addition to the approximately $414,000 in fees we paid Aon for services provided to our Compensation Committee, we also paid approximately $155,000 in fees to Aon during fiscal 2024 for access by our Human Resources department to Aon’s general employee compensation benchmarking data, access to immigration prevailing wage reports, and benefits-related work in certain foreign jurisdictions. The decision to engage Aon for these services was made by management and approved by the Compensation Committee.

ROLE OF MANAGEMENT
•Our Compensation Committee discusses NEO performance assessments and compensation targets with our Chief Executive Officer and our Chief People Officer.
•Our Compensation Committee oversees a comprehensive assessment process that includes ongoing feedback from our Board of Directors to members of our senior management and is facilitated by our Chief People Officer.
•We also have an executive compensation team that provides background on company budgetary constraints and internal pay comparisons to help the Compensation Committee understand Aon’s recommendations in those contexts. No NEO is present for Compensation Committee decisions related to their individual compensation.

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PROPOSAL 4 — Advisory Vote to Approve Executive Compensation
Peer Group Comparisons
Our Compensation Committee reviews compensation data from a specific group of companies that are similar in scale and organizational complexity in considering the compensation of our NEOs. In mid-fiscal 2023, the Compensation Committee selected peer group companies for fiscal 2024 with an emphasis on companies that (1) were business or labor market competitors in the semiconductor and software industries; (2) generated annual revenues between approximately 0.5 and 2.5 times Synopsys’ revenue (approximately $2.5 billion to $12.5 billion as of mid-fiscal 2023); and (3) had a market capitalization between approximately 0.5 and 3.0 times Synopsys’ market capitalization (approximately $20.0 billion to $120.0 billion as of mid-fiscal 2023). Our peer group for fiscal 2024 was as follows:

FISCAL 2024 PEER GROUP
Akamai Technologies, Inc.	KLA Corporation
Analog Devices, Inc.	Marvell Technology Group Ltd.
Autodesk, Inc.	Microchip Technology Inc.
Cadence Design Systems, Inc.	NetApp, Inc.
CrowdStrike Holdings, Inc.	Open Text Corporation
Electronic Arts Inc.	Palo Alto Networks Inc.
Fortinet, Inc.	ServiceNow, Inc.
Intuit Inc.	Splunk Inc.
Keysight Technologies Inc.	Workday Inc.
CrowdStrike Holdings, Inc. and Electronic Arts Inc. were added to our fiscal 2024 peer group because they meet the financial criteria set forth above and were considered high-growth software peers. Ansys was removed from our fiscal 2024 peer group because they no longer met the financial criteria set forth above.
The Compensation Committee uses peer group comparisons to measure the competitiveness of our compensation practices. Pay at comparable companies is just one of the factors in the Compensation Committee’s pay decisions. The Compensation Committee also accounts for individual performance, an NEO’s level of experience and responsibilities, internal pay equity, the Company’s compensation budget, historical compensation levels, and other factors that are deemed to be important based on the Compensation Committee’s reasonable judgment.
Share Ownership Guidelines
We maintain share ownership guidelines, which provide that individuals employed in specified positions should own certain levels of stock to align their interests with those of our stockholders, and to promote accountability and mitigate excessive risk taking in long-term decision making. Under our current share ownership guidelines, each of our continuing NEOs should hold the value of shares set forth below; provided, however, that if the value of any NEO’s shares drops below the applicable Minimum Value set forth below, such NEO will be required to hold the number of shares equal to the Minimum Value.

NEO	SHARE NUMBER (#)	MINIMUM VALUE ($)
Sassine Ghazi(1)	25,000	4,400,000
Dr. Aart J. de Geus(1)	12,500	2,200,000
Shelagh Glaser	6,500	1,100,000
Rick Mahoney	6,500	1,100,000
John F. Runkel, Jr.	6,500	1,100,000
(1)In connection with Dr. de Geus transitioning into the role of Executive Chair and Mr. Ghazi being appointed Chief Executive Officer, both effective January 1, 2024, Dr. de Geus’ required number of shares and Minimum Value were reduced from 25,000 and $4.4 million, respectively, to the amounts set forth in the table above, and Mr. Ghazi’s required number of shares and Minimum Value were increased from 12,500 and $2.2 million, respectively, to the amounts set forth in the table above.
Insider Trading Policy
We have an insider trading policy (the Insider Trading Policy) that governs the purchase, sale and other transactions of our securities by directors, officers and employees, as well as consultants, independent contractors or designated agents, and their respective family members and controlled entities. The Insider Trading Policy is designed to promote compliance with insider trading laws, rules and regulations, and the Nasdaq Listing Standards. As described in more detail below, our Insider Trading Policy prohibits persons covered by the policy from engaging in certain speculative transactions or transactions designed to offset decreases in the market value of our securities, including short sales, publicly-traded options and hedging. Our Insider Trading Policy also prohibits persons covered by the policy from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan. The full text of our Insider Trading Policy was filed as Exhibit 19.1 to our 2024 Annual Report on Form 10-K.

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PROPOSAL 4 — Advisory Vote to Approve Executive Compensation
Other Important Compensation Practices

POLICY	CONSIDERATIONS	MATERIAL FEATURES

Anti-Hedging Policy	•Hedging insulates executives from stock price movement and reduces alignment with stockholders.
•Pursuant to our Insider Trading Policy, all employees, including our NEOs, and our directors are prohibited from engaging in the following types of hedging transactions involving our common stock: (1) selling short any Synopsys stock or other Synopsys securities and (2) buying or selling puts or calls or other derivatives of Synopsys securities, or otherwise entering into any hedging arrangements involving Synopsys securities.

Anti-Pledging Policy	•Pledging raises potential risks to stockholder value, particularly if the pledge is significant.	•Our Insider Trading Policy prohibits our employees, including our NEOs, and our directors from holding our common stock in a margin account or pledging it as collateral for a loan.

Equity Grant Timing Policy	•Equity award grants should not be timed to take advantage of the release of material nonpublic information.
•Annual grants of equity awards to members of Synopsys’ Corporate Staff and Section 16 officers, and direct reports of the CEO with a designation at or above Vice President (or equivalent level), are approved by the Compensation Committee at a pre-scheduled meeting in the first quarter of the fiscal year, and the effective grant date of such awards will be the meeting date unless the meeting date falls within a closed trading window, in which case the Compensation Committee will approve an effective grant date outside of the closed trading window.
•Grants made by the CEO to employees other than such persons are made during certain open trading windows
•See “Company Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information” for more information.

Equity Burn Rate Policy	•Dilution to our existing stockholders should be closely managed.
•The Compensation Committee approves an annual gross equity budget at the beginning of the year to achieve a gross burn rate that approximates the average burn rate for peer group companies and the software and services industry more generally.

Compensation Recovery Policy	•We must be able to recoup incentive compensation from executive officers in the event of a restatement of our financial statements.
•As required under the Nasdaq Listing Standards and SEC rules, we must “claw back” incentive compensation paid to our executive officers in the event of a restatement of our financial statements that are filed with the SEC if less compensation would have been earned by the executive officer based on the restated financial results.

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PROPOSAL 4 — Advisory Vote to Approve Executive Compensation
Executive Compensation Risk Management
The following characteristics of our executive compensation program work to reduce the possibility of our executive officers, either individually or as a group, making excessively risky business decisions that could maximize short-term results at the expense of long-term value:
•Compensation allocation between fixed and variable, annual and long-term, and cash and equity compensation encourages strategies and actions that are in the Company’s long-term best interests;
•Base salaries are positioned to be consistent with executive officers’ responsibilities, so they are not motivated to take excessive risks to achieve financial security;
•Incentive awards are determined based on a variety of performance indicators, thus diversifying the risk associated with any single performance factor;
•Design of long-term compensation program rewards executive officers for driving sustainable, profitable growth for stockholders;
•Vesting periods for equity compensation awards encourage executive officers to focus on sustained stock price appreciation;
•Incentive plans are not overly leveraged with maximum payout caps and have design features that are intended to balance pay for performance with an appropriate level of risk-taking;
•Compensation recovery policy, which provides for the recoupment of incentive compensation paid to executive officers in the event of a restatement of our financial statements;
•Prohibition on hedging and pledging of shares by our executive officers and directors to reduce risks to stockholder value; and
•Share ownership guidelines, which align the interests of our executive officers with those of our stockholders, and to promote accountability and mitigate excessive risk taking in long-term decision making.
Conclusion
We remain strongly committed to our pay for performance philosophy. As a result of the compensation program described above, the majority of each NEO’s compensation depends upon the achievement of our business goals. Our Compensation Committee gives careful consideration to each core element of direct compensation for each NEO. The Compensation Committee believes our NEO compensation program is effective in advancing our corporate goals, reasonable in light of the programs of our peers, and responsible in encouraging our NEOs to strive for crucial innovation, business growth and outstanding stockholder returns, without promoting unnecessary or excessive risk-taking.
Compensation Committee Report*
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on the Compensation Committee’s review of, and the discussions with management with respect to, the Compensation Discussion and Analysis, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into our 2024 Annual Report on Form 10-K for filing with the SEC.
The foregoing report is provided by the following directors, who constitute the Compensation Committee:
COMPENSATION AND ORGANIZATIONAL DEVELOPMENT COMMITTEE
John G. Schwarz, Chair of Compensation Committee for fiscal 2024
Marc N. Casper
Janice D. Chaffin
Bruce R. Chizen
*This report shall not constitute “soliciting material,” shall not be deemed “filed” with the SEC and is not to be incorporated by reference into any of our other filings under the Securities Act of 1933, as amended (the Securities Act), or the Exchange Act, except to the extent we specifically incorporate this report by reference therein.

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PROPOSAL 4 — Advisory Vote to Approve Executive Compensation
Compensation Risk Assessment
Our Compensation Committee aims to establish company-wide compensation policies and practices that reward contributions to long-term stockholder value and do not promote unnecessary or excessive risk-taking. In furtherance of this objective, our Compensation Committee conducted an annual assessment of our company-wide compensation arrangements. The assessment process included, among other things, a review of:
•Our compensation philosophy;
•Comparative compensation at peer group companies;
•Our core compensation element mix; and
•The terms and payments under our cash and equity incentive plans.
As part of that review, our Compensation Committee requested Aon to perform a detailed review of our cash and equity compensation plans in comparison to market practices to determine if there were any areas of risk and recommend appropriate remediation policies, if necessary. The Compensation Committee considered the following, among other factors, when determining the level of risk:

RISK ASSESSMENT FACTOR	RISK MITIGATION APPROACH
Revenue model and cash incentive plan	Encourage our employees to focus on creating a stable, predictable stream of revenue over multiple years, rather than focusing on current year revenue at the expense of succeeding years.
Allocation of compensation	Effectively balances short-term performance and long-term performance.
Cash and equity incentive awards
Focus on both near-term and long-term goals and, in the case of equity incentive awards, provide for compensation over a multi-year period, to encourage our employees to remain focused on our performance beyond the immediate fiscal year.

Performance goals for our cash and equity incentive awards	Use a variety of performance metrics, which diversifies the risk associated with any one metric or aspect of performance.
Cash and equity incentive awards	Contain a range of performance levels and payouts to discourage employees from taking risky actions to meet a single target with an all-or-nothing result of compensation or no compensation.
Executive Incentive Plan
Caps cash incentive payments at a maximum award size and also includes a threshold for funding affordability. In addition, the Compensation Committee retains discretion to adjust our employees’ incentive payments under the plan.

Cash incentive payments and equity awards for Executive Officers	Subject to a compensation recovery policy to recover incentive compensation paid to Executive Officers in the event of a financial restatement.
Based upon this assessment, our Compensation Committee believes that our company-wide compensation policies and practices are reasonable and encourage appropriate behaviors without creating risks that are reasonably likely to have a material adverse effect on us.
Compensation Committee Interlocks and Insider Participation
During fiscal 2024, John G. Schwarz, Marc N. Casper, Janice D. Chaffin, and Bruce R. Chizen served on the Compensation Committee. Mr. Casper was not renominated for election to the Board of Directors and his term will expire at the conclusion of the Annual Meeting. Effective upon the conclusion of the Annual Meeting, Mr. Schwarz will no longer serve as the Compensation Committee chair, although he will remain a member of the Compensation Committee. Effective upon the conclusion of the Annual Meeting, Robert G. Painter will serve as the Compensation Committee chair. None of the members of the Compensation Committee is, nor was during fiscal 2024, an officer or employee of Synopsys, none of the members of the Compensation Committee was formerly an officer of Synopsys, and none had or have any relationships with Synopsys that are required to be disclosed under Item 404 of Regulation S-K. None of our executive officers serve or, during fiscal 2024, served as a member of a board of directors or compensation committee of any entity that has or, during fiscal 2024, had one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

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PROPOSAL 4 — Advisory Vote to Approve Executive Compensation
Executive Compensation Tables
Summary Compensation Table
The following table shows compensation awarded to, paid to, or earned by each of our NEOs for each of the last three fiscal years. Our NEOs for fiscal 2024 consisted of: Mr. Ghazi, our President and Chief Executive Officer; Dr. de Geus, our Executive Chair; Ms. Glaser, our Chief Financial Officer; Mr. Mahoney, our Chief Revenue Officer; and Mr. Runkel, our General Counsel and Corporate Secretary.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)(3)(4)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)(7)
Sassine Ghazi President and Chief Executive Officer	2024	802,788	—	20,158,862	3,750,111	2,688,000	4,500	27,404,261
	2023	593,750	—	5,655,169	1,875,072	1,938,000	6,000	10,067,991
	2022	500,000	—	4,429,393	1,500,053	2,000,000	4,050	8,433,496
Dr. Aart J. de Geus Executive Chair of the Board of Directors	2024	725,000	—	6,234,466	2,000,133	—	3,760	8,963,359
	2023	678,750	—	7,540,580	2,500,096	1,958,000	3,650	12,681,076
	2022	540,000	—	5,167,366	1,750,079	2,595,000	6,050	10,058,495
Shelagh Glaser Chief Financial Officer	2024	600,000	—	4,676,575	1,500,008	900,000	5,050	7,681,633
	2023	544,615	—	13,327,205	3,625,061	794,000	1,154,500	19,445,381
Rick Mahoney Chief Revenue Officer	2024	450,000	—	4,652,428	1,492,511	1,080,000	3,000	7,677,939
	2023	450,000	—	3,393,101	1,125,020	980,000	3,219	5,951,340
John F. Runkel, Jr. General Counsel and Corporate Secretary	2024	450,000	—	1,793,554	575,098	504,000	5,500	3,328,152
	2023	443,750	—	1,734,678	575,013	468,000	4,650	3,226,091
	2022	425,000	—	1,698,320	575,048	526,000	5,550	3,229,918
(1)The amounts shown for stock awards and option awards represent the aggregate grant date fair value of such awards granted to our NEOs in fiscal 2024, fiscal 2023, and fiscal 2022 as computed in accordance with ASC Topic 718, Compensation—Stock Compensation. See below for more information on, and assumptions used for, the grant date fair value of the fiscal 2022 performance-based stock unit awards (the 2022 Annual PRSUs), the fiscal 2023 performance-based stock unit awards (the 2023 Annual PRSUs), and the fiscal 2024 performance-based stock unit awards (the 2024 Annual PRSUs). For each time-based restricted stock unit award, the grant date fair value is calculated using the closing price of our common stock on the grant date. For each option award, the grant date fair value is calculated using the Black-Scholes option-pricing model. These amounts do not represent the actual value that may be realized by the NEO upon vesting, exercise or settlement of such awards. For information on the assumptions used to calculate the value of the awards, refer to Note 16 to the consolidated financial statements contained in our 2024 Annual Report on Form 10-K.
(2)Amounts in fiscal 2022 include the 2022 Annual PRSUs, which are generally based on Synopsys’ compound annual growth rate of revenue for the fiscal 2022 to 2023 period (the 2022 - 2023 Revenue CAGR) and on our stock price ranking as measured against the S&P 500 Information Technology Sector Index over a two-year period. The actual number of shares that were eligible to vest depended on: (a) the level of achievement of our 2022 - 2023 Revenue CAGR goal (the Fiscal 2022 - 2023 Revenue CAGR Goal) and (b) Synopsys’ relative TSR ranking as measured against the S&P 500 Information Technology Sector Index following the completion of fiscal 2023 (the rTSR Goal). Assumptions made in the valuation of these awards are described in Note 13 to our financial statements included in our 2022 Annual Report on Form 10-K filed with the SEC on December 12, 2022. For the 2022 Annual PRSUs, consistent with ASC Topic 718, the full grant date fair value was determined using a Monte Carlo simulation performed as of the date of grant by an independent third party and therefore is not subject to probable or maximum outcome assumptions. See “Compensation Discussion and Analysis” section under the subsection titled “Equity Awards - Payout Status of PRSU Awards” beginning on page 75 for the achievement against these two performance goals and the number of 2022 Annual PRSUs that were earned and vested by the NEOs.
(3)Amounts in fiscal 2023 include the 2023 Annual PRSUs, which are generally based on Synopsys’ compound annual growth rate of revenue for the fiscal 2023 to 2025 period (the 2023 - 2025 Revenue CAGR) and on our stock price ranking as measured against the S&P 500 Information Technology Sector Index over a three-year period. The actual number of shares that are eligible to vest depends on: (a) the level of achievement of our 2023 - 2025 Revenue CAGR goal (the Fiscal 2023 - 2025 Revenue CAGR Goal) and (b) Synopsys’ relative TSR ranking as measured against the S&P 500 Information Technology Sector Index following the completion of fiscal 2025 (the rTSR Goal). See “Compensation Discussion and Analysis” section under the subsection titled “Equity Awards - Payout Status of PRSU Awards” beginning on page 75. Assumptions made in the valuation of these awards are described in Note 13 to our financial statements included in our 2023 Annual Report on Form 10-K. For the 2023 Annual PRSUs, consistent with ASC Topic 718, the full grant date fair value was determined using a Monte Carlo simulation performed as of the date of grant by an independent third party and therefore is not subject to probable or maximum outcome assumptions.
(4)Amounts in fiscal 2024 include the 2024 Annual PRSUs, which are generally based on Synopsys’ compound annual growth rate of revenue for the fiscal 2024 to 2026 period (the 2024 - 2026 Revenue CAGR) and on our stock price ranking as measured against the S&P 500 Information Technology Sector Index over a three-year period. The actual number of shares that are eligible to vest depends on: (a) the level of achievement of our 2024 - 2026 Revenue CAGR goal (the Fiscal 2024 - 2026 Revenue CAGR Goal) and (b) Synopsys’ relative TSR ranking as measured against the S&P 500 Information Technology Sector Index following the completion of fiscal 2026 (the rTSR Goal). See “Compensation Discussion and Analysis” section under the subsection titled “Equity Awards - Fiscal 2024 Equity Awards - Annual Equity Awards” beginning on page 72. Assumptions made in the valuation of these awards are described in Note 16 to our financial statements included in our 2024 Annual Report on Form 10-K. For the 2024 Annual PRSUs, consistent with ASC Topic 718, the full grant date fair value was determined using a Monte Carlo simulation performed as of the date of grant by an independent third party and therefore is not subject to probable or maximum outcome assumptions.
(5)Amounts consist of cash-based incentive compensation earned for the achievement of performance objectives approved by our Compensation Committee for fiscal 2024, fiscal 2023 and fiscal 2022, as applicable, under our Executive Incentive Plan (EIP).

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PROPOSAL 4 — Advisory Vote to Approve Executive Compensation
(6)Amounts for fiscal 2024 include the following:

Name	401(k) Matching Contributions ($)(A)	HSA Matching Contributions ($)(B)	Non-Cash Award ($)	Service Award ($)	Charitable Matching Contributions ($)(C)	Total ($)
Sassine Ghazi	3,000	1,500	—	—	—	4,500
Dr. Aart J. de Geus	3,000	750	—	—	10	3,760
Shelagh Glaser	3,000	2,000	—	50	—	5,050
Rick Mahoney	3,000	—	—	—	—	3,000
John F. Runkel, Jr.	3,000	2,000	—	500	—	5,500
(A)Amounts include matching contributions made by Synopsys under our tax-qualified 401(k) plan, which provides for broad-based U.S. employee participation.
(B)Amounts include matching contributions made by Synopsys to each NEO’s health savings account at the same rate as for our other employees who enroll in this health plan.
(C)Amount includes matching contributions by the Synopsys Foundation on behalf of our NEOs as part of a broad-based charitable matching program available to all U.S. employees.
(7)Amounts exclude non-qualified deferred compensation earnings because we do not regard the returns from the investment alternatives selected by the executive for such earnings to be above-market or preferential as they are consistent with the types of investment opportunities generally provided to our employees under our tax-qualified 401(k) plan and Synopsys does not supplement or guarantee the returns on amounts deferred.

2025 Proxy Statement	85

PROPOSAL 4 — Advisory Vote to Approve Executive Compensation
Grants of Plan-Based Awards
The following table sets forth certain information with respect to grants of plan-based awards in fiscal 2024 to our NEOs, including cash awards and equity awards. The equity awards granted to our NEOs in fiscal 2024 were granted under our 2006 Employee Equity Incentive Plan.

Name		Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)(2)
	Grant Type		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Sassine Ghazi	Cash Incentive	N/A	1,176,000	1,680,000	3,780,000	—	—	—	—	—	—	—
	PRSUs	12/12/2023	—	—	—	10,251(3)	27,334(3)	51,252(3)	—	—	—	16,408,327
	Options	12/12/2023	—	—	—	—	—	—	—	20,508(4)	567.06(5)	3,750,111
	RSUs	12/12/2023	—	—	—	—	—	—	6,614(6)	—	—	3,750,535
Dr. Aart J. de Geus	Cash Incentive	N/A	—	—	—	—	—	—	—	—	—	—
	PRSUs	12/12/2023	—	—	—	2,646(3)	7,054(3)	13,227(3)	—	—	—	4,234,446
	Options	12/12/2023	—	—	—	—	—	—	—	10,938(4)	567.06(5)	2,000,133
	RSUs	12/12/2023	—	—	—	—	—	—	3,527(6)	—	—	2,000,021
Shelagh Glaser	Cash Incentive	N/A	420,000	600,000	1,350,000	—	—	—	—	—	—	—
	PRSUs	12/12/2023	—	—	—	1,985(3)	5,291(3)	9,921(3)	—	—	—	3,176,134
	Options	12/12/2023	—	—	—	—	—	—	—	8,203(4)	567.06(5)	1,500,008
	RSUs	12/12/2023	—	—	—	—	—	—	2,646(6)	—	—	1,500,441
Rick Mahoney	Cash Incentive	N/A	472,500	675,000	1,518,750	—	—	—	—	—	—	—
	PRSUs	12/12/2023	—	—	—	1,974(3)	5,264(3)	9,870(3)	—	—	—	3,159,927
	Options	12/12/2023	—	—	—	—	—	—	—	8,162(4)	567.06(5)	1,492,511
	RSUs	12/12/2023	—	—	—	—	—	—	2,632(6)	—	—	1,492,502
John F. Runkel, Jr.	Cash Incentive	N/A	252,000	360,000	810,000	—	—	—	—	—	—	—
	PRSUs	12/12/2023	—	—	—	761(3)	2,029(3)	3,805(3)	—	—	—	1,217,988
	Options	12/12/2023	—	—	—	—	—	—	—	3,145(4)	567.06(5)	575,098
	RSUs	12/12/2023	—	—	—	—	—	—	1,015(6)	—	—	575,566
(1)Represents possible cash award payouts for fiscal 2024 under the EIP. Cash awards paid to NEOs under the EIP are dependent on the achievement of certain performance targets, as well as the level of achievement. The amounts listed under the “Threshold” column represent the cash awards payable to NEOs under the EIP at a 90% average achievement of the Corporate Financial Goals described in the “Compensation Discussion and Analysis” section beginning on page 65 under the subsection titled “Short-Term Cash Incentives” assuming the threshold payment goal was achieved. Under the pre-determined payout formula provided by the EIP, if the average achievement of the Corporate Financial Goals is below 90%, no cash awards are paid. Further, no payment will be made if the threshold payment goal is not achieved. The amounts listed under the “Target” column represent the cash awards payable in fiscal 2024 at a 100% average achievement of the Corporate Financial Goals. The amounts listed under the “Maximum” column represent the maximum cash awards payable, which for each NEO equals 225% of the NEO’s target variable cash incentive compensation. Actual cash awards paid to the NEOs for fiscal 2024 are reported in the “Summary Compensation Table” on page 84 under the “Non-Equity Incentive Plan Compensation” column.
(2)Represents the fair value of the stock and option awards on the grant date, as computed in accordance with FASB ASC Topic 718. These amounts do not represent the actual value that may be realized by the NEO upon vesting, exercise or settlement of such awards. For information on the assumptions used to calculate the fair value of the stock and option awards, refer to Note 16 to the consolidated financial statements contained in our 2024 Annual Report on Form 10-K. See footnotes 2 and 3 of the Summary Compensation table on page 84 for further information regarding the grant date fair value of the 2022 Annual PRSUs and 2023 Annual PRSUs, respectively.
(3)The amounts listed under the “Threshold” column for the 2024 Annual PRSUs represent the PRSUs eligible to vest if only the threshold of each of the Fiscal 2024 - 2026 CAGR Goal and the rTSR Goal (together, the 2024 PRSU Goals) are achieved. The amounts listed under the “Target” column for the 2024 Annual PRSUs represent the PRSUs eligible to vest if only the target of each of the 2024 PRSU Goals is achieved. The “Maximum” columns for the 2024 Annual PRSUs represent the PRSUs eligible to vest if the maximum of each of the 2024 PRSU Goals is achieved. If the minimum threshold of each of the 2024 PRSU Goals are met, all of the 2024 Annual PRSUs will vest on the date the Compensation Committee certifies the level of achievement of the 2024 PRSU Goals, subject to the NEO providing continuous services to us through such date. If either of the minimum threshold achievements for the 2024 PRSU Goals are not met, no portion of the 2024 Annual PRSUs will be eligible to vest. See “Compensation Discussion and Analysis” section beginning on page 72 under the subsection titled “Equity Awards” for the material terms of the 2024 Annual PRSUs, including the minimum threshold requirements for each of the PRSU Goals.
(4)The option vests with respect to 25% of the shares on the first anniversary of the grant date, and with respect to 3/48ths of the shares quarterly thereafter, such that the entire award will be vested on December 12, 2027, subject to the NEO providing continuous services to us.
(5)Represents the closing price of our common stock as reported on the Nasdaq Global Select Market on December 12, 2023, the grant date of these awards.
(6)This restricted stock unit award vests in four equal annual installments beginning on December 8, 2024, subject to the NEO providing continuous services to us.

86

PROPOSAL 4 — Advisory Vote to Approve Executive Compensation
Outstanding Equity Awards at Fiscal 2024 Year-End
The following table summarizes the number of securities underlying outstanding equity awards for our NEOs as of November 2, 2024, the last day of fiscal 2024:

Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Sassine Ghazi	12/12/2018	34,098	—	89.76	12/12/2025	—	—	—	—
	12/12/2019	43,811	—	135.88	12/12/2026	—	—	—	—
	09/28/2020	13,785	—	212.64	9/28/2027	—	—	—	—
	12/10/2020	19,411	1,294(2)	234.17	12/10/2027	—	—	—	—
	12/10/2020	—	—	—	—	2,669(3)	1,383,610	—	—
	12/10/2020	—	—	—	—	1,334(4)	691,546	—	—
	12/09/2021	10,506	4,775(5)	354.48	12/9/2028	—	—	—	—
	12/09/2021	—	—	—	—	2,116(6)	1,096,934	—	—
	02/18/2022	—	—	—	—	9,779(7)	5,069,434	—	—
	02/17/2023	5,962	9,935(8)	354.45	2/17/2030	—	—	—	—
	02/17/2023	—	—	—	—	3,967(9)	2,056,493	—	—
	02/17/2023	—	—	—	—	—	—	19,838(10)	10,284,019
	12/12/2023	—	20,508(11)	567.06	12/12/2030	—	—	—	—
	12/12/2023	—	—	—	—	6,614(12)	3,428,698	—	—
	12/12/2023	—	—	—	—	—	—	10,251(13)	5,314,118
Dr. Aart J. de Geus	12/12/2018	15,705	—	89.76	12/12/2025	—	—	—	—
	12/12/2019	74,641	—	135.88	12/12/2026	—	—	—	—
	12/10/2020	27,175	1,812(2)	234.17	12/10/2027	—	—	—	—
	12/10/2020	—	—	—	—	3,736(3)	1,936,742	—	—
	12/10/2020	—	—	—	—	1,868(4)	968,371	—	—
	12/09/2021	12,256	5,572(5)	354.48	12/09/2028	—	—	—	—
	12/09/2021	—	—	—	—	2,468(6)	1,279,411	—	—
	02/18/2022	—	—	—	—	11,408(7)	5,913,907	—	—
	02/17/2023	7,948	13,248(8)	354.45	2/17/2030	—	—	—	—
	02/17/2023	—	—	—	—	5,290(9)	2,742,336	—	—
	02/17/2023	—	—	—	—	—	—	26,451(10)	13,712,198
	12/12/2023	—	10,938(11)	567.06	12/12/2030	—	—	—	—
	12/12/2023	—	—	—	—	3,527(12)	1,828,397	—	—
	12/12/2023	—	—	—	—	—	—	2,646(13)	1,371,686
Shelagh Glaser	12/02/2022	9,143	11,754(14)	348.17	12/02/2029	—	—	—	—
	12/02/2022	—	—	—	—	10,770(15)	5,583,168	—	—
	12/02/2022	—	—	—	—	6,732(7)	3,489,869	—	—
	02/17/2023	3,577	5,961(8)	354.45	2/17/2030	—	—	—	—
	02/17/2023	—	—	—	—	2,380(9)	1,233,792	—	—
	02/17/2023	—	—	—	—	—	—	11,903(10)	6,170,515
	12/12/2023	—	8,203(11)	567.06	12/12/2030	—	—	—	—
	12/12/2023	—	—	—	—	2,646(12)	1,371,686	—	—
	12/12/2023	—	—	—	—	—	—	1,985(13)	1,029,024

2025 Proxy Statement	87

PROPOSAL 4 — Advisory Vote to Approve Executive Compensation

Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Rick Mahoney	05/31/2022	8,847	10,322(16)	319.20	5/31/2029	—	—	—	—
	05/31/2022	—	—	—	—	15,664(17)	8,120,218	—	—
	05/31/2022	—	—	—	—	7,343(7)	3,806,611	—	—
	02/17/2023	3,577	5,961(8)	354.45	2/17/2030	—	—	—	—
	02/17/2023	—	—	—	—	2,380(9)	1,233,792	—	—
	02/17/2023	—	—	—	—			11,903(10)	6,170,515
	12/12/2023	—	8,162(11)	567.06	12/12/2030	—	—	—	—
	12/12/2023	—	—	—	—	2,632(12)	1,364,429	—	—
	12/12/2023	—	—	—	—	—	—	1,974(13)	1,023,322
John F. Runkel, Jr.	12/10/2020	569	570(2)	234.17	12/10/2027	—	—	—	—
	12/10/2020	—	—	—	—	1,174(3)	608,602	—	—
	12/10/2020	—	—	—	—	587(4)	304,301	—	—
	12/09/2021	366	1,831(5)	354.48	12/09/2028	—	—	—	—
	12/09/2021	—	—	—	—	811(6)	420,422	—	—
	02/18/2022	—	—	—	—	3,749(7)	1,943,482	—	—
	02/17/2023	305	3,047(8)	354.45	2/17/2030	—	—	—	—
	02/17/2023	—	—	—	—	1,217(9)	630,893	—	—
	02/17/2023	—	—	—	—	—	—	6,085(10)	3,154,464
	12/12/2023	—	3,145(11)	567.06	12/12/2030	—	—	—	—
	12/12/2023	—	—	—	—	1,015(12)	526,176	—	—
	12/12/2023	—	—	—	—	—	—	761(13)	394,502
(1)The market value of stock awards was determined by multiplying the number of unvested or unearned shares by the closing price of our common stock of $518.40 on November 1, 2024, the last trading day of fiscal 2024, as reported on the Nasdaq Global Select Market.
(2)Option vests as to 25% of the shares subject to the option on the one-year anniversary of the grant date and as to 6.25% of such shares per quarter thereafter, such that the entire award fully vested subsequent to fiscal year end on December 10, 2024, subject to the NEO providing continuous services to us.
(3)These restricted stock unit awards were eligible to vest in four equal annual installments upon achievement of pre-established performance goals, namely the achievement of $972 million of non-GAAP net income for fiscal 2021. This goal was achieved and, accordingly, 25% of the target awards vested on each of December 9, 2021, December 8, 2022, and December 8, 2023, respectively, and the remaining 25% vested subsequent to fiscal year end on December 8, 2024, subject to the NEO providing continuous services to us.
(4)This restricted stock unit award vested in four equal annual installments beginning on December 8, 2021, subject to the NEO providing continuous services to us.
(5)Option vests as to 25% of the shares subject to the option on the one-year anniversary of the grant date and as to 6.25% of such shares per quarter thereafter, such that the entire award will be fully vested on December 9, 2025, subject to the NEO providing continuous services to us.
(6)This restricted stock unit award vests in four equal annual installments beginning on December 8, 2022, subject to the NEO providing continuous services to us.
(7)The amount in this column represents the number of 2022 Annual PRSUs that remained unvested as of the last day of fiscal 2024. The 2022 Annual PRSUs were earned based on achievement against two pre-established performance goals: first, the achievement of the fiscal 2022 - 2023 compound annual growth rate of revenue target and, second, on our stock price ranking as measured against the S&P 500 Information Technology Sector Index over fiscal 2022 - 2023. 50% of the PRSUs vested on December 12, 2023, the date that the Compensation Committee certified the level of achievement. The remaining 50% of the PRSUs vested subsequent to fiscal year end on December 8, 2024, subject to the NEO providing continuous services to us. See “Compensation Discussion and Analysis” section beginning on page 75 under the subsection titled “Equity Awards - Status of Fiscal 2022 PRSU Awards” for the achievement against these two performance goals and the number of 2022 Annual PRSUs that were earned and vested by the NEOs.
(8)Option vests as to 25% of the shares subject to the option on the one-year anniversary of the grant date and as to 6.25% of such shares per quarter thereafter, such that the entire award will be fully vested on February 17, 2027, subject to the NEO providing continuous services to us.
(9)This restricted stock unit award vests in four equal annual installments beginning on March 15, 2024, subject to the NEO providing continuous services to us.
(10)These restricted stock unit awards vest in full after a three-year period upon certification of achievement against two pre-established performance goals: first, the achievement of the fiscal 2023 - 2025 compound annual growth rate revenue target and, second, our stock price ranking as measured against the S&P 500 Information Technology Sector Index over fiscal 2023 - 2025. Upon achievement of these performance goals, all of the 2023 Annual PRSUs will vest on the date the Compensation Committee certifies the level of achievement, subject to the NEO providing continuous services to us. As of November 2, 2024, the aggregate achievement of the performance metrics was trending between the target and maximum payout levels and, as a result, the number of shares and the payout value are reported assuming payout at the maximum payout level pursuant to SEC rules. The actual number of shares that are eligible to vest depends on our level of achievement against these performance goals. See “Compensation Discussion and Analysis” section, under the subsection titled “Equity Awards - Payout Status of PRSU Awards” on page 75.

88

PROPOSAL 4 — Advisory Vote to Approve Executive Compensation
(11)Option vests as to 25% of the shares subject to the option on the one-year anniversary of the grant date and as to 6.25% of such shares per quarter thereafter, such that the entire award will be fully vested on December 12, 2027, subject to NEO providing continuous services to us.
(12)This restricted stock unit award vests in four equal annual installments beginning on December 8, 2024, subject to the NEO providing continuous services to us.
(13)These restricted stock unit awards vest in full after a three-year period upon certification of achievement against two pre-established performance goals: first, the achievement of the fiscal 2024 - 2026 compound annual growth rate revenue target and, second, our stock price ranking as measured against the S&P 500 Information Technology Sector Index over fiscal 2024 - 2026. Upon achievement of these performance goals, all of the 2024 Annual PRSUs will vest on the date the Compensation Committee certifies the level of achievement, subject to the NEO providing continuous services to us. As of November 2, 2024, the aggregate achievement of the performance metrics was trending below the threshold payout level and, as a result, the number of shares and the payout value are reported assuming payout at the threshold payout level pursuant to SEC rules. The actual number of shares that are eligible to vest depends on our level of achievement against these performance goals. See “Compensation Discussion and Analysis” section, under the subsection titled “Equity Awards - Fiscal 2024 Equity Awards - Annual Equity Awards" on page 72.
(14)Option vests as to 25% of the shares subject to the option on the one-year anniversary of the grant date and as to 6.25% of such shares per quarter thereafter, such that the entire award will be fully vested on December 2, 2026, subject to Ms. Glaser providing continuous services to us.
(15)This restricted stock unit award vests in four equal annual installments beginning on December 8, 2023, so long as Ms. Glaser provides continuous services to us.
(16)Option vests as to 25% of the shares subject to the option on the one-year anniversary of the grant date and as to 6.25% of such shares per quarter thereafter, such that the entire award will be fully vested on May 31, 2026, subject to Mr. Mahoney providing continuous services to us.
(17)This restricted stock unit award vests in four equal annual installments beginning on June 15, 2023, so long as Mr. Mahoney provides continuous services to us.
Option Exercises and Stock Vested in Fiscal 2024
The following table provides information with respect to all stock options exercised and the value realized upon exercise, and all stock awards vested and the value realized upon vesting, by our NEOs during fiscal 2024.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Sassine Ghazi	30,881	14,846,394	19,531	10,749,906
Dr. Aart J. de Geus	88,941	46,452,464	24,243	13,372,586
Shelagh Glaser	—	—	11,118	6,179,263
Rick Mahoney	4,424	776,313	15,970	9,223,737
John F. Runkel, Jr.	5,902	1,691,385	7,749	4,275,384
(1)The value realized on exercise for stock options equals the difference between the sales price per share of our common stock at the time of exercise and the exercise price per share of such stock options, multiplied by the number of shares of our common stock acquired upon exercise.
(2)Such number of shares represents the gross number of shares acquired by the NEO on the vesting date. Synopsys withholds shares for tax purposes and the NEO receives a smaller number of shares.
(3)The value realized on vesting for stock awards equals the closing price per share of our common stock, as reported on the Nasdaq Global Select Market on the vesting date, multiplied by the gross number of shares acquired on vesting as described above in note (2).

2025 Proxy Statement	89

PROPOSAL 4 — Advisory Vote to Approve Executive Compensation
Non-Qualified Deferred Compensation
We maintain a non-qualified deferred compensation program for a select group of management and highly compensated employees so that an eligible employee may elect, on a prospective basis, to defer the receipt of a portion of the compensation they receive from us. The program is administered under the Synopsys Amended and Restated Deferred Compensation Plan II (Deferred Compensation Plan II). The amount of earnings (or losses) that accrue to a participant’s account under the Deferred Compensation Plan II depends on the performance of investment alternatives selected by the participant. The investment alternatives under the plan consists of various investment funds that are generally consistent with the investment opportunities provided to our employees under our 401(k) plan, which are selected and monitored by our Deferred Compensation Plans Committee. Therefore, we do not regard the returns from these investment alternatives as above-market or preferential. We do not supplement or guarantee the returns on amounts deferred under the plan. We have entered into a trust agreement, with a third-party provider acting as trustee, to hold certain funds in connection with the program. All funds held in the trust are subject to the claims of our creditors.
The Deferred Compensation Plan II was originally adopted in 2005 in order to comply with Section 409A of the Internal Revenue Code, and currently allows the deferral by eligible employees of up to 50% of salary and 100% of cash incentive compensation. All account balances maintained under the Deferred Compensation Plan II are currently fully vested. However, we may, at our discretion, make contributions in the future toward participant balances, and those contributions may be made subject to vesting. To date, no such contributions have been made. Amounts may be withdrawn or distributed from the Deferred Compensation Plan II through pre-scheduled payments or upon death, retirement, disability, separation from service or a change in control of Synopsys, as elected in advance by the plan participant in accordance with the terms of the plan. Payments may be made in the form of a lump sum payment or installments.
The following table provides certain information regarding our NEOs’ participation under the Deferred Compensation Plan II:

Name	Executive Contributions in Fiscal 2024 ($)(1)	Synopsys, Inc. Contributions in Fiscal 2024 ($)	Aggregate Earnings in Fiscal 2024 ($)(2)	Aggregate Withdrawals/ Distributions in Fiscal 2024 ($)	Aggregate Balance at End of Fiscal 2024 ($)
Sassine Ghazi	617,879(3)	—	1,466,647	—	5,295,078(4)
Dr. Aart J. de Geus	—	—	—	—	—
Shelagh Glaser	320,769(5)	—	3,382	—	54,046(6)
Rick Mahoney	—	—	—	—	—
John F. Runkel, Jr.	526,771(7)	—	1,423,775	—	5,925,628(8)
(1)All contributions in fiscal 2024 were made under the Deferred Compensation Plan II.
(2)Earnings from these investments are not reported as compensation in the Summary Compensation Table on page 84.
(3)Includes $537,600 of cash incentive compensation reported as compensation to Mr. Ghazi in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column for services performed in fiscal 2024 though paid in fiscal 2025.
(4)Includes $1,290,090, which was previously reported as compensation to Mr. Ghazi in the Summary Compensation Table for fiscal years prior to fiscal 2024. The entire aggregate balance at the end of fiscal 2024 was subject to the Deferred Compensation Plan II.
(5)Includes $270,000 of cash incentive compensation reported as compensation to Ms. Glaser in the Summary Compensation Table under the "Non-Equity Incentive Plan Compensation" column for services performed in fiscal 2024 though paid in fiscal 2025.
(6)The entire aggregate balance at the end of fiscal 2024 was subject to the Deferred Compensation Plan II.
(7)Includes $492,156 of cash incentive compensation reported as compensation to Mr. Runkel in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column for services performed in fiscal 2024 though paid in fiscal 2025.
(8)Includes $4,625,090, which was previously reported as compensation to Mr. Runkel in the Summary Compensation Table for fiscal years prior to fiscal 2024. The entire aggregate balance at the end of fiscal 2024 was subject to the Deferred Compensation Plan II.

90

PROPOSAL 4 — Advisory Vote to Approve Executive Compensation
Potential Payments Upon Termination of Employment or Change of Control
Set forth below is a description of potential payments to our NEOs upon a termination of employment or a change of control. For additional information regarding the arrangements for such payments, please also refer to the “Severance and Change of Control Benefits” discussion in the “Compensation Discussion and Analysis” section beginning on page 77.
Potential Payments upon Involuntary Termination of Employment in Connection with a Change of Control
Pursuant to their respective employment agreements entered into in December 2023 and effective January 1, 2024 (the 2024 Employment Agreements), in the event of an involuntary termination of their respective employment by Synopsys or their respective resignation for good reason, in each case, 90 days before or within 24 months following a change of control of Synopsys, (1) Mr. Ghazi is entitled to receive: (a) a lump-sum cash payment equal to two times his salary for the fiscal year of termination or the immediately preceding fiscal year, whichever is greater; (b) a lump-sum cash payment equal to two times his target cash incentive payment for the fiscal year of termination or, if there is no target cash incentive payment in effect for the fiscal year of termination, the highest target cash incentive payment in the preceding three fiscal years; (c) a pro-rated annual bonus for the fiscal year in which the termination occurred; (d) the estimated cash value of his health care premiums for 18 months, payable in a lump sum; and (e) full acceleration of all his outstanding equity awards (with any such awards subject to performance conditions vesting at target levels) and (2) Dr. de Geus is entitled to receive: (a) a lump-sum cash payment equal to two times his salary for the fiscal year of termination or the immediately preceding fiscal year, whichever is greater; (b) a lump-sum cash payment equal to two times his most recent target cash incentive opportunity; (c) the estimated cash value of his health care premiums for 18 months, payable in a lump sum; and (d) full acceleration of all his outstanding and unvested equity awards (with any such awards subject to performance conditions vesting at target levels). Mr. Ghazi and Dr. de Geus, as applicable, must sign a release to receive such benefits. Pursuant to their employment agreements, no such benefits are payable if their employment terminations are voluntary (without good reason), for cause or on account of death or disability.
Additionally, Mr. Ghazi’s and Dr. de Geus’ right to severance pay or benefits under their respective 2024 Employment Agreements terminates either: (1) if Synopsys establishes that they should have been terminated for cause; or (2) if, at any time prior to or during the 12 month period following their termination, they, without the prior approval of the Compensation Committee, materially breach the restrictive covenants set forth in their respective 2024 Employment Agreements or willfully breach a material provision of their respective proprietary information, invention assignment and arbitration agreements with Synopsys.
Messrs. Mahoney and Runkel and Ms. Glaser participate in the Executive Change of Control Severance Benefit Plan, which provides for benefits if the executive’s employment with us is terminated without cause within 30 days before or 12 months after a change of control or there is a constructive termination of the executive’s employment within 12 months after a change of control. The benefits consist of: (1) a cash severance payment equal to one times salary, payable in four equal quarterly payments; (2) one to two times the executive’s target cash incentive payment, depending upon the timing of the termination within our fiscal year, payable in four equal quarterly payments; (3) a lump-sum cash payment equal to the estimated cost of health care premiums for 12 months; and (4) full acceleration of all unvested equity awards held by the executive at the time of termination (with any such awards subject to performance conditions vesting at target levels). An executive must sign a severance agreement and a release and, upon the written request of Synopsys or the surviving corporation in the change of control, enter into an 18-month non-competition agreement to receive such benefits. The plan does not provide any benefits if the executive’s employment termination is on account of death or disability, for cause or is a voluntary termination without good reason.
The table below outlines the potential payments and benefits payable to each NEO in the event of the NEO’s involuntary termination (including a resignation for good reason or a constructive termination, as applicable) in connection with a change in control of Synopsys, as if the involuntary termination in connection with a change of control had occurred as of November 2, 2024, the last day of fiscal 2024. The payments set forth below are payable to: (1) Dr. de Geus and Mr. Ghazi pursuant to their respective 2024 Employment Agreements; and (2) Ms. Glaser, Mr. Mahoney and Mr. Runkel, in their capacity as executive officers, pursuant to the Executive Change of Control Severance Benefit Plan.

Name	Salary-Based Severance ($)	Cash-Based Incentive Award ($)	Health and Welfare Benefit ($)	Intrinsic Value of Unvested RSU Awards ($)(1)	Intrinsic Value of Unvested Option Awards ($)(1)
Sassine Ghazi	1,680,000	5,040,000(2)	42,101	33,381,331	2,779,355
Dr. Aart J. de Geus	1,450,000	—	14,448	25,639,027	3,600,397
Shelagh Glaser	600,000	1,200,000(3)	28,052	17,712,173	2,978,189
Rick Mahoney	450,000	1,350,000(3)	20,633	20,544,710	3,033,448
John F. Runkel, Jr.	450,000	720,000(3)	28,052	7,167,917	961,704

2025 Proxy Statement	91

PROPOSAL 4 — Advisory Vote to Approve Executive Compensation
(1)Amounts represent the intrinsic value of accelerated restricted stock units and stock options based upon $518.40, the closing price per share of our common stock on November 1, 2024, the last trading day of fiscal 2024, as reported on the Nasdaq Global Select Market. The amounts in the column "Intrinsic Value of Unvested RSU Awards" assumes the vesting of the remaining 2022 Annual PRSUs scheduled to vest on December 8, 2024. See footnote 7 to the table "Outstanding Equity Awards at Fiscal 2024 Year-End" on page 87 for more information.
(2)Amount includes (i) two times Mr. Ghazi's target cash incentive payment for fiscal 2024 and (ii) a pro-rated annual bonus for fiscal 2024. For purposes of determining the amount in (ii) payable to Mr. Ghazi in the event of termination in connection with a change of control as of November 2, 2024, he would be entitled to receive his entire annual bonus, given that he would have worked the entirety of fiscal 2024 as of such date.
(3)The last day of our fiscal 2024 was Saturday, November 2, 2024. The Executive Change of Control Severance Benefit Plan provides for participants to receive their target cash incentive payment plus a prorated portion of such payment based on the number of days the participant has served during the fiscal year by the time the termination occurs. Accordingly, for purposes of determining the amount of the cash-based incentive awards payable to Messrs. Mahoney and Runkel and Ms. Glaser in the event of their terminations in connection with a change of control as of November 2, 2024, each would be entitled to two times their target cash incentive payment, given that each would have worked the entirety of fiscal 2024 as of such date.
Potential Payments upon a Change of Control
Pursuant to our equity plans, all of our employees receive full acceleration of the vesting of any unvested stock options or stock awards in the event that such equity awards are not assumed, continued or substituted by the surviving or acquiring company following a change of control of Synopsys. The table below outlines the potential payments and benefits payable to each NEO in the event of a change in control of Synopsys in which equity awards are not assumed, continued or substituted, as if the change of control had occurred as of November 2, 2024, the last day of fiscal 2024. Vesting acceleration of equity awards if such equity awards are not assumed, continued or substituted is the only benefit provided to our NEOs in the event of a change of control in which the executive is not involuntarily terminated or does not resign for good reason or on account of constructive termination, as applicable.

Name	Intrinsic Value of Unvested Stock Awards ($)(1)	Intrinsic Value of Unvested Option Awards ($)(1)
Sassine Ghazi	33,381,331	2,779,355
Dr. Aart J. de Geus	25,639,027	3,600,397
Shelagh Glaser	17,712,173	2,978,189
Rick Mahoney	20,544,710	3,033,448
John F. Runkel, Jr.	7,167,917	961,704
(1)Amounts represent the intrinsic value of accelerated restricted stock units and stock options based upon $518.40, the closing price per share of our common stock on November 1, 2024, the last trading day of fiscal 2024, as reported on the Nasdaq Global Select Market. The amounts in the column "Intrinsic Value of Unvested Stock Awards" assumes the vesting of the remaining 2022 Annual PRSUs scheduled to vest on December 8, 2024. See footnote 7 to the table "Outstanding Equity Awards at Fiscal 2024 Year-End" on page 87 for more information.
Potential Payments upon Involuntary Termination of Employment
In the event of an involuntary termination of his employment by Synopsys or a resignation for good reason that is not within 90 days before or within 24 months following a change of control of Synopsys, pursuant to his 2024 Employment Agreement, Mr. Ghazi is entitled to receive: (1) a lump-sum cash payment equal to 1.5 times his salary for the fiscal year of termination or the immediately preceding fiscal year, whichever is greater; (2) a lump-sum cash payment based on actual results achieved or, if lower, equal to Mr. Ghazi’s target annual bonus opportunity for such fiscal year and payable at the same as annual bonuses are paid to Synopsys’ active employees; (3) the estimated cash value of his health care premiums for 18 months, payable in a lump sum; and (4) full acceleration of all unvested equity awards to the extent such awards would have vested had Mr. Ghazi’s employment continued for an additional 12 months with Synopsys. Please see “Potential Payments upon Involuntary Termination of Employment in Connection with a Change of Control” for information regarding the conditions that must be satisfied by Mr. Ghazi in order for him to receive severance in this scenario.
Messrs. Mahoney and Runkel and Ms. Glaser participate in the Executive Severance Benefit and Transition Plan (the Severance Plan), which provides for severance benefits to designated key employees outside of a change of control and provides that in the event a participant is terminated without cause or resigns for good reason, such participant shall be entitled to (1) a cash severance payment equal to (i) one times his or her base salary and (ii) the cost of 12 months of COBRA premiums, and (2) six months of vesting acceleration of his or her equity awards that remain subject only to time-based vesting conditions. In addition, for qualifying terminations occurring in our third or fourth fiscal quarter, such participant shall remain eligible to earn an annual cash incentive award under the EIP based on actual results achieved or if lower, target, which will be pro-rated based on the number of months the participant served as a full-time employee during the applicable performance period. Such severance benefits are subject to certain conditions, including the provision of up to 9 months of part-time employment (at a greater than 50% rate with proportionately reduced base salary) at the sole discretion and request of Synopsys, compliance with certain non-compete, non-solicitation and non-disparagement provisions, and the execution of a release of claims against Synopsys.

92

PROPOSAL 4 — Advisory Vote to Approve Executive Compensation
The table below outlines the potential payments and benefits payable to each NEO as if such NEO was terminated by Synopsys on November 2, 2024, the last day of fiscal 2024. The payments set forth below are payable to: (1) Mr. Ghazi pursuant to his 2024 Employment Agreement; and (2) Ms. Glaser, Mr. Mahoney and Mr. Runkel, in their capacity as executive officers, pursuant to the Severance Plan. Pursuant to his 2024 Employment Agreement, Dr. de Geus is not entitled to receive severance on account of terminations of employment occurring more than 90 days before, or more than 24 months following, a change of control of Synopsys.

Name	Salary-Based Severance ($)	Cash-Based Incentive Award ($)(1)	Health and Welfare Benefit ($)	Intrinsic Value of Unvested RSU Awards ($)(2)	Intrinsic Value of Unvested Option Awards ($)(2)
Sassine Ghazi	1,260,000	1,680,000	42,101	9,236,333	1,645,505
Dr. Aart J. de Geus(3)	—	—	—	—	—
Shelagh Glaser	600,000	600,000	28,052	6,105,715	640,069
Rick Mahoney	450,000	675,000	20,633	4,559,328	782,869
John F. Runkel, Jr.	450,000	360,000	28,052	3,408,998	381,846
(1)Amounts represent the cash-based incentive award that would be received under the EIP assuming (i) the average achievement of our Corporate Financial Goals is equal to 100.0% and, for Messrs. Mahoney and Runkel and Ms. Glaser, (ii) 12 months served as a full-time employee during the applicable period.
(2)Amounts represent the intrinsic value of accelerated restricted stock units and stock options based upon $518.40, the closing price per share of our common stock on November 1, 2024, the last trading day of fiscal 2024, as reported on the Nasdaq Global Select Market. The amounts in the column "Intrinsic Value of Unvested RSU Awards" assumes the vesting of the remaining 2022 Annual PRSUs scheduled to vest on December 8, 2024. See footnote 7 to the table "Outstanding Equity Awards at Fiscal 2024 Year-End" on page 87 for more information.
(3)Dr. de Geus is not entitled to receive severance on account of terminations of employment occurring more than 90 days before, or more than 24 months following, a change of control of Synopsys.

2025 Proxy Statement	93

PROPOSAL 4 — Advisory Vote to Approve Executive Compensation
Pay Ratio Disclosure
In accordance with SEC rules, we are providing the following information about the relationship of the annual total compensation of our employees (other than our Chief Executive Officer) to the annual total compensation of our Chief Executive Officer. Due to our executive transition in fiscal 2024, we had two individuals serve in the role of Chief Executive Officer during the fiscal year. We elected to use the annualized compensation of Mr. Ghazi, our current Chief Executive Officer, for purposes of determining the below CEO Pay Ratio.
This disclosure should be considered within the context of our structure and operations. Although our headquarters are located in California, we have employees in approximately 30 countries. As of the end of fiscal 2024, approximately 80% of our employees were based outside of the U.S. Our Compensation Committee has designed our executive compensation program to provide competitive and internally equitable compensation and benefits opportunities for all employees. Our general employee compensation program is designed separately from the executive officer compensation program to be competitive based on an employee’s position and geographic location.
CEO Pay Ratio
For fiscal 2024:
•The annual total compensation of our median employee in fiscal 2024 was $93,786, which amount was calculated in accordance with Item 402(c)(2)(x) of Regulation S-K.
•The annual total compensation of Mr. Ghazi was $27,404,261, which amount represents the total compensation reported for our Chief Executive Officer under the “Summary Compensation Table” for fiscal 2024.
•The annual total compensation of Mr. Ghazi excluding the one-time equity grant in connection with Mr. Ghazi's promotion to Chief Executive Officer was $18,935,447 for fiscal 2024.
Based on the above, the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee for fiscal 2024 is estimated to be 292 to 1. This ratio is estimated to be 202 to 1 if Mr. Ghazi's one-time equity grant in connection with his promotion to Chief Executive Officer is excluded.
Assumptions and Methodology
We selected November 2, 2024, the last day of fiscal 2024, as the date on which to determine our median employee. We did not exclude any employees when making such determination except for our Chief Executive Officer. For purposes of identifying the median employee, we estimated the following elements of compensation for each employee, which in the aggregate represents the consistently applied compensation measure that we used for our pay ratio determination:
•Base salary or base pay earned for fiscal 2024;
•Target annual cash incentive compensation for fiscal 2024; and
•Grant date fair value of equity awards granted in fiscal 2024.
We selected this consistently applied compensation measure because it reflects our primary compensation elements across our employee population. For purposes of identifying the median employee, any compensation paid in foreign currencies was converted to U.S. dollars based on the average of the monthly exchange rates for the twelve-month period ended November 2, 2024. In identifying the median employee, we did not make any cost-of-living adjustments in accordance with Item 402(u) of Regulation S-K.
A portion of our employee workforce identified above, including both full-time and part-time employees, worked for less than the full fiscal year due to commencing employment after the beginning of fiscal 2024 or taking an unpaid leave of absence during fiscal 2024. In determining the median employee, we annualized the total compensation of such individuals who were permanent employees based on reasonable assumptions and estimates relating to our employee compensation program.
We believe that the pay ratio reported above is a reasonable estimate calculated in a manner consistent with and utilizing SEC rules based on our internal records and the company-specific methodology described above. The SEC rules for identifying the “median employee” and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported by us, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

94

PROPOSAL 4 — Advisory Vote to Approve Executive Compensation
Pay Versus Performance Disclosure
In accordance with Item 402(v) of Regulation S-K, we provide the following disclosure regarding executive compensation for our principal executive officers (PEOs) and Non-PEO NEOs and Company performance for the fiscal years listed below.

Year	Summary Compensation Table Total for Sassine Ghazi¹ ($)	Compensation Actually Paid to Sassine Ghazi¹˒²˒³ ($)	Summary Compensation Table Total for Dr. Aart J. de Geus¹ ($)	Compensation Actually Paid to Dr. Aart J. de Geus¹˒²˒³ ($)	Summary Compensation Table Total for Dr. Chi-Foon Chan¹ ($)	Compensation Actually Paid to Dr. Chi-Foon Chan¹˒²˒³ ($)	Average Summary Compensation Table Total for Non-PEO NEOs¹ ($)	Average Compensation Actually Paid to Non-PEO NEOs¹˒²˒³ ($)	Value of Initial Fixed $100 Investment based on:[4]		Net Income[5] ($ Millions)	Revenue⁵,6 ($ Millions)
									Total Stockholder Return ($)	Peer Group Total Stockholder Return ($)
(a)			(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	27,404,261	30,466,869	8,963,359	15,455,755	—	—	6,229,241	9,084,048	240.16	231.83	2,236	6,127
2023	—	—	12,681,076	34,149,432	—	—	7,755,213	16,756,632	213.69	150.63	1,218	5,318
2022	—	—	10,058,495	10,852,624	359,853	(23,874,312)	4,531,826	4,697,917	138.33	118.75	978	4,616
2021	—	—	9,974,985	34,724,593	9,976,485	34,726,093	5,752,339	17,052,055	155.79	146.93	756	4,204
(1)The individuals comprising the PEO NEOs for each year presented are listed below.

2021	2022	2023	2024
Aart J. de Geus	Aart J. de Geus	Aart J. de Geus	Aart J. de Geus
Chi-Foon Chan	Chi-Foon Chan		Sassine Ghazi
The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2021	2022	2023	2024
Sassine Ghazi	Sassine Ghazi	Sassine Ghazi	Shelagh Glaser
Trac Pham	Trac Pham	Trac Pham	Rick Mahoney
Joseph W. Logan	Joseph W. Logan	Shelagh Glaser	John F. Runkel, Jr.
John F. Runkel, Jr.	John F. Runkel, Jr.	Rick Mahoney
John F. Runkel, Jr.
(2)The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
(3)Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards columns below are the totals derived from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for Sassine Ghazi ($)	Exclusion of Stock Awards and Option Awards for Sassine Ghazi ($)	Inclusion of Equity Values for Sassine Ghazi ($)	Compensation Actually Paid to Sassine Ghazi ($)
2024	27,404,261	(23,908,973)	26,971,581	30,466,869

Year	Summary Compensation Table Total for Dr. Aart J. de Geus ($)	Exclusion of Stock Awards and Option Awards for Dr. Aart J. de Geus ($)	Inclusion of Equity Values for Dr. Aart J. de Geus ($)	Compensation Actually Paid to Dr. Aart J. de Geus ($)
2024	8,963,359	(8,234,599)	14,726,995	15,455,755

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2024	6,229,241	(4,896,725)	7,751,532	9,084,048

2025 Proxy Statement	95

PROPOSAL 4 — Advisory Vote to Approve Executive Compensation
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Sassine Ghazi ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Sassine Ghazi ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Sassine Ghazi ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Sassine Ghazi ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Sassine Ghazi ($)	Total - Inclusion of Equity Values for Sassine Ghazi ($)
2024	21,047,457	3,001,458	—	2,922,666	—	26,971,581

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Dr. Aart J. de Geus ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Dr. Aart J. de Geus ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Dr. Aart J. de Geus ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Dr. Aart J. de Geus ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Dr. Aart J. de Geus ($)	Total - Inclusion of Equity Values for Dr. Aart J. de Geus ($)
2024	7,313,046	3,883,586	—	3,530,363	—	14,726,995

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2024	4,348,720	1,872,624	—	1,530,188	—	7,751,532
(4)The Peer Group TSR set forth in this table utilizes the S&P 500 Information Technology Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our 2024 Annual Report on Form 10-K. The comparison assumes $100 was invested for the period starting October 31, 2020, through the end of the listed year in the Company and in the S&P 500 Information Technology Index, respectively. Historical stock performance is not intended to forecast nor be indicative of the future stock performance of our common stock.
(5)On September 30, 2024, we completed the sale of our Software Integrity Group. Net Income and Revenue are presented on a continuing operations basis for fiscal 2022, 2023 and 2024, which excludes the results of the Software Integrity Group during those fiscal years. Our financial statements for fiscal 2021 were not revised to reflect the sale of the Software Integrity Group and therefore Net Income and Revenue for fiscal 2021 include the results of the Software Integrity Group.
(6)We determined Revenue, as calculated in accordance with GAAP, to be our Company-Selected Measure as we deem it to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEOs and Non-PEO NEOs in 2024.

96

PROPOSAL 4 — Advisory Vote to Approve Executive Compensation
Description of Relationship Between PEOs and Non-PEO NEO Compensation Actually Paid and Performance Measures
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, the Company’s cumulative TSR, and our Peer Group TSR, in each case, over the four most recently completed fiscal years. In June 2022, Dr. Chi-Foon Chan departed from his role as co-Chief Executive Officer, at which point his unvested awards terminated, resulting in negative ‘compensation actually paid’ for those forfeited awards.
PEO AND AVERAGE NON-PEO NEO COMPENSATION ACTUALLY PAID
VERSUS COMPANY TSR AND S&P 500 INFORMATION TECHNOLOGY TSR

Sassine Ghazi Compensation Actually Paid	Dr. Aart J. de Geus Compensation Actually Paid
Dr. Chi-Foon Chan Compensation Actually Paid	Average Non-PEO NEO Compensation Actually Paid
Synopsys, Inc. TSR	S&P 500 Information Technology Index TSR
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, our Net Income and our Revenue, in each case, during the four most recently completed fiscal years. In June 2022, Dr. Chi-Foon Chan departed from his role as co-Chief Executive Officer, at which point his unvested awards terminated, resulting in negative ‘compensation actually paid’ for those forfeited awards.
PEO AND AVERAGE NON-PEO NEO COMPENSATION ACTUALLY PAID
VERSUS NET INCOME AND REVENUE

Sassine Ghazi Compensation Actually Paid	Dr. Aart J. de Geus Compensation Actually Paid
Dr. Chi-Foon Chan Compensation Actually Paid	Average Non-PEO NEO Compensation Actually Paid
Synopsys, Inc. Net Income	Synopsys, Inc. Revenue

2025 Proxy Statement	97

PROPOSAL 4 — Advisory Vote to Approve Executive Compensation
Tabular List of Financial Performance Measures
The following table presents the financial performance measures that the Company considers to be the most important in linking Compensation Actually Paid to our PEOs and other NEOs for 2024 to Company performance. The measures in this table are not ranked.

Revenue
Compound Annual Growth Rate of Revenue
Non-GAAP Operating Margin
Backlog(1)
rTSR(2)

(1)“Backlog” means contracted but unsatisfied or partially unsatisfied performance obligations as of November 2, 2024, which includes non-cancellable Flexible Spending Account (FSA) commitments from customers where actual product selection and quantities of specific products or services are to be determined by customers at a later date, and excludes future sales-based royalty payments from the remaining performance obligations. Approximately 40% of the backlog as of November 2, 2024, excluding non-cancellable FSA, is expected to be recognized as revenue over the next 12 months. The majority of the remaining backlog is expected to be recognized in the next three years.
(2)"rTSR" measures Synopsys' stock price ranking as measured against the S&P 500 Information Technology Sector Index.
Company Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
Synopsys maintains equity grant timing guidelines for specifying the timing of equity grants, including option grants, made by the Compensation Committee and the Chief Executive Officer, who has been delegated the authority to make grants to employees who are not members of Synopsys’ Corporate Staff and Section 16 officers.
Annual grants of equity awards to members of Synopsys’ Corporate Staff and Section 16 officers, and direct reports of the CEO with a designation at or above Vice President (or equivalent level), are approved by the Compensation Committee at a pre-scheduled meeting in the first quarter of the fiscal year, and the effective grant date of such awards will be the meeting date unless the meeting date falls within a closed trading window, in which case the Compensation Committee will approve an effective grant date outside of the closed trading window. The effective grant date of new-hire, promotional or special recognition equity grants for such persons will be the approval date unless the approval date falls within a closed trading window, in which case the Compensation Committee will approve an effective grant date outside of the closed trading window.
With respect to equity awards granted to employees, other than members of Corporate Staff, Section 16 officers and direct reports of the CEO with a designation below Vice President (or equivalent level) made by the Chief Executive Officer pursuant to his delegation by the Compensation Committee, the grant effective date will be outside of Synopsys’ closed windows.
During fiscal 2024, no named executive officer received a grant of stock options during the period beginning four business days before, and ending one business day after, the filing of a periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of a current report on Form 8-K that discloses material nonpublic information.

98

PROPOSAL 4 — Advisory Vote to Approve Executive Compensation
Equity Compensation Plan Information
The following table provides information regarding our equity compensation plans as of November 2, 2024.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (#)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(2)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (#)(3)
Equity Compensation Plans Approved by Stockholders	5,024(4)	292.33	28,061(5)
Equity Compensation Plans Not Approved by Stockholders(6)	—	—	—
Total	5,024	292.33	28,061
(1)Number of securities in thousands.
(2)The weighted-average exercise price does not include outstanding restricted stock units, which have no exercise price.
(3)Number of securities in thousands. These numbers exclude the shares listed under the column heading “Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights.”
(4)Includes (a) approximately 3.8 million shares of common stock issuable upon vesting of restricted stock units under the 2006 Employee Plan and vesting of restricted stock awards under the 2017 Directors Plan, and (b) approximately 1.2 million shares of common stock issuable upon exercise of outstanding stock options granted under the 2006 Employee Plan and the 2017 Directors Plan.
(5)Comprised of (a) approximately 14.7 million shares remaining available for issuance under the 2006 Employee Plan, (b) approximately 0.4 million shares remaining available for issuance under the 2017 Directors Plan, and (c) approximately 12.9 million shares remaining available for issuance under the Employee Stock Purchase Plan as of November 2, 2024, including shares subject to purchase during the current offering period, which commenced on September 1, 2024 (the exact number of which will not be known until the purchase date on February 28, 2025).
(6)Does not include approximately 18,000 shares of common stock issuable upon exercise of outstanding stock options, with a weighted-average exercise price of $45.52 per share, which were granted under various plans assumed in connection with acquisitions of other companies.. No shares remain available for future issuance under these acquired plans.

2025 Proxy Statement	99

AUDIT MATTERS
The Audit Committee of our Board of Directors has selected KPMG LLP, an independent registered public accounting firm, to audit our consolidated financial statements for fiscal 2025. KPMG LLP has audited our consolidated financial statements since fiscal 1992. As a matter of good corporate governance, we are asking our stockholders to ratify the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for fiscal 2025.
We expect that KPMG LLP representatives will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.
Stockholder ratification of the appointment of KPMG LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. Nevertheless, our Board of Directors is submitting the selection of KPMG LLP to our stockholders for ratification. If our stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time if they determine that such a change would be in the best interests of Synopsys and our stockholders.
Fees and Services of Independent Registered Public Accounting Firm
The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual financial statements and fees billed for all other services rendered by KPMG LLP during the following fiscal years.

	Fiscal Year Ended
	Nov. 2, 2024 (in thousands)	Oct. 28, 2023 (in thousands)
Audit Fees(1)	$7,520	$5,852
Audit-Related Fees(2)	2,898	230
Tax Fees(3)	18	163
All Other Fees(4)	28	20
TOTAL FEES	$10,464	$6,265
(1)Audit fees consist of fees for the audit of Synopsys’ consolidated financial statements in our Annual Report on Form 10-K, review of Synopsys’ interim condensed consolidated financial statements in each of our Quarterly Reports on Form 10-Q, and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.
(2)Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of Synopsys’ consolidated financial statements and not reported under “Audit Fees.” This category includes fees related to the performance of attestation services not required by statute or regulations.
(3)Tax fees consist of fees for professional services for tax compliance, tax advice and tax planning. This category includes fees primarily related to assistance with international tax compliance services pertaining to certain foreign subsidiaries.
(4)All other fees consist of permitted services other than audit or tax services, and includes fees related to a subscription to KPMG LLP’s research tools and other general advisory services.

100

Audit Matters
Audit Committee Pre-Approval Policies and Procedures
As required by Section 10A(i)(1) of the Exchange Act, all audit and non-audit services to be performed by our independent registered public accounting firm must be approved in advance by the Audit Committee, subject to certain exceptions relating to non-audit services accounting for less than five percent of the total fees paid to our independent registered public accounting firm which are subsequently ratified by the Audit Committee. In addition, pursuant to Section 10A(i)(3) of the Exchange Act, the Audit Committee has established procedures by which the Chair of the Audit Committee may pre-approve such services, provided the Chair subsequently reports the details of the services to the full Audit Committee. All audit-related fees, tax fees and all other fees, as described in the table above, were approved by the Audit Committee.
Audit Committee Report*
As more fully described in its written charter, the Audit Committee acts on behalf of the Board of Directors to perform financial oversight responsibilities relating to (1) the integrity of Synopsys’ financial statements, financial reporting processes and systems of internal accounting and financial controls, (2) Synopsys’ internal audit function, which is responsible for independently and objectively assessing Synopsys’ financial and business processes and controls, including controls related to the integrity and reliability of financial information, (3) the annual independent audit of Synopsys’ financial statements, (4) the engagement of Synopsys’ independent registered public accounting firm and evaluation of their performance and independence, (5) compliance with legal and regulatory requirements that pertain to Synopsys’ financial statements, internal controls over financial reporting, and disclosure controls, (6) the evaluation of risks associated with financial reporting, accounting, auditing and tax matters, and (7) the fulfillment of other responsibilities as prescribed by the Board of Directors. The Audit Committee has the authority to retain, at Synopsys’ expense, special legal, accounting or other advisors or consultants as it deems necessary or appropriate in the performance of its duties. It also has the authority to require that any of Synopsys’ personnel, counsel, independent auditors or investment bankers, or other Synopsys advisors, attend any meeting of the Audit Committee or meet with any member of the Audit Committee or any of its consultants.
In fiscal 2024, the Audit Committee was composed of certain of our non-employee directors. Each member of the Audit Committee is considered independent under our Corporate Governance Guidelines, applicable federal securities laws and the Nasdaq Listing Standards. In addition, the Board of Directors has determined that of the current members of the Audit Committee, Mr. Borgen, Ms. Johnson, Ms. Sargent and Mr. Vallee each qualifies as an “audit committee financial expert” within the meaning of the regulations of the SEC.
The Audit Committee’s function is not intended to duplicate or certify the actions of management or Synopsys’ independent auditors. Management is responsible for the preparation, presentation, and integrity of Synopsys’ financial statements and the effectiveness of Synopsys’ internal control over financial reporting. Synopsys’ independent auditors are responsible for expressing an opinion as to the conformity of Synopsys’ consolidated financial statements with generally accepted accounting principles and as to the effectiveness of Synopsys’ internal control over financial reporting. The Audit Committee provides Board of Directors-level oversight, advising and directing management and the independent auditors on the basis of the information presented to the Audit Committee, the Audit Committee’s discussions with management and the auditors, and the Audit Committee members’ business and financial experience.
The Audit Committee met nine times during fiscal 2024. Its agenda included reviewing Synopsys’ financial statements, internal control over financial reporting, and audit and other matters. The Audit Committee met with Synopsys’ internal auditors and independent auditors, with and without management present, to discuss the scope, plan, status, and results of their respective audits. In addition, the Audit Committee met with management and the independent auditors each quarter to review Synopsys’ interim financial results and quarterly earnings press releases prior to their issuance. The Audit Committee also reviewed Synopsys’ Quarterly Reports on Form 10-Q and its 2024 Annual Report on Form 10-K prior to their filing with the SEC. At quarterly meetings, the Audit Committee reviewed and discussed with management, and management gave presentations regarding, Synopsys’ financial reporting and controls, investments, financing activities, taxes and insurance, and related risks, as well as other topics with potential significant financial impact. The Audit Committee oversaw Synopsys’ anonymous and confidential ethics reporting system, which encourages and allows employees to submit concerns directly to senior management and the Audit Committee.
AUDIT COMMITTEE
Mercedes Johnson, Chair
Luis Borgen
Jeannine P. Sargent
Roy Vallee
*This report shall not constitute “soliciting material,” shall not be deemed “filed” with the SEC and is not to be incorporated by reference into any of our other filings under the Securities Act or the Exchange Act, except to the extent we specifically incorporate this report by reference therein.

2025 Proxy Statement	101

Audit Matters
Communications with Management and Independent Registered Public Accounting Firm
The Audit Committee has reviewed and discussed our audited financial statements with management. In addition, the Audit Committee has discussed with KPMG LLP, Synopsys’ independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. The Audit Committee has also received the written disclosures from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence. The Audit Committee has discussed with KPMG LLP and reviewed KPMG LLP’s independence from Synopsys, including whether KPMG LLP’s provision of non-audit services was compatible with that independence.
Recommendation Regarding Financial Statements
Based on the review and discussions referred to above, the Audit Committee unanimously recommended to our Board of Directors that Synopsys’ audited fiscal 2024 financial statements be included in our 2024 Annual Report on Form 10-K.
AUDIT COMMITTEE
Mercedes Johnson, Chair
Luis Borgen
Jeannine P. Sargent
Roy Vallee

102

STOCKHOLDER PROPOSAL
We received a stockholder proposal from John Chevedden of 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278 (the Proponent), who beneficially owns 10 shares of our common stock. The Proponent has requested that we include the following proposal and supporting statement in this Proxy Statement for the Annual Meeting. The proposal may be voted on at the Annual Meeting only if properly presented by the Proponent or the Proponent’s qualified representative at the Annual Meeting.
For the reasons set forth following the Proponent’s proposal, our Board of Directors opposes adoption of the proposal and recommends that you vote AGAINST the proposal.
Proposal 6 – Shareholder Ratification of Golden Parachutes
Shareholders request that the Board seek shareholder approval of any senior manager's new or renewed pay package that provides for severance or termination payments with an estimated value exceeding 2.99 times the sum of the executive's base salary plus target short-term bonus. This proposal only applies to the Named Executive Officers.
"Severance or termination payments" include cash, equity or other pay that is paid out or vests due to a senior executive's termination for any reason. Payments include those provided under employment agreements, severance plans, and change-in-control clauses in long-term equity plans, but not life insurance, pension benefits, or deferred compensation earned and vested prior to termination.
"Estimated total value" includes: lump-sum payments; payments offsetting tax liabilities, perquisites or benefits not vested under a plan generally available to management employees, post-employment consulting fees or office expense and equity awards if vesting is accelerated, or a performance condition waived, due to termination.
The Board shall retain the option to seek shareholder approval after material terms are agreed upon.
This proposal is relevant even if there are current golden parachute limits. A limit on golden parachutes is like a speed limit. A speed limit by itself does not guarantee that the speed limit will never be exceeded. Like this proposal the rules associated with a speed limit provide consequences if the limit is exceeded. With this proposal the consequences are a non-binding shareholder vote is required for unreasonably rich golden parachutes.
This proposal places no limit on long-term equity pay or any other type pay. This proposal thus has no impact on the ability to attract executive talent and does not discourage the use of long-term equity pay because it places no limit on golden parachutes. It simply requires that overly rich golden parachutes be subject to a non binding shareholder vote at a shareholder meeting already scheduled for other matters.
This proposal is relevant because the annual say on executive pay vote does not have a separate section for approving or rejecting golden parachutes.
This proposal topic also received between 51 % and 65% support at:
FedEx (FDX)
Spirit AeroSystems (SPR)
Alaska Air (ALK)
AbbVie (ABBV)
Fiserv (FISV)
Please vote yes:
Shareholder Ratification of Golden Parachutes – Proposal 6

2025 Proxy Statement	103

Stockholder Proposal
Synopsys' Statement in Opposition to Proposal 6
Our Board of Directors (the “Board”) recommends that you vote AGAINST Proposal 6 because, as described below:
•Our existing severance plans and agreements already place reasonable and appropriate limits on cash severance compensation;
•The proposal could create a misalignment between our executives and our stockholders, including during a change of control transaction;
•The proposal would unnecessarily restrict our Compensation Committee’s ability to structure market competitive executive compensation and could limit our ability to attract and retain executive talent; and
•Our stockholders already have effective means to express their views on executive compensation, including our post-termination compensation programs.
Our existing severance plans and agreements already place reasonable and appropriate limits on cash severance compensation.
We believe our current executive compensation policies and practices align the interests of our NEOs with those of our stockholders and provide reasonable and appropriate limits on post-termination compensation. Our NEOs, other than our CEO and Executive Chair, are subject to our Executive Severance Benefit and Transition Plan and our Executive Change of Control Severance Benefit Plan (collectively, the Severance Plans), which provide for post-termination benefits comparable to benefits offered by our peers. The Severance Plans already place reasonable limits on cash severance payments that are lower than the 2.99x limit proposed by the proponent.
In addition, our employment agreements with our CEO and Executive Chair (each, an Executive Employment Agreement) were designed to provide severance benefits that are fair, reasonable and competitive in light of market practices for executives of a similar level at comparable companies and reflect the contributions of our CEO and Executive Chair to our business growth and sustainable stockholder returns. The Executive Employment Agreements do not provide for any “golden parachute” excise tax gross ups or “single trigger” payments in connection with a change of control. Further, the Executive Employment Agreement with our CEO provides for limited cash severance benefits outside of a change of control, while the Executive Employment Agreement with our Executive Chair provides for no severance benefits outside of a change of control.
The proposal could create a misalignment between our executives and our stockholders, including during a change of control transaction.
We believe that long-term equity awards are critical to aligning the interests of our executives with those of our stockholders as they motivate our executives to increase stockholder value. In fact, over 90% of our NEOs’ average fiscal 2024 compensation is performance-based and/or at risk. In line with our pay for performance compensation philosophy and widespread market practice, our Severance Plans and Executive Employment Agreements provide for accelerated vesting of equity upon certain qualifying terminations, including “double trigger” vesting upon an (i) executive’s termination without cause or good reason and (ii) completion of a change of control transaction. By including “equity awards if vesting is accelerated” in the 2.99x severance multiple, the proposal introduces uncertainty around all components of severance compensation, placing an arbitrary and non-market competitive limit on our NEOs’ severance benefits and effectively discouraging the use of such equity awards.
Additionally, the proposal would impose significant limits on our use of severance protections to retain senior executives, particularly during a potential change of control, and could impair our ability to deliver maximum stockholder value in such a transaction. Specifically, we may struggle to retain and preserve the productivity of our executives and maintain the stability of our business during the pendency of an acquisition. The risk of job loss following a change of control, coupled with a 2.99x limit on the value that may be realized from previously granted equity awards absent a stockholder vote, could present an unnecessary distraction for our executives and could lead them to seek the certainty of new employment while a transaction is being negotiated or is pending. This could result in a risk of the transaction not being completed or being finalized with less favorable terms for stockholders.
The proposal would unnecessarily restrict our Compensation Committee’s ability to structure market competitive executive compensation and could limit our ability to attract and retain executive talent.
We operate in a highly competitive industry and have carefully designed our compensation programs to attract, motivate and retain a team of highly qualified executives who drive our success. We believe that our Compensation Committee, which is composed entirely of independent, non-employee directors subject to annual re-election by our stockholders and oversees all matters regarding executive compensation, is in the best position to design and implement executive compensation practices and principles that are aligned with the interests of our stockholders. To do that, our Compensation Committee must have the flexibility and discretion to structure an effective and competitive executive compensation program governing all aspects of compensation, including post-termination compensation. Imposing the proposed requirement that we secure stockholder approval of certain severance arrangements could constrain our Compensation Committee’s ability to exercise its judgment in structuring compensation arrangements that it believes is in our stockholders’ best interests in a timely manner.

104

Stockholder Proposal
Further, requiring stockholder approval of certain of our executive’s severance protections would be both impractical and inconsistent with market practice. Calling a meeting of our stockholders to obtain prior approval, even if it is non-binding approval, of a severance arrangement would be expensive and time-consuming. Top executives are unlikely to wait for such a vote and may instead seek employment elsewhere, including at one of our competitors who do not face similar restrictions on their ability to offer severance protection. Similarly, employment offers that are contingent on a stockholder vote, which could take months to achieve after an offer is extended, lack certainty and may discourage prospective executives from accepting our offer. Delay and uncertainty would be injected into the hiring and compensation review process. As a result, the proposal may put us at a severe competitive disadvantage by limiting our ability to attract and retain key talent. This would undermine the purpose of our executive compensation program, and we believe remaining competitive for top-level talent is in the best interest of our stockholders.
Our stockholders already have effective means to express their views on executive compensation, including our post-termination compensation programs.
We provide detailed disclosure of our executive compensation programs and policies, including severance and equity compensation programs, in our annual proxy statements and our stockholders may express their views on such programs and policies through our annual say-on-pay advisory votes. Over the past five years, our stockholders have approved NEO compensation with average support of over 92% of votes cast, demonstrating strong support for our compensation philosophy and executive compensation program. Although our annual say-on-pay vote is non-binding, the Compensation Committee considers the results of the vote when making annual compensation decisions, allowing our stockholders to provide input on our annual compensation policies and practices. SEC rules also require separate advisory approval by stockholders of any golden parachute compensation payable to NEOs in connection with a change of control transaction. Additionally, we are committed to regular stockholder engagement and feedback received from our stockholders is shared with management and members of our Board, as appropriate.
We believe that our existing transparency and open lines of communication through our stockholder outreach program, along with the outcome of our annual say-on-pay votes, are the most effective methods of providing stockholders with a voice regarding our post-termination compensation programs. Requiring additional non-binding stockholder approval of specific elements of our executive compensation programs is unlikely to provide stockholders with more effective input and is therefore unnecessary.
For all of the reasons above, we believe Proposal 6 is neither in the best interest of Synopsys stockholders nor necessary and recommend that you vote AGAINST Proposal 6.

2025 Proxy Statement	105

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of the Record Date by (1) each person known by us to beneficially own more than five percent of our common stock outstanding on that date, (2) each of our directors, (3) each of our NEOs, and (4) all of our current directors and executive officers as a group. Unless otherwise indicated, each entity or person listed below maintains a mailing address of c/o Synopsys, Inc., 675 Almanor Avenue, Sunnyvale, California 94085.

Name of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned (#)	Percentage of Outstanding Shares (%)(2)	Additional Information
Entities associated with The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	13,551,037	8.8	Based solely on the Schedule 13G/A filed with the SEC on February 13, 2024, reporting beneficial ownership as of December 29, 2023. The Vanguard Group, Inc. has sole dispositive power with respect to 12,895,933 shares, shared dispositive power with respect to 203,096 shares, sole voting power with respect to 0 shares and shared voting power with respect to 655,104 shares.
Entities associated with BlackRock, Inc. 50 Hudson Yards New York, NY 10001	11,788,658	7.6	Based solely on the Schedule 13G/A filed with the SEC on January 26, 2024, reporting beneficial ownership as of December 31, 2023. BlackRock, Inc. has sole dispositive power with respect to 11,788,658 shares and sole voting power with respect to 10,617,657 shares.
Luis Borgen Director	4,739	*	Includes stock options to purchase 3,397 shares exercisable by Mr. Borgen within 60 days following the Record Date and 356 shares of restricted stock that are not vested as of the Record Date and are subject to forfeiture.
Marc N. Casper Director	5,588	*	Includes stock options to purchase 3,397 shares exercisable by Mr. Casper within 60 days following the Record Date and 356 shares of restricted stock that are not vested as of the Record Date and are subject to forfeiture. Also includes (i) 5 shares owned by BJC Associates, LLC and (ii) 94 shares held under a managed account.
Janice D. Chaffin Director	14,678	*	Includes 356 shares of restricted stock that are not vested as of the Record Date and are subject to forfeiture.
Bruce R. Chizen Director	15,218	*	Includes 356 shares of restricted stock that are not vested as of the Record Date and are subject to forfeiture.
Dr. Aart J. de Geus Executive Chair of the Board of Directors	587,771	*	Includes stock options to purchase 147,834 shares exercisable by Dr. de Geus within 60 days following the Record Date. Also includes (i) 14,500 shares owned by Mora Investment Partners L.P. and (ii) 308,791 shares held under a family trust.
Sassine Ghazi President, Chief Executive Officer and Director	210,519	*	Includes stock options to purchase 139,172 shares exercisable by Mr. Ghazi within 60 days following the Record Date.
Shelagh Glaser Chief Financial Officer	33,833	*	Includes stock options to purchase 19,087 shares exercisable by Ms. Glaser within 60 days following the Record Date.
Mercedes Johnson Director	1,899	*	Includes 356 shares of restricted stock that are not vested as of the Record Date and are subject to forfeiture. Also includes 1,543 shares held under a trust.

106

Security Ownership of Certain Beneficial Owners and Management

Name of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Shares(2)	Additional Information
Rick Mahoney Chief Revenue Officer	12,424	*	Includes stock options to purchase 4,621 shares exercisable by Mr. Mahoney within 60 days following the Record Date.
Robert G. Painter Director	1,450	*	Includes 903 shares of restricted stock that are not vested as of the Record Date and are subject to forfeiture.
John F. Runkel, Jr. General Counsel and Corporate Secretary	27,277	*	Includes stock options to purchase 4,134 shares exercisable by Mr. Runkel within 60 days following the Record Date.
Jeannine P. Sargent Director	8,496	*	Includes stock options to purchase 5,998 shares exercisable by Ms. Sargent within 60 days following the Record Date. Also includes 356 shares of restricted stock that are not vested as of the Record Date and are subject to forfeiture. Also includes 445 shares held under a family trust.
John G. Schwarz Director	12,296	*	Includes 356 shares of restricted stock that are not vested as of the Record Date and are subject to forfeiture.
Roy Vallee Director	22,622	*	Includes 356 shares of restricted stock that are not vested as of the Record Date and are subject to forfeiture. Also includes 20,000 shares owned by RCV Holdings LLP.
All current directors and executive officers as a group (14 persons)	958,810	*	Includes stock options to purchase 327,640 shares exercisable by all current directors and executive officers within 60 days following the Record Date. Also includes 3,751 shares of restricted stock that are not vested as of the Record Date and are subject to forfeiture.
*Less than 1%
(1)Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated in the “Additional Information” column, and subject to community property laws where applicable, we believe, based on information furnished by such persons and from Schedules 13D and 13G filed with the SEC, that the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them as of the Record Date.
(2)Percentage of beneficial ownership is based on 154,619,236 shares of common stock outstanding as of the Record Date, adjusted as required by SEC rules. Shares of common stock that are subject to stock options or other convertible securities currently issuable or issuable into shares of common stock within 60 days of the Record Date, are deemed outstanding for the purposes of computing the percentage ownership of the person holding these stock options or convertible securities, but are not deemed outstanding for computing the percentage ownership of any other person.

2025 Proxy Statement	107

ADDITIONAL INFORMATION
About the Annual Meeting
Information about our Annual Meeting
How do I attend and participate in the virtual Annual Meeting?
We are holding a virtual Annual Meeting via live webcast. To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Availability of Proxy Materials, proxy card, or voting instruction form. The Annual Meeting will begin at 8:00 a.m. Pacific Time. We encourage you to access the Annual Meeting prior to the start time. Online access will begin at approximately 7:45 a.m. Pacific Time.
The virtual Annual Meeting platform is fully supported across browsers and devices running the most updated version of applicable software and plugins. Stockholders should ensure that they have a strong internet connection if they intend to attend and/or participate in the Annual Meeting. Attendees should allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.
If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting login page for assistance. Technical support will be available beginning at approximately 7:45 a.m. Pacific Time on April 10, 2025 through the conclusion of the Annual Meeting.
Information about our Proxy Materials
Why did I receive a notice about Synopsys’ proxy materials?
Since you owned common stock of Synopsys at the close of business on the Record Date, you are considered a stockholder. Our Board of Directors is soliciting proxies for the Annual Meeting. Accordingly, we are providing you with access to our proxy materials in order to solicit your vote at the Annual Meeting.
The Notice of Availability of Proxy Materials, this Proxy Statement, the accompanying proxy card or voting instruction form and our 2024 Annual Report on Form 10-K will be provided to stockholders on or about February 14, 2025.
Why did I receive a two-page notice instead of the proxy materials themselves, and how can I get the materials?
We are pleased to continue to take advantage of the SEC rule that allows companies to furnish proxy materials to their stockholders over the Internet. As a result, we are mailing to most of our stockholders a two-page Notice of Availability of Proxy Materials instead of a printed copy of all of the proxy materials.
The Notice of Availability of Proxy Materials you received provides instructions on how to access our proxy materials and submit your vote on the Internet and also instructs you on how to request a printed copy of our proxy materials. We believe this process of sending a two-page notice reduces the environmental impact of printing and distributing hard copy materials and lowers our costs.
Why did I receive a full set of proxy materials in the mail instead of a two-page notice?
If you previously requested printed copies of the proxy materials, we have provided you with printed copies of the proxy materials instead of a two-page Notice of Availability of Proxy Materials. If you would like to reduce the environmental impact and the costs incurred by us in mailing proxy materials, you may elect to receive all future proxy materials electronically via email or the Internet.
To sign up for electronic delivery, please follow the instructions to vote using the Internet provided with your proxy materials and on your proxy card or voting instruction form, and, when prompted, indicate that you agree to receive or access stockholder communications electronically in the future.

108

Additional Information
Information about our Proposals
What proposals will be presented at the Annual Meeting and what are the voting recommendations of the Board of Directors?
The proposals that will be presented at the Annual Meeting and our Board of Directors’ voting recommendations are set forth in the table below.

Proposal	Board of Directors’ Voting Recommendation
1.To elect nine directors nominated by our Board of Directors to hold office until the next annual meeting of stockholders and until their successors have been elected	FOR each director nominee
2.To approve our 2006 Employee Equity Incentive Plan, as amended	FOR
3.To approve our Employee Stock Purchase Plan, as amended	FOR
4.To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the Proxy Statement	FOR
5.To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2025	FOR
6.To vote on the stockholder proposal regarding a requirement for shareholders to ratify golden parachutes, if properly presented at the meeting	AGAINST
We will also consider any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof. As of the Record Date, we are not aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the persons named in the enclosed proxy card or voting instruction form will vote the shares they represent using their best judgment.
How is a director nominee elected to the Board of Directors?
Provided that there is a quorum at the Annual Meeting, a director nominee will be elected if the votes “For” the nominee exceed 50% of the number of votes cast on the issue of that nominee’s election (including votes “For” and votes “Against” with respect to that nominee’s election, but excluding any abstentions or broker non-votes).
All director nominees recommended by the Board have given their consent to be named as nominees for election and have indicated their intention to serve if they are elected. Our Board does not anticipate that any of our director nominees will be unable to serve as a director. If, at the time of the Annual Meeting, any nominee is unable to serve or for good cause will not serve as a director, the discretionary authority provided in the enclosed proxy will be exercised to vote for a substitute candidate designated by the Board, unless the Board chooses to reduce its own size. You may either vote “For,” “Against,” or “Abstain” for any nominee you specify. Unless marked otherwise, proxies returned to us will be voted “For” each of the nominees named below. Broker non-votes and abstentions will have no effect on the vote for the election of directors (Proposal 1). Therefore, if you hold your shares through a bank, a broker or other holder of record, you must instruct your bank, broker or other holder of record to vote such that your vote can be counted for Proposal 1.
Proposal 1 is an uncontested election. In addition to the voting requirements described above and further outlined in our Bylaws, our Bylaws and Corporate Governance Guidelines provide that our Board of Directors will only nominate for election or re-election candidates who tender, prior to such nomination, an irrevocable resignation that will be effective only upon (1) the failure to receive the required majority vote at a meeting at which they stand for election and (2) our Board of Directors’ acceptance of such resignation in the Board’s exclusive discretion. Synopsys will publicly disclose the decision reached by our Board of Directors and the reasons for such decision.
Information about Voting
Who can vote?
If you are a stockholder of record or a beneficial owner who owned our common stock at the close of business on the Record Date of February 10, 2025, you are entitled to attend and vote at the Annual Meeting. For further details on how to vote, please see the questions below.
As of the Record Date, 154,619,236 shares of our common stock were issued and outstanding and entitled to vote. You are entitled to one vote for each share of common stock you held on the Record Date. The names of stockholders of record entitled to vote at the Annual Meeting will be available to stockholders entitled to vote for ten days until the end of the day before the Annual Meeting for any purpose relevant to the Annual Meeting. If you want to inspect this list, email our Investor Relations department at synopsys-ir@synopsys.com.
Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy.
What is the difference between a stockholder of record and a beneficial owner?
•Stockholder of Record: If on the Record Date your shares were registered directly in your name with our transfer agent, Computershare, then you are a stockholder of record.

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•Beneficial Owner: If on the Record Date your shares were held through a broker, bank, or other agent and not in your name, then you are the beneficial owner of our common stock. If you are a beneficial owner, your shares are held in street name, as is the case for most of our stockholders.
How can I vote if I am a stockholder of record?
There are four ways to vote:
•In person (virtually). If you are a stockholder of record, you may vote in person (virtually) at the Annual Meeting using your 16-digit control number provided in the proxy card or Notice of Availability of Proxy Materials.
•Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the proxy card or Notice of Availability of Proxy Materials.
•By Telephone. If you received printed copies of the proxy materials, you may vote by proxy by calling the toll free number found on the proxy card. If you only received a Notice of Availability of Proxy Materials and wish to vote by proxy over the telephone, you may do so by first requesting printed copies of the proxy materials to be sent via mail through following the instructions in the Notice of Availability of Proxy Materials and then calling the toll free number found on the proxy card.
•By Mail. If you received printed copies of the proxy materials, you may vote by proxy by filling out the proxy card and sending it back in the envelope provided. If you only received a Notice of Availability of Proxy Materials and wish to vote by proxy via mail, you may do so by first requesting printed copies of the proxy materials by mail by following the instructions in the Notice of Availability of Proxy Materials and then filling out the proxy card and sending it back in the envelope provided.
The deadline for voting by Internet or telephone is 11:59 p.m. Eastern Time on Tuesday, April 9, 2025. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy.
How can I vote if I am the beneficial owner?
There are four ways to vote:
•In person (virtually). If you are a beneficial owner and you wish to vote in person (virtually) at the Annual Meeting, you may vote using your 16-digit control number provided in the voting instruction form or Notice of Availability of Proxy Materials, or you will need to follow the instructions provided by your broker, bank, trustee or nominee.
•Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the voting instruction form or Notice of Availability of Proxy Materials.
•By Telephone. If you received printed copies of the proxy materials, you may vote by proxy by calling the toll free number found on the voting instruction form. If you only received a Notice of Availability of Proxy Materials and wish to vote by proxy over the telephone, you may do so by first requesting printed copies of the proxy materials by mail by following the instructions in the Notice of Availability of Proxy Materials and then calling the toll free number found on the voting instruction form.
•By Mail. If you received printed copies of the proxy materials, you may vote by proxy by filling out the voting instruction form and sending it back in the envelope provided. If you only received a Notice of Availability of Proxy Materials and wish to vote by proxy via mail, you may do so by first requesting printed copies of the proxy materials by mail by following the instructions in the Notice of Availability of Proxy Materials and then filling out the voting instruction form and sending it back in the envelope provided.
The deadline for voting by Internet or telephone is 11:59 p.m. Eastern Time on Tuesday, April 9, 2025. As a beneficial owner, you are also invited to attend (virtually) the Annual Meeting.
What if I don’t give specific voting instructions?
If you indicate a choice on your proxy on a particular matter to be acted upon, the shares will be voted as indicated. If you are a stockholder of record and you return a signed proxy card but do not indicate how you wish to vote, the proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting. If you do not return the proxy card, your shares will not be voted and will not be deemed present for the purpose of determining whether a quorum exists.
If you are a beneficial owner and the organization holding your account does not receive instructions from you as to how to vote those shares, under the rules of various national and regional securities exchanges, that organization may exercise discretionary authority to vote on routine proposals but may not vote on non-routine proposals. As a beneficial owner, you will not be deemed to have voted on such non-routine proposals. The shares that cannot be voted by brokers on non-routine matters are called broker non-votes. Under applicable state law, broker non-votes will be deemed present at the Annual Meeting for purposes of determining whether a quorum exists for the Annual Meeting. Broker non-votes will make a quorum more readily obtainable but will not otherwise affect the outcome of the vote of any proposal.

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What if I change my mind and want to revoke my proxy?
If you are a stockholder of record, you may revoke your proxy at any time before the Annual Meeting by delivering a written notice of revocation or a duly executed proxy card bearing a later date to 675 Almanor Avenue, Sunnyvale, California 94085 (our Secretary’s Mailing Address), attention Corporate Secretary. Such notice or later dated proxy must be received by us prior to the Annual Meeting. You may also revoke your proxy by attending (virtually) the Annual Meeting and voting during the meeting.
If you are a beneficial owner, please contact your broker, bank or other agent for instructions on how to revoke your proxy.
What is a quorum?
We need a quorum of stockholders to hold our Annual Meeting. A quorum exists when at least a majority of the outstanding shares entitled to vote as of the Record Date are represented at the Annual Meeting either in person (virtually) or by proxy. Your shares will be counted towards the quorum only if a valid proxy or vote is submitted. Stockholders who vote “Abstain” on any proposal and discretionary votes by brokers, banks and related agents on routine proposals will be counted towards the quorum requirement.
What is the vote required for each proposal?
•Proposal 1. Each director nominee will be elected if the votes “For” the nominee exceed 50% of the number of votes cast on the issue of that nominee’s election (including votes “For” and votes “Against” with respect to that nominee’s election but excluding any abstentions or broker non-votes).
•Proposals 2, 3, 4, 5 and 6. Will be approved if the holders of a majority of the shares present in person (virtually) or represented by proxy and entitled to vote at the Annual Meeting, and voting on such proposal, vote “For” that proposal.
What votes can I cast for the proposals?
•Proposal 1. You may vote “For” or “Against,” or “Abstain” for any nominee you specify. An abstention will not be counted as either a vote cast “For” or “Against.”
•Proposals 2, 3, 4, 5 and 6. You may vote “For” or “Against,” or “Abstain” from voting. An abstention will not be counted as either a vote cast “For” or “Against.”
Which proposals in this Proxy Statement are considered “routine” or “non-routine”?
The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2025 (Proposal 5) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 5.
The election of directors (Proposal 1), the proposal to approve our 2006 Employee Equity Incentive Plan, as amended (Proposal 2), the proposal to approve our Employee Stock Purchase Plan, as amended (Proposal 3), the non-binding advisory vote on the compensation of our NEOs (Proposal 4), and the stockholder proposal regarding shareholder ratification of golden parachutes (Proposal 6) are all matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals 1, 2, 3, 4 and 6. A broker non-vote will have no effect on these proposals.
Other Information
Who is paying for this solicitation?
Synopsys will bear the cost of soliciting proxies. We have retained Innisfree M&A Incorporated (Innisfree) to assist us in soliciting proxies, for which we will pay Innisfree a fee of approximately $15,000 plus out-of-pocket expenses. We will also reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to such beneficial owners. We will furnish copies of solicitation material to such brokerage firms and other representatives. Proxies may also be solicited personally or by telephone, facsimile or email by our directors, officers and employees without additional compensation.
I received notice that communications to my address are being householded. What does that mean?
The SEC has adopted rules that permit companies and intermediaries (for example, brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or Notice of Availability of Proxy Materials addressed to those stockholders. A number of brokers with account holders who are our stockholders “household” our proxy materials in this manner.
If you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, 2024 Annual Report on Form 10-K or Notice of Availability of Proxy Materials, please notify your broker and our Investor Relations department in writing by email at synopsys-ir@synopsys.com or mail sent to our Secretary’s Mailing Address, attention Investor Relations. If you currently receive multiple copies of the Notice of Availability of Proxy Materials or proxy statement at your address and would like to request householding of your communications, please contact your broker, bank or other agent and our Investor Relations department in the same manner as outlined above.

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Additional Information
I also have access to Synopsys, Inc.’s 2024 Annual Report on Form 10-K. Is that a part of the proxy materials?
Our Annual Report on Form 10-K for the fiscal year ended November 2, 2024, as filed with the SEC on December 18, 2024, accompanies this Proxy Statement. These documents constitute our Annual Report to Stockholders and are being made available to all stockholders entitled to receive notice of and to vote at the Annual Meeting. Except as otherwise stated, the 2024 Annual Report on Form 10-K is not incorporated into this Proxy Statement and should not be considered proxy solicitation material.
Where can I find the voting results of the meeting?
The preliminary voting results will be announced at the Annual Meeting. The final results will be published in a Current Report on Form 8-K, which we will file with the SEC within four business days after the Annual Meeting.
Stockholder Information
Stockholder Communications, Nominations and Proposals
How do I communicate with the Board of Directors?
Stockholders who wish to communicate with our Board of Directors or one or more individual members of our Board of Directors may do so by sending written communications addressed to our Secretary’s Mailing Address, attention Corporate Secretary.
Stockholder communications related to corporate governance and other Board matters received at this address that are addressed to our Board of Directors will be compiled by our Corporate Secretary and forwarded to the specified director, if any. If the correspondence is not addressed to a particular director, such correspondence will be forwarded, depending on the subject matter, to the Chair of the Audit Committee, Compensation Committee, or Governance Committee, as appropriate.
When are stockholder proposals due for inclusion in the proxy materials for our next annual meeting?
To be considered for inclusion in the proxy materials for next year’s annual meeting of stockholders under Rule 14a-8(e) of the Exchange Act, your proposal must be submitted in writing by October 17, 2025 to our Secretary’s Mailing Address, attention Corporate Secretary, and must comply with all applicable requirements of Rule 14a-8 of the Exchange Act.
How can I present director nominees or stockholder proposals to be voted on at next year’s annual meeting of stockholders under the advance notice provisions of our bylaws?
Our Bylaws include separate advance notice provisions applicable to stockholders desiring to bring nominations for directors or proposals before an annual meeting of stockholders (other than pursuant to Rule 14a-8 of the Exchange Act). These advance notice provisions require that, among other things, stockholders submit a timely written notice to our Secretary’s Mailing Address, attention Corporate Secretary, regarding such nominations or proposals and provide the information concerning the stockholder and the proposal or nominee and satisfy the other requirements set forth in the Bylaws.
To be timely, a stockholder who intends to present nominations or a proposal (other than pursuant to Rule 14a-8 of the Exchange Act) at the 2026 Annual Meeting of Stockholders must provide the information set forth in the Bylaws to our Corporate Secretary not earlier than the close of business on September 17, 2025 and not later than the close of business on October 17, 2025. Our Bylaws contain different notice submission date requirements in the event our annual meeting is held more than 30 days before or after April 10, 2025.
In addition to satisfying the requirements set forth in our Bylaws, in order to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide us with a notice that sets forth the information required by Rule 14a-19 no later than October 17, 2025.
It is the Governance Committee's policy to consider candidates suggested by properly presented stockholder nominations. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

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Forward-Looking Statements
This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “may,” “will,” “should,” “could,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “seeks,” and similar expressions are used to identify these forward-looking statements. This proxy statement includes, among others, forward-looking statements regarding business and market outlook, opportunities, strategies and technological trends, such as artificial intelligence; planned acquisitions and their expected impact, including our pending acquisition of ANSYS, Inc.; short-term and long-term financial targets, expectations and objectives; expected or future equity usage, burn rate or shares outstanding; and expected use and enforcement of our compensation decisions.
These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied. For a more detailed discussion of these factors, see the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk” and "Controls and Procedures" in our Annual Report on Form 10-K for fiscal year 2024 and subsequent Quarterly Reports on Form 10-Q. The financial information contained in this proxy statement should be read in conjunction with the consolidated financial statements and notes thereto included in Synopsys' most recent reports on Forms 10-K and 10-Q, each as may be amended from time to time. Synopsys' financial results for our fiscal year 2024 are not necessarily indicative of Synopsys' operating results for any future periods. While forward-looking statements are based on reasonable expectations of our management at the time that they are made, you should not rely on them. Our forward-looking statements speak only as of the date of this proxy statement, and we undertake no duty to, and do not intend to, update any forward-looking statement, whether as a result of new information, future events or otherwise, unless required by law.
Information Referenced in this Proxy Statement
The content of the websites referred to in this proxy statement are not incorporated by reference into this proxy statement.
Other Matters
We know of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting or any adjournment or postponement thereof, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.
Whether or not you intend to be present at the Annual Meeting, we urge you to return your signed proxy promptly.
By order of the Board of Directors,
John F. Runkel, Jr.
General Counsel and
Corporate Secretary
February 14, 2025
A copy of our 2024 Annual Report on Form 10-K is available without charge upon written request to Corporate Secretary, Synopsys, Inc., 675 Almanor Avenue, Sunnyvale, California 94085.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting to Be Held on April 10, 2025
The Proxy Statement and our 2024 Annual Report on Form 10-K will be available to stockholders at
http://www.proxyvote.com on or about February 14, 2025.

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APPENDIX A
SYNOPSYS, INC.
2006 EMPLOYEE EQUITY INCENTIVE PLAN
ADOPTED BY THE BOARD OF DIRECTORS: MARCH 3, 2006
APPROVED BY THE STOCKHOLDERS: APRIL 25, 2006
AS AMENDED BY THE BOARD OF DIRECTORS: JANUARY 24, 2025
AMENDMENT TO BE APPROVED BY THE STOCKHOLDERS: APRIL 10, 2025

1.    GENERAL.
(a) Eligible Award Recipients. The persons eligible to receive Awards are Employees and Consultants. Non-Employee Directors are not eligible to receive Awards under this Plan.
(b) Available Awards. The Plan provides for the grant of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Restricted Stock Awards, (iv) Restricted Stock Unit Awards, (v) Stock Appreciation Rights, (vi) Performance Stock Awards, and (vii) Other Stock Awards. The Plan also provides for the grant of Performance Cash Awards.
(c) Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Stock Awards as set forth in Section 1(a), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards.
2.    DEFINITIONS.
As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:
(a) “Affiliate” means (i) any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, and (ii) any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The Board shall have the authority to determine (i) the time or times at which the ownership tests are applied, and (ii) whether “Affiliate” includes entities other than corporations within the foregoing definition.
(b) “Award” means a Stock Award or a Performance Cash Award.
(c) “Board” means the Board of Directors of the Company.
(d) “Capitalization Adjustment” has the meaning ascribed to that term in Section 9(a).
(e) “Cause” means, with respect to a Participant, the occurrence of any of the following: (i) the Participant commits an act of dishonesty in connection with the Participant’s responsibilities as an Employee or Consultant; (ii) the Participant commits a felony or any act of moral turpitude; (iii) the Participant commits any willful or grossly negligent act that constitutes gross misconduct and/or injures, or is reasonably likely to injure, the Company or any Affiliate; or (iv) the Participant willfully and materially violates (A) any written policies or procedures of the Company or any Affiliate, or (B) the Participant’s obligations to the Company or any Affiliate. The determination that a termination is for Cause shall be made by the Company in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

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(f) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;
(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;
(iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur;
(iv) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or
(v) individuals who, on the date this Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.
For avoidance of doubt, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.
Notwithstanding the foregoing, to the extent that the Company determines that any of the payments or benefits under this Plan that are payable in connection with a Change in Control constitute deferred compensation under Section 409A that may only be paid on a transaction that meets the standard of Treasury Regulation Section 1.409A-3(a)(5), the foregoing definition of Change in Control shall apply only to the extent the transaction also meets the definition used for purposes of Treasury Regulation Section 1.409A-3(a)(5), that is, as defined under Treasury Regulation Section 1.409A-3(i)(5).
(g) “Code” means the Internal Revenue Code of 1986, as amended.
(h) “Committee” means a committee of one (1) or more members of the Board to whom authority has been delegated by the Board in accordance with Section 3(c).
(i) “Common Stock” means the common stock of the Company.
(j) “Company” means Synopsys, Inc., a Delaware corporation.
(k) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

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(l) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. For example, a change in the capacity in which the Participant renders service to the Company or an Affiliate from a Consultant to Employee or vice versa shall not terminate a Participant’s Continuous Service. Furthermore, a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service. However, if the corporation for which a Participant is rendering service ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such corporation ceases to qualify as an Affiliate. A leave of absence shall be treated as Continuous Service for purposes of vesting in an Award to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.
(m) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;
(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;
(iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
(iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
Notwithstanding the foregoing, to the extent that the Company determines that any of the payments or benefits under this Plan that are payable in connection with a Corporate Transaction constitute deferred compensation under Section 409A that may only be paid on a transaction that meets the standard of Treasury Regulation Section 1.409A-3(a)(5), the foregoing definition of Corporate Transaction shall apply only to the extent the transaction also meets the definition used for purposes of Treasury Regulation Section 1.409A-3(a)(5), that is, as defined under Treasury Regulation Section 1.409A-3(i)(5).
(n) “Director” means a member of the Board.
(o) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.
(p) “Effective Date” means April 25, 2006, the first date that the Company’s stockholders approved the Plan at the 2006 Annual Meeting of Stockholders.
(q) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.
(r) “Entity” means a corporation, partnership or other entity.
(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(t) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the effective date of the Plan as set forth in Section 12, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

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(u) “Fair Market Value” means for purposes of Sections 3(f), 5(b), 5(c), 6(b), 6(c), 6(d)(iv), 7(c)(ii), 7(c)(iii) and 8(d), as of any date, the value of the Common Stock determined as follows:
(i) If the Common Stock is listed on any established stock exchange or traded on any market system, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date in question, as reported in The Wall Street Journal or such other source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price (or closing bid if no sales were reported) for the Common Stock on the date in question, then the Fair Market Value shall be the closing sales price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists.
(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in a manner that complies with Sections 409A and 422 of the Code.
(v) “Incentive Stock Option” means an Option which qualifies as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(w) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
(x) “Nonstatutory Stock Option” means an Option which does not qualify as an Incentive Stock Option.
(y) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(z) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.
(aa) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.
(bb) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
(cc) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 7(e).
(dd) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.
(ee) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.
(ff) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
(gg) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

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(hh) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 7(d)(ii).
(ii) “Performance Criteria” means one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) net earnings; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin and Non-GAAP operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre- and after-tax income; (xiv) pre-tax profit; (xv) operating cash flow; (xvi) orders (including backlog) and revenue; (xvii) orders quality metrics; (xviii) increases in revenue or product revenue; (xix) expenses and cost reduction goals; (xx) improvement in or attainment of expense levels; (xxi) improvement in or attainment of working capital levels; (xxii) market share; (xxiii) cash flow; (xxiv) cash flow per share; (xxv) share price performance; (xxvi) debt reduction; (xxvii) implementation or completion of projects or processes; (xxviii) customer satisfaction; (xxix) stockholders’ equity; (xxx) quality measures; (xxxi) Non-GAAP net income; (xxxii) environmental, social and governance goals and metrics; (xxxiii) human capital management goals and metrics (including but not limited to diversity, equity and inclusion, employee turnover, retention, development and engagement, and leadership goals and metrics); and (xxxiv) any other measures of performance selected by the Board. Unless the Board provides otherwise, Non-GAAP measure means the closest GAAP measure excluding (1) the amortization of acquired intangible assets; (2) the impact of stock-based compensation expense; (3) acquisition and/or divestiture related items; (4) other non-recurring significant items, such as restructuring charges; (5) gains and losses on the sale of strategic investments; (6) deferred compensation; and (7) the income tax effect of non-GAAP pre-tax adjustments from the provision for income taxes, based upon a normalized annual projected non-GAAP tax rate. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award. The Board shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for such Performance Period.
(jj) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be set on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to internally generated business plans, approved by the Board, the performance of one or more comparable companies or the performance of one or more relevant indices. The Board is authorized to make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (i) to exclude restructuring and/or other nonrecurring charges (including but not limited to the effect of tax or legal settlements); (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude stock-based compensation expense determined under generally accepted accounting principles; (vi) to exclude any other unusual or infrequently occurring item; (vii) to respond to, or in anticipation of, any unusual or infrequently occurring corporate item, transaction, event or development; (viii) to respond to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; (ix) to exclude the dilutive effects of acquisitions or joint ventures; (x) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (xi) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; (xii) to reflect a corporate transaction, such as a merger, consolidation, separation (including a spinoff or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code); (xiii) to reflect any partial or complete corporate liquidation; (xiv) to exclude the effect of in-process research and development expenses; (xv) to exclude the income tax effect of non-GAAP pre-tax adjustments from the provision for income taxes; and (xvi) pursuant to such other objective and non-discretionary adjustments adopted by the Committee at the time the award is approved. The Board also retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals.
(kk) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Stock Award or a Performance Cash Award.
(ll) “Performance Stock Award” means either a Restricted Stock Award or a Restricted Stock Unit Award granted pursuant to the terms and conditions of Section 7(d)(i).
(mm) “Plan” means this Synopsys, Inc. 2006 Employee Equity Incentive Plan.

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(nn) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(a).
(oo) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.
(pp) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(b).
(qq) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.
(rr) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
(ss) “Securities Act” means the Securities Act of 1933, as amended.
(tt) “Stock Appreciation Right” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 7(c).
(uu) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.
(vv) “Stock Award” means any right granted under the Plan, including an Option, a Stock Appreciation Right, a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Stock Award, or an Other Stock Award.
(ww) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.
(xx) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).
(yy) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.
3.    ADMINISTRATION.
(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee, as provided in Section 3(c).
(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.
(ii) To determine from time to time (1) which of the persons eligible under the Plan shall be granted Awards; (2) when and how each Award shall be granted; (3) what type or combination of types of Award shall be granted; (4) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to an Award; and (5) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.
(iii) To accelerate the time at which an Award may be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may be exercised or the time during which it will vest.

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(iv) To approve forms of award agreements for use under the Plan and to amend the terms of any one or more outstanding Awards.
(v) To amend the Plan or an Award as provided in Section 10. Subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent if necessary to maintain the qualified status of the Award as an Incentive Stock Option, to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code or to comply with other applicable laws.
(vi) To terminate or suspend the Plan as provided in Section 11.
(vii) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.
(viii) To adopt such rules, procedures and sub-plans as are necessary or appropriate to permit and facilitate participation in the Plan by, or take advantage of specific tax treatment for Awards granted to, individuals who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to any Stock Award Agreement made to ensure or facilitate compliance with the laws or regulations of the relevant foreign jurisdiction).
(c) Delegation To Committee.
(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board or the Committee (as applicable). The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, re-vest in the Board some or all of the powers previously delegated.
(ii) Rule 16b-3 Compliance. In the sole discretion of the Board, the Committee may consist solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, subject to applicable law, the Board or the Committee, in its sole discretion, may delegate to a committee of one or more members of the Board the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.
(d) Delegation to an Officer. The Board may delegate to one or more Officers of the Company the authority to do one or both of the following (i) designate Employees of the Company or any of its Subsidiaries to be recipients of Options, Stock Appreciation Rights and, to the extent permitted by applicable law, other Stock Awards and, to the extent permitted by applicable law, the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Options granted by such Officer. Any such Stock Awards granted by Officers will be granted on the form of Stock Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. Notwithstanding anything to the contrary in this Section 3(d), the Board may not delegate to an Officer authority to determine the Fair Market Value of the Common Stock pursuant to Section 2(u)(ii) above.
(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.
(f) Repricing; Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee shall have the authority to: (i) reprice any outstanding Stock Awards under the Plan, (ii) provide for the exchange of an Option or Stock Appreciation Right for cash when the exercise price or strike price of such Option or Stock Appreciation Right, respectively, is greater than or equal to the Fair Market Value of a share of Common Stock or (iii) cancel and re-grant any outstanding Stock Awards under the Plan in a manner that would constitute a repricing of such Stock Awards under applicable accounting rules, in each case unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event; provided, however, that this provision shall not prevent cancellations of Stock Awards upon expiration or termination of such Stock Awards and the return of the underlying shares of Common Stock to the Plan for future issuance pursuant to Section 4(b) hereof.

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4.    SHARES SUBJECT TO THE PLAN.
(a) Share Reserve. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the number of shares of Common Stock that may be issued pursuant to Stock Awards granted under this Plan shall not exceed One Hundred Fourteen Million Two Hundred Ninety-Seven Thousand Two Hundred Forty-Eight (114,297,248) shares of Common Stock in the aggregate. Subject to Section 4(b), the number of shares available for issuance under the Plan shall be reduced by: (i) one (1) share for each share of stock issued pursuant to (A) an Option granted under Section 6, or (B) a Stock Appreciation Right granted under Section 7(c), and (ii) (A) one and thirty-six hundredths (1.36) shares for each share of Common Stock issued prior to February 27, 2009 pursuant to a Restricted Stock Award, Restricted Stock Unit Award, or Other Stock Award granted under Section 7, (B) two and eighteen hundredths (2.18) shares for each share of Common Stock issued on or after February 27, 2009 pursuant to a Restricted Stock Award, Restricted Stock Unit Award, or Other Stock Award granted under Section 7, (C) one and twenty-five hundredths (1.25) shares for each share of Common Stock issued on or after March 24, 2011 pursuant to a Restricted Stock Award, Restricted Stock Unit Award, or Other Stock Award granted under Section 7, (D) one and five tenths (1.50) shares for each share of Common Stock issued on or after April 3, 2012 pursuant to a Restricted Stock Award, Restricted Stock Unit Award, or Other Stock Award granted under Section 7, (E) one and six tenths (1.60) shares for each share of Common Stock issued on or after April 2, 2015 pursuant to a Restricted Stock Award, Restricted Stock Unit Award, or Other Stock Award granted under Section 7, and (F) one and seven tenths (1.70) shares for each share of Common Stock issued on or after March 29, 2016 pursuant to a Restricted Stock Award, Restricted Stock Unit Award, or Other Stock Award granted under Section 7. Shares may be issued in connection with a merger or acquisition as permitted by Nasdaq Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, or other applicable rule, and such issuance shall not reduce the number of shares available for issuance under the Plan.
(b) Reversion of Shares to the Share Reserve.
(i) Shares Available For Subsequent Issuance. If any (i) Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, (ii) shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited to or repurchased by the Company at their original exercise or purchase price (if any) pursuant to the Company’s reacquisition or repurchase rights under the Plan, including any forfeiture or repurchase caused by the failure to meet a contingency or condition required for the vesting of such shares, or (iii) Stock Award is settled in cash, then the shares of Common Stock not issued under such Stock Award, or forfeited to or repurchased by the Company, shall revert to and again become available for issuance under the Plan. To the extent there is issued a share of Common Stock pursuant to a Stock Award that counted as either (A) one and thirty-six hundredths (1.36) shares, (B) two and eighteen hundredths (2.18) shares, (C) one and twenty-five hundredths (1.25) shares, (D) one and five tenths (1.50) shares, (E) one and six tenths (1.60) shares, or (F) one and seven tenths (1.70) shares, as applicable, against the number of shares available for issuance under the Plan pursuant to Section 4(a) and such share of Common Stock again becomes available for issuance under the Plan pursuant to this Section 4(b)(i) on or after March 29, 2016, then the number of shares of Common Stock available for issuance under the Plan shall increase by one and seven tenths (1.70) shares (regardless of when such share was issued).
(ii) Shares Not Available for Subsequent Issuance. If any shares subject to a Stock Award are not delivered to a Participant because the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”) or an appreciation distribution in respect of a Stock Appreciation Right is paid in shares of Common Stock, the number of shares subject to the Stock Award that are not delivered to the Participant shall be deemed issued and then immediately reacquired by the Company, and therefore shall not remain available for subsequent issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld in satisfaction of the withholding of taxes incurred in connection with the exercise of, or the issuance of shares under, a Stock Award, the number of shares that are not delivered to the Participant shall be deemed issued and then immediately reacquired by the Company, and therefore shall not remain available for subsequent issuance under the Plan. If the exercise price or purchase price of any Stock Award, or any tax withholding obligations in connection with any Stock Award, are satisfied by tendering shares of Common Stock held by the Participant (either by actual delivery or attestation), then the number of shares so tendered shall not become available for subsequent issuance under the Plan.
(c) Incentive Stock Option Limit. Notwithstanding anything to the contrary in this Section 4, subject to the provisions of Section 9(a) relating to Capitalization Adjustments the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be the number of shares of Common Stock set forth in Section 4(a) above.
(d) Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.
5.    ELIGIBILITY.
(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees and Consultants; provided, however, that Nonstatutory Stock Options and Stock Appreciation Rights may not be granted to Employees and Consultants who are providing Continuous Services only to any “parent” of the Company, as such term is defined in Rule 405 promulgated under the Securities Act, unless such Stock Awards comply with (or are exempt from) Section 409A of the Code or unless the stock underlying such Stock Awards is otherwise determined to be “service recipient stock” under Section 409A of the Code. Stock Awards under this Plan may not be granted to Non-Employee Directors.

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(b) Ten Percent Stockholders. An Employee who is also a Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option has a term of no more than five (5) years from the date of grant and is not exercisable after the expiration of five (5) years from the date of grant.
(c) Limitation on Annual Awards. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, no Employee shall be eligible to be granted Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value of the Common Stock on the date the Stock Award is granted covering more than one million (1,000,000) shares of Common Stock during any calendar year. For limitations on the annual award size of Performance Stock Awards and Performance Cash Awards, see Section 7(d) below.
6.    OPTION PROVISIONS.
Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical; provided, however, that each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:
(a) Term. No Option shall be exercisable after the expiration of seven (7) years from the date of grant, or such shorter period specified in the Option Agreement; provided, however, that an Incentive Stock Option granted to a Ten Percent Stockholder shall be subject to the provisions of Section 5(b).
(b) Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Sections 409A and 424(a) of the Code.
(c) Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Sections 409A and 424(a) of the Code.
(d) Consideration. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Section 6(d) are:
(i) by cash, check or electronic transfer of cash or cash equivalents;
(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;
(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;
(iv) by a “net exercise” arrangement, if the option is a Nonstatutory Stock Option, pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, however, that shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (x) shares are used to pay the exercise price pursuant to the “net exercise,” (y) shares are delivered to the Participant as a result of such exercise, and (z) shares are withheld to satisfy tax withholding obligations; or
(v) in any other form of legal consideration that may be acceptable to the Board.
(e) Transferability of Options. The Board may, in its sole discretion, impose such limitations on the transferability of Options as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options shall apply:

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(i) Restrictions on Transfer. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.
(ii) Domestic Relations Orders. Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order; provided, however, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.
(iii) Beneficiary Designation. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect Option exercises, designate a third party (excluding any third-party financial institution) who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option. In the absence of such a designation, the executor or administrator of the Optionholder’s estate shall be entitled to exercise the Option. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.
(f) Vesting of Options Generally. The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(f) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.
(g) Termination of Continuous Service. In the event that an Optionholder’s Continuous Service terminates (other than for Cause or upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.
(h) Extension of Termination Date. An Optionholder’s Option Agreement may provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement) during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement.
(i) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.
(j) Death of Optionholder. In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death, but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.
(k) Termination for Cause. In the event that an Optionholder’s Continuous Service is terminated for Cause, the Option shall terminate immediately and cease to remain outstanding and the Option shall cease to be exercisable with respect to any shares of Common Stock (whether vested or unvested) at the time of such termination.

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7.    PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.
(a) Restricted Stock Awards. Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
(i) Consideration. A Restricted Stock Award may be awarded in consideration for (i) past or future services rendered to the Company or an Affiliate, or (ii) any other form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.
(ii) Vesting. Shares of Common Stock awarded under a Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.
(iii) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may receive via a forfeiture condition or repurchase right any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.
(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement and provided that in no event may any Restricted Stock Award be transferred for consideration to a third-party financial institution.
(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
(i) Consideration. A Restricted Stock Unit Award may be awarded in consideration for (i) past or future services rendered to the Company or an Affiliate, or (ii) any other form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.
(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.
(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.
(iv) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.
(c) Stock Appreciation Rights. Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Stock Appreciation Right Agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right Agreements need not be identical; provided, however, that each Stock Appreciation Right Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
(i) Term. No Stock Appreciation Right shall be exercisable after the expiration of seven (7) years from the date of grant, or such shorter period specified in the Stock Appreciation Right Agreement.
(ii) Strike Price. Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents. The strike price of each Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock equivalents subject to the Stock Appreciation Right on the date of grant. Notwithstanding the foregoing, a Stock Appreciation Right may be granted with a strike price lower than that set forth in the preceding sentence if such Stock Appreciation Right is granted pursuant to an assumption or substitution for another stock appreciation right in a manner consistent with the provisions of Sections 409A and 424(a) of the Code.

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(iii) Calculation of Appreciation. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (i) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of share of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (ii) the strike price that is determined by the Board on the date of grant of the Stock Appreciation Right.
(iv) Vesting. At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it, in its sole discretion, deems appropriate.
(v) Exercise. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.
(vi) Payment. The appreciation distribution in respect of a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and set forth in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.
(vii) Termination of Continuous Service. In the event that a Participant’s Continuous Service terminates (other than for Cause or upon the Participant’s death or Disability), the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (ii) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.
(viii) Extension of Termination Date. A Participant’s Stock Appreciation Right Agreement may provide that if the exercise of the Stock Appreciation Right following the termination of the Participant’s Continuous Service (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Stock Appreciation Right shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement) during which the exercise of the Stock Appreciation Right would not be in violation of such registration requirements, or (ii) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement.
(ix) Disability of Participant. In the event that a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (ii) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.
(x) Death of Participant. In the event that (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Stock Appreciation Right Agreement after the termination of the Participant’s Continuous Service for a reason other than death, then the Stock Appreciation Right may be exercised (to the extent the Participant was entitled to exercise such Stock Appreciation Right as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Stock Appreciation Right by bequest or inheritance or by a person designated to exercise the Stock Appreciation Right upon the Participant’s death, but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (ii) the expiration of the term of such Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after the Participant’s death, the Stock Appreciation Right is not exercised within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.
(xi) Termination for Cause. In the event that a Participant’s Continuous Service is terminated for Cause, the Stock Appreciation Right shall terminate immediately and cease to remain outstanding and the Stock Appreciation Right shall cease to be exercisable with respect to any shares of Common Stock (whether vested or unvested) at the time of such termination.
(d) Performance Awards.
(i) Performance Stock Awards. A Performance Stock Award is either a Restricted Stock Award or Restricted Stock Unit Award that may be granted, may vest, or may be exercised based upon the attainment during a Performance Period of one or more Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. The maximum benefit to be granted to any Participant in any calendar year attributable to Performance Stock Awards described in this Section 7(d)(i) shall not exceed one million (1,000,000) shares of Common Stock.

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(ii) Performance Cash Awards. A Performance Cash Award is a cash award that may be granted or paid upon the attainment during a Performance Period of one or more Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. The maximum benefit to be granted to any Participant in any calendar year attributable to Performance Cash Awards described in this Section 7(d)(ii) shall not exceed four million dollars ($4,000,000).
(e) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 6 and the preceding provisions of this Section 7. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards. No Other Stock Award may have a term in excess of seven (7) years from the date of grant.
(f) Prohibition on Loans. No Participant will be permitted to execute a promissory note as partial or full consideration for the purchase of Shares.
8.    MISCELLANEOUS.
(a) Use of Proceeds. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.
(b) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of, or the issuance of shares under, the Stock Award pursuant to its terms and the issuance of the Common Stock has been entered into the books and records of the Company. As determined by the Board, dividends and dividend equivalent rights may accrue with respect to Awards other than Options or Stock Appreciation Rights granted under this Plan, but no dividends or dividend equivalents shall be paid out or settled unless and until, and then only to the extent that, the applicable underlying Award vests. For the avoidance of doubt, neither Options nor Stock Appreciation Rights granted under this Plan may provide for any dividends or dividend equivalents thereon.
(c) No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or other instrument executed thereunder or in connection with any Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
(d) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).
(e) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/ or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.
(f) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant shall not be eligible for the grant of a Stock Award or the subsequent issuance of Common Stock pursuant to the Stock Award if such grant or issuance would be in violation of any applicable securities laws.

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(g) Withholding Obligations. Unless prohibited by the terms of a Stock Award Agreement or the written terms of a Performance Cash Award, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with a Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the maximum statutory tax rate of the Participant’s applicable jurisdiction(s) (or such other rate as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award agreement. The Fair Market Value of any shares of Common Stock to be withheld will be determined based on such methodology that the Company deems to be reasonable and in accordance with applicable law.
(h) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet.
(i) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code, to the extent that Section 409A of the Code applies to such Participant. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what percentages, Participants may receive payments, including lump-sum payments, following the Participant’s separation from service or other permitted distribution event, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.
(j) Compliance with Section 409A. Unless otherwise expressly provided for in a Stock Award Agreement or the written terms of a Performance Cash Award, the Plan and Award agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into such Award agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award agreement specifically provides otherwise), if the shares of the Company’s Common Stock are publicly traded and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six (6) months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule. Each installment of an Award that vests under the Plan is intended to be a “separate payment” for purposes of Treasury Regulations Section 1.409A-2(b)(2), unless otherwise expressly set forth in the written Award agreement.
(k) Non-Exempt Employees. No Stock Award granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of the Participant’s death or Disability, (ii) upon a Corporate Transaction in which such Stock Award is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Stock Award agreement or in another applicable agreement or in accordance with the Company’s then current employment policies and guidelines), any vested Stock Awards may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of a Stock Award will be exempt from his or her regular rate of pay.
(l) No Obligation to Notify or Minimize Taxes. The Company shall have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.
(m) Corporate Action Constituting Grant of Stock Awards. Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Stock Award Agreement or the written terms of a Performance Cash Award as a result of a clerical error in the papering of the Award agreement, the corporate records will control.

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(n) Clawback/Recovery Policy. Awards granted under the Plan may be subject to clawback or recoupment under any clawback or recoupment policy adopted by the Board or the Committee or required by Applicable Law during the term of Participant’s employment or other service with the Company. In addition, the Committee may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Committee determines necessary or appropriate.
(o) Other Policies. Each Award may be subject to the terms and conditions of any policy (and any amendments thereto) adopted by the Company from time to time, which may include any policy related to the vesting or transfer of Awards, provided that in no event will such policy permit that an Award be transferred for consideration to a third-party financial institution. Whether any such policy will apply to a particular Award may depend, among other things, on when the Award was granted, whom the Award was granted to, and the type of Award.
9.    ADJUSTMENTS UPON CHANGES IN COMMON STOCK; CORPORATE TRANSACTIONS.
(a) Capitalization Adjustments. If any change is made in, or other events occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award during the term of the Plan without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a “Capitalization Adjustment”)), the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 4(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 4(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 5(c) and 7(d)(i), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. In addition, for each Option or Stock Appreciation Right with an exercise price or strike price, respectively, greater than the consideration offered in connection with any Capitalization Adjustment, Change in Control or Corporate Transaction, the Board may in its discretion elect to cancel such Option or Stock Appreciation Right without any payment to the person holding such Option or Stock Appreciation Right. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.
(b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase option or subject to the forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.
(c) Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in a written agreement between the Company or any Affiliate and the holder of the Stock Award or unless otherwise expressly provided by the Board or Committee at the time of grant of a Stock Award:
(i) Stock Awards May Be Assumed. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including, but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award. The terms of any assumption, continuation or substitution shall be set by the Board in accordance with the provisions of Section 3(b).
(ii) Stock Awards Held by Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue any or all outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall lapse (contingent upon the effectiveness of the Corporate Transaction). No vested Restricted Stock Unit Award shall terminate pursuant to this Section 9(c)(ii) without being settled by delivery of shares of Common Stock, their cash equivalent, any combination thereof, or in any other form of consideration, as determined by the Board, prior to the effective time of the Corporate Transaction (or such later date in accordance with a deferral election as described in Section 8(i)).

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(iii) Stock Awards Held by Former Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue any or all outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated and such Stock Awards (other than a Stock Award consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction. No vested Restricted Stock Unit Award shall terminate pursuant to this Section 9(c)(iii) without being settled by delivery of shares of Common Stock, their cash equivalent, any combination thereof, or in any other form of consideration, as determined by the Board, prior to the effective time of the Corporate Transaction (or such later date in accordance with a deferral election as described in Section 8(i)).
(iv) Payment for Stock Awards in Lieu of Exercise or Settlement. Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Stock Award may not exercise such Stock Award but will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (i) the value of the cash or property the holder of the Stock Award would have received upon the exercise of the Stock Award immediately prior to the effective time of the Corporate Transaction, over (ii) any exercise price payable by such holder in connection with such exercise. In addition, the Board may provide that with respect to one or more other Stock Awards, such awards will be cancelled prior to exercise or settlement in exchange for a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (i) the value of the cash or property the holder of the Stock Award would have received upon the exercise of the Stock Award immediately prior to the effective time of the Corporate Transaction, over (ii) any exercise or purchase price (if any) payable by such holder in connection with such Stock Award, and such payment may be fully vested at the time of the Corporate Transaction or may be required to vest after such time substantially in accordance with the schedule originally in effect immediately prior to the Corporate Transaction.
(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant. A Stock Award may vest as to all or any portion of the shares subject to the Stock Award (i) immediately upon the occurrence of a Change in Control, whether or not such Stock Award is assumed, continued, or substituted by a surviving or acquiring entity in the Change in Control, or (ii) in the event a Participant’s Continuous Service is terminated, actually or constructively, within a designated period prior to, at, or following the occurrence of a Change in Control. In the absence of a determination by the Board, no such acceleration shall occur.
10.    AMENDMENT OF THE PLAN AND STOCK AWARDS.
(a) Amendment of Plan. Subject to the limitations of applicable law, the Board at any time, and from time to time, may amend the Plan. However, stockholder approval shall be required for any amendment of the Plan that either (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to receive Awards under the Plan, (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (iv) materially extends the term of the Plan, or (v) expands the types of Awards available for issuance under the Plan, but only to the extent required by applicable law or listing requirements.
(b) Stockholder Approval. The Board, in its sole discretion, may submit any other amendment to the Plan for stockholder approval.
(c) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.
(d) Amendment of Awards. The Board, at any time and from time to time, may amend the terms of any one or more Awards (either directly or by amending the Plan), including, but not limited to, amendments to provide terms more favorable than previously provided in the Stock Award Agreement or the written terms of a Performance Cash Award, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that the rights under any Award outstanding at the time of such amendment shall not be materially impaired by any such amendment unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.

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Appendix A
11.    TERMINATION OR SUSPENSION OF THE PLAN.
(a) Plan Termination. The Board may suspend or terminate the Plan at any time. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated, but all Awards made prior to such time will continue in effect after such suspension or termination subject to the terms thereof and of this Plan.
(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.
12.    EFFECTIVE DATE OF PLAN.
The Plan first became effective on the Effective Date. The Plan, as most recently amended, shall become effective upon its approval by the stockholders of the Company. No Incentive Stock Options may be granted on or after January 19, 2034.
13.    CHOICE OF LAW.
The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

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APPENDIX B
SYNOPSYS, INC.
EMPLOYEE STOCK PURCHASE PLAN
(As amended by approval of the Board of Directors on January 24, 2025 and to be approved by the stockholders on April 10, 2025)
I.    PURPOSE
The Synopsys, Inc. Employee Stock Purchase Plan (the “Plan”) is intended to provide Eligible Employees of the Company and one or more of its Corporate Affiliates with the opportunity to acquire a proprietary interest in the Company through purchases of shares of the Company’s common stock.
II.    DEFINITIONS
For purposes of the Plan, the following terms shall have the meanings indicated.
Board means the Company’s Board of Directors or its delegate, as applicable, to the extent the Board has delegated its authority to administer the Plan pursuant to Section III.
Code means the U.S. Internal Revenue Code of 1986, as amended from time to time.
Committee means a committee of Board members that will satisfy Rule 16b-3 of the Exchange Act, as in effect with respect to the Company from time to time.
Company means Synopsys, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Synopsys, Inc. that shall by appropriate action adopt the Plan.
Common Stock means shares of the Company’s common stock.
Corporate Affiliate means any “parent” or “subsidiary” of the Company as such terms are defined in Code Sections 424(e) and (f), respectively, including any such parent or subsidiary that becomes such after the Effective Date.
Earnings has the meaning ascribed to it in the applicable Offering Document.
Effective Date means January 24, 2025, the date this amended and restated Plan was approved by the Board.
Eligible Employee means an Employee who meets the requirements set forth in the applicable Offering Document for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.
Employee means any person who is treated as an employee for purposes of Code Section 423 in the records of the Company or a Corporate Affiliate. A Participant shall be deemed to have ceased to be an Employee either upon an actual termination of employment or upon the Corporate Affiliate employing the Participant ceasing to be a Participating Company. For purposes of the Plan, a Participant shall not be deemed to have ceased to be an Employee while on any military leave, sick leave, or other bona fide leave of absence approved by the Company, to the extent permitted by Treasury Regulation Section 1.421-1(h). Service solely as a director, or payment of a fee for such services, shall not cause a director to be considered an “Employee” for purposes of the Plan.
Exchange Act means the U.S. Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.
Fair Market Value means fair market value per share of Common Stock, as determined on any relevant date in accordance with the following procedures:
(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in such source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists.
(ii) In the absence of such markets for the Common Stock, then the Fair Market Value per share of the Common Stock on such date shall be determined by the Board, after taking into account such factors as the Board deems appropriate.
Offering means the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees under terms approved by the Board and set forth in an Offering Document.

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Appendix B
Offering Date means a date selected by the Board for an Offering to commence and specified in the Offering Document.
Offering Document means the document setting forth the terms of an Offering as approved by the Board.
Offering Period means the duration of an Offering, as set forth in the Offering Document.
Participant means any Eligible Employee of a Participating Company who is actively participating in the Plan.
Participating Company means the Company and such Corporate Affiliate or Corporate Affiliates as may be designated from time to time by the Board, the Employees of which may qualify as Eligible Employees that may participate in an Offering.
Plan Administrator means any Committee or other group of persons that has been delegated authority to administer the Plan pursuant to Section III.A.
Purchase Date means one or more dates during an Offering established by the Board and set forth in the Offering Document on which Purchase Rights shall be exercised and purchases of shares of Common Stock shall be carried out in accordance with such Offering.
Purchase Period means each period for which the Participant actually participates in an Offering.
Purchase Right means an option to purchase shares of Common Stock granted pursuant to the Plan under the terms set forth in the Plan and the applicable Offering Document.
Securities Act means the U.S. Securities Act of 1933, as amended.
III.    ADMINISTRATION
A. The Plan shall be administered by the Board or its designee (each such designee is a “Plan Administrator”). As of the Effective Date, the Board has designated the Compensation Committee of the Board as the Plan Administrator. The Board or its Compensation Committee may from time to time select another committee or persons to be responsible as Plan Administrator for any Plan transactions not subject to Rule 16b-3 of the Exchange Act, which Plan Administrator shall be subject to the overall supervision of the Compensation Committee or the Board, as applicable. Unless otherwise specified herein, the Plan Administrator shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Plan Administrator, including the power to delegate to a Committee or other persons any of the administrative powers the Plan Administrator is authorized to exercise (and except as otherwise specifically provided herein, all references to the Board in this Plan or in any Offering Document shall thereafter be deemed references to the Plan Administrator or its designee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board retains the authority to concurrently administer the Plan with the Plan Administrator and may, at any time, revest in the Board some or all of the powers previously delegated to the Plan Administrator. Subject to the provisions of the Plan, the Board shall determine all of the relevant terms and conditions of Purchase Rights; provided, however, that all Participants granted Purchase Rights pursuant to an Offering shall have the same rights and privileges within the meaning of Code Section 423(b)(5).
B. The Board may administer, interpret and amend the Plan in any manner it believes to be desirable (including amendments to outstanding Purchase Rights and the designation of a brokerage firm at which accounts for the holding of shares purchased under the Plan must be established by each Eligible Employee desiring to participate in the Plan), and any such interpretation shall be final and binding on all parties who have an interest in the Plan.
C. Any Plan Administrator that is not a Committee may not, without the approval of the Board, or without stockholder approval to the extent required under Section X: (i) increase the number of shares issuable under the Plan, except that the Plan Administrator shall have the authority, exercisable without such approval, to effect adjustments to the extent necessary to reflect changes in the Company’s capital structure pursuant to Section VI.B; (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares issuable under the Plan; or (iii) materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan.
D. Without regard to whether any Participant’s Purchase Right may be considered adversely affected, the Company may, from time to time, consistent with the Plan and the requirements of Code Section 423, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its discretion, for the proper administration of the Plan, including, without limitation, (i) a minimum payroll deduction amount required for participation in an Offering, (ii) a limitation on the frequency or number of changes permitted in the rate of payroll deduction during an Offering, (iii) an exchange ratio applicable to amounts withheld or paid in a currency other than United States dollars, (iv) a payroll deduction greater than or less than the amount designated by a Participant in order to adjust for the Company’s delay or mistake in processing an enrollment agreement or in otherwise effecting a Participant’s election under the Plan or as advisable to comply with the requirements of Code Section 423, and (v) determination of the date and manner by which the Fair Market Value of a share of Common Stock is determined for purposes of administration of the Plan. All such actions by the Company shall be taken consistent with the requirements under Code Section 423(b)(5) that all Participants granted Purchase Rights pursuant to an Offering shall have the same rights and privileges within the meaning of such section, except as otherwise permitted by Section III(E) and the regulations under Code Section 423.

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Appendix B
E. The Board shall have the power, in its discretion, to adopt one or more sub-plans of the Plan as the Board deems necessary or desirable to comply with the laws or regulations, tax policy, accounting principles or custom of foreign jurisdictions applicable to employees of a subsidiary business entity of the Company, provided that any such sub-plan shall not be within the scope of an “employee stock purchase plan” within the meaning of Code Section 423. Any of the provisions of any such sub-plan may supersede the provisions of this Plan, other than Section VI. Except as superseded by the provisions of a sub-plan, the provisions of this Plan shall govern such sub-plan. Alternatively and in order to comply with the laws of a foreign jurisdiction, the Board shall have the power, in its discretion, to grant Purchase Rights in an Offering to citizens or residents of a non-U.S. jurisdiction (without regard to whether they are also citizens of the United States or resident aliens) that provide terms which are less favorable than the terms of Purchase Rights granted under the same Offering to Employees resident in the United States.
IV.    OFFERINGS
A. The Board may from time to time grant Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees in an Offering (consisting of one or more Periods of Participation) on an Offering Date or Offering Dates selected by the Board and as specified in an Offering Document. Each Offering Document shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate, which shall comply with the terms of the Plan, and which shall designate the Participating Companies for such Offering. Unless otherwise specifically provided in the Offering Document, with respect to each Offering in effect under the Offering Document each Participating Company shall be considered for purposes of the Plan to have its own separate Offering for the Eligible Employees employed by such Participating Company, so that no two Participating Companies shall participate in the same Offering.
B. The terms and conditions of an Offering shall be set forth in an Offering Document that is incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings under the Plan need not be identical, but each Offering Document shall include (through incorporation of the provisions of this Plan by reference in the Offering Document) the Offering Period, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections IV through VII, inclusive.
C. If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant shall be deemed to apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) shall be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) shall be exercised.
D. The Board shall have the discretion to structure an Offering so that if the Fair Market Value of the shares of Common Stock on the first day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of the shares of Common Stock on the Offering Date, then (i) that Offering shall terminate immediately after giving effect to such purchase on the applicable Purchase Date, (ii) the Participants in such terminated Offering shall be automatically enrolled in a new Offering beginning on the first day of such new Purchase Period, and (iii) all contribution amounts not applied to the purchase of shares of Common Stock after giving effect to such purchase on the applicable Purchase Date shall be refunded to the applicable Participants.
V.    ELIGIBILITY
A. Purchase Rights may be granted only to employees of the Company or, as the Board may designate, to employees of a Corporate Affiliate. Except as provided in Section V.B, an Employee shall not be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or a Corporate Affiliate, as the case may be, for such continuous period preceding such Offering Date as the Board may require pursuant to the Offering Document, but in no event shall Offerings intended to qualify under Code Section 423 require that the period of continuous employment be greater than two (2) years. In addition, the Board may provide in the Offering Document that no employee shall be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such employee’s customary employment with the Company or the Corporate Affiliate is for more than twenty (20) hours per week (or such lesser number of hours per week as the Board may approve for an Offering) and more than five (5) months per calendar year (or such lesser number of months per calendar year as the Board may approve for the Offering).
B. The Board may provide in an Offering Document that each person who, during the course of an Offering, first becomes an Eligible Employee shall, on a date or dates specified in the Offering Document which coincides with the day on which such person becomes an Eligible Employee or that occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right shall thereafter be deemed to be a part of that Offering. Such Purchase Right shall have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:
(i) the date on which such Purchase Right is granted shall be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;
(ii) the period of the Offering with respect to such Purchase Right shall begin on its Offering Date and end coincident with the end of such Offering; and
(iii) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she shall not receive any Purchase Right under that Offering.

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Appendix B
C. No Employee shall be eligible for the grant of any Purchase Rights under the Plan if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Corporate Affiliate. For purposes of this Section V.C., the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock that such Employee may purchase under all outstanding Purchase Rights shall be treated as stock owned by such Employee.
D. As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights under the Plan only if such Purchase Rights, together with any other rights granted under all employee stock purchase plans of the Company and any Corporate Affiliates, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Corporate Affiliate to accrue at a rate that exceeds twenty five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such rights are granted and, with respect to the Plan, as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time. Notwithstanding the foregoing, such limitation shall not apply to Eligible Employees participating in an Offering that is not intended to qualify as a qualified employee stock purchase plan offering under Code Section 423, unless otherwise provided in the Offering Document.
E. Officers of the Company and any designated Corporate Affiliate, if they are otherwise Eligible Employees, shall be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.
VI.    STOCK SUBJECT TO PLAN
A. The Common Stock purchasable by Participants under the Plan shall, solely in the discretion of the Board, be made available from either authorized but unissued shares of the Common Stock or from shares of Common Stock reacquired by the Company, including shares of Common Stock purchased on the open market. The total number of shares that may be issued under the Plan shall not exceed 59,900,000 shares, all of which may be issued pursuant to Code Section 423 Purchase Rights. If any Purchase Right granted under the Plan shall for any reason terminate without having been exercised, the shares of Common Stock not purchased under such Purchase Right shall again become available for issuance under the Plan.
B. In the event any change is made to the Company’s outstanding Common Stock by reason of any stock dividend, stock split, combination of shares or other change affecting such outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made by the Board to (i) the class and maximum number of shares issuable over the term of the Plan, (ii) any share limitations in an Offering on the maximum number of shares purchasable under the Offering; and (iii) the class and number of shares and the price per share of the Common Stock subject to each Purchase Right at the time outstanding under the Plan. Such adjustments shall be designed to preclude the dilution or enlargement of rights and benefits under the Plan.
VII.    PURCHASE RIGHTS; PURCHASE PRICE
A. Maximum Payroll Deductions. The maximum payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan will be designated by the Board in the Offering Document for the Offering and may not exceed a maximum of fifteen percent (15%) of the Participant’s Earnings (as defined by the Board in such Offering Document) paid to the Participant for payroll periods that are applicable to the Offering Period, as established by the Board for such Offering.
B. Enrollment Agreement. An Employee who participates in the Plan for a particular Offering must complete and submit to the Company an enrollment agreement in the form and in accordance with the procedures prescribed by the Board (which may include electronic enrollment). Each such enrollment agreement shall authorize an amount of payroll deductions expressed as a percentage of the submitting Participant’s Earnings (as defined in each Offering Document) for payroll periods that are applicable to the Offering Period (not to exceed the maximum percentage specified by the Board in the Offering Document). To the extent provided in the Offering Document, a Participant may thereafter reduce (including to zero) or increase his or her payroll deductions.
C. Purchase Price. Common Stock shall be issuable on any Purchase Date at a purchase price equal to 85 percent (or such higher percentage designated by the applicable Offering Document) of the lower of (i) the Fair Market Value per share on the Offering Date or (ii) the Fair Market Value per share on the Purchase Date.
D. Number of Purchasable Shares. The number of shares purchasable per Participant on each Purchase Date within an Offering shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions applicable to the Offering Period (after conversion into U.S. Dollars, if necessary) by the purchase price in effect on the Purchase Date. In connection with each Offering made under the Plan, the Board may specify (i) a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering, and (ii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date: (i) the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering, and (ii) if the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata allocation of the shares of Common Stock available shall be made in as nearly a uniform manner as shall be practicable and equitable.

134

Appendix B
E. Condition to Exercise of Purchase Rights. No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable U.S. federal, state, and foreign securities laws, exchange control laws and other laws applicable to the Plan. If on a Purchase Date during any Offering the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights of any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date for the Offering. If, on the Purchase Date under any Offering, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in such compliance, no Purchase Rights of any outstanding Offering shall be exercised and all contributed payroll deductions that accumulated during the Offering (reduced to the extent, if any, such contributions have been used to acquire shares of Common Stock) shall be distributed to the Participants without interest (unless otherwise required by applicable law). The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the Purchase Rights. If, after commercially reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Purchase Rights unless and until such authority is obtained.
F. Payment. Payment for the Common Stock purchased under the Plan shall be effected by means of the Participant’s authorized payroll deductions (after conversion into U.S. Dollars, if necessary) accumulated for the Purchase Period. The amounts so collected shall be credited to the Participant’s bookkeeping account under the Plan, but no interest shall be paid on the balance outstanding in such account (unless otherwise required by applicable law). The amounts collected from a Participant may be commingled with the general assets of the Company and may be used for general corporate purposes. To the extent specifically provided in the Offering Document, in addition to making contributions by payroll deductions, a Participant may make contributions through payment by cash or check (after conversion into U.S. Dollars, if necessary) prior to each Purchase Date of the Offering.
G. Termination of Purchase Right. Unless otherwise provided in the Offering Document, the following provisions shall govern the termination of outstanding Purchase Rights in effect under the Offering:
(i) A Participant may, at any time prior to the last five (5) business days of the Purchase Period, terminate his /her outstanding Purchase Right under the Plan by filing the prescribed notification form with the Board. No further payroll deductions shall be collected from the Participant with respect to the terminated Purchase Right, and any payroll deductions collected for the Purchase Period in which such termination occurs shall be refunded without interest (unless otherwise required by applicable law).
(ii) The termination of such Purchase Right shall be irrevocable, and the Participant may not subsequently rejoin the Offering for which such terminated Purchase Right was granted. In order to resume participation in any subsequent Offering, such individual must re-enroll in the Plan.
H. Stock Purchase. Shares of Common Stock shall automatically be purchased on behalf of each Participant (other than Participants whose payroll deductions have previously been refunded or set aside for refund in accordance with the “Termination of Purchase Right” provisions above) on each Purchase Date (after conversion into U.S. Dollars, if necessary). The purchase shall be effected by applying each Participant’s payroll deductions accumulated for the Purchase Period ending on such Purchase Date (plus any payments by cash or check to the extent permitted in the Offering Document) to the purchase of whole shares of Common Stock (subject to the limitation on the maximum number of purchasable shares set forth above) at the purchase price in effect on such Purchase Date. Any payroll deductions not applied to such purchase (a) because insufficient to purchase a whole share or (b) by reason of the limitation on the maximum number of shares purchasable by the Participant on such Purchase Date shall be promptly refunded to the Participant without interest (unless otherwise required by applicable law). No fractional shares shall be issued upon the exercise of Purchase Rights, unless otherwise determined by the Plan Administrator.
I. Rights as Stockholder. A Participant shall have no stockholder rights with respect to the shares subject to his/her outstanding Purchase Right until the shares are actually purchased on the Participant’s behalf in accordance with the applicable provisions of the Plan. No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.
J. Assignability. No Purchase Right granted under the Plan shall be assignable or transferable by the Participant other than by will or by the laws of descent and distribution following the participant’s death, and during the Participant’s lifetime the Purchase Right shall be exercisable only by the Participant.

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Appendix B
K. Change in Control. Should a Change in Control (as defined in the Company's 2006 Employee Equity Incentive Plan, as amended) occur, then all outstanding Purchase Rights under the Plan shall automatically be exercised immediately prior to the consummation of such transaction by applying the accumulated payroll deductions of each Participant (after conversion into U.S. Dollars, if necessary) for the Purchase Period in which the transaction occurs to the purchase of whole shares of Common Stock at eighty-five percent (85%) (or such higher percentage designated by the applicable Offering Document governing the applicable Purchase Rights) of the lower of (i) the Fair Market Value per share on the Offering Date for the Offering in which such transaction occurs or (ii) the Fair Market Value per share immediately prior to the consummation of such transaction. However, the applicable share limitations of Section V and any share purchase limitations set forth in the Offering Document shall continue to apply to any such purchase. The Company shall use its best efforts to provide at least ten (10) days’ advance written notice of the occurrence of any such sale, merger, reorganization or reverse merger, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding Purchase Rights in accordance with the applicable provisions of this Section VII.
VIII.    STATUS OF PLAN UNDER U.S. FEDERAL TAX LAWS
The Plan is designed to qualify as an employee stock purchase plan under Code Section 423, so that Offerings under the Plan may qualify as qualified employee stock purchase plan offerings under Code Section 423, and all shares reserved for issuance under the Plan may be issued pursuant to the exercise of Purchase Rights that qualify as qualified employee stock purchase rights under Code Section 423. However, the Board may in its sole discretion determine to approve Offerings under the Plan that are not intended to meet the requirements of Code Section 423, including, without limitation, Offerings in which Eligible Employees who are not subject to U.S. tax laws may participate.
IX.    AMENDMENT AND TERMINATION
A. The Board may amend, alter, suspend, discontinue, or terminate the Plan at any time, including amendments to outstanding Purchase Rights. Subject to the requirements of Section III, the Plan Administrator may amend the Plan and outstanding Purchase Rights. However, stockholder approval shall be required for any amendment of the Plan that:
(i) increases the number of shares issuable under the Plan, except that the Board shall have the authority, exercisable without such stockholder approval, to effect adjustments to the extent necessary to reflect changes in the Company’s capital structure pursuant to Section VI.B;
(ii) alters the purchase price formula so as to reduce the purchase price payable for the shares issuable under the Plan; or
(iii) materially increases the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan;
but in each of (i) through (iii) above only to the extent stockholder approval is required by applicable law or listing requirements.
B. The Board may elect to terminate any or all outstanding Purchase Rights at any time. In the event the Plan is terminated, the Board may also elect to terminate outstanding Purchase Rights either immediately or upon completion of the purchase of shares on the next Purchase Date, or may elect to permit Purchase Rights to expire in accordance with their terms (and participation to continue through such expiration dates). If Purchase Rights are terminated prior to expiration, all funds contributed to the Plan that have not been used to purchase shares shall be returned to the Participants as soon as administratively feasible without interest (unless otherwise required by applicable law).
X.    GENERAL PROVISIONS
A. This amended and restated Plan document became effective on the Effective Date.
B. All costs and expenses incurred in the administration of the Plan shall be paid by the Company.
C. Neither the action of the Company in establishing the Plan, nor any action taken under the Plan by the Board, nor any provision of the Plan itself shall be construed so as to grant any person the right to remain in the employ of the Company or any of its Corporate Affiliates for any period of specific duration.
D. The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state's conflict of laws rules.
E. If the Board in its discretion so elects, it may retain a brokerage firm, bank, or other financial institution to assist in the purchase of shares, delivery of reports, or other administrative aspects of the Plan. If the Board so elects, each Participant shall (unless prohibited by the laws of the nation of his or her employment or residence) be deemed upon enrollment in the Plan to have authorized the establishment of an account on his or her behalf at such institution. If the Board in its discretion so elects, shares purchased by a Participant under the Plan shall be held in the account in the name in which the share certificate would otherwise be issued pursuant to Section VII until such shares are sold.

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APPENDIX C
Non-GAAP Financial Measures and Segment Adjustments
Non-GAAP Financial Performance Measures
Synopsys presents non-GAAP financial results, including non-GAAP operating margin and non-GAAP earnings per share (EPS) growth, in this proxy statement to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its core business operations and what Synopsys uses to evaluate its business operations and for internal budgeting and resource allocation processes. Synopsys’ management does not itself, nor does it suggest that investors should, consider non-GAAP financial results in isolation from, as superior to, or as a substitute for, financial information prepared in accordance with GAAP. Non-GAAP financial results exclude the following items:
(i) Amortization of acquired intangible assets. Synopsys incurs expenses from amortization of acquired intangible assets, which may include impairment charges from write-downs of acquired intangible assets. Acquired intangible assets include, among other things, core/developed technology, customer relationships, contract rights, trademarks and trade names, and other intangibles related to acquisitions. Synopsys amortizes the intangible assets over their estimated useful lives. Synopsys does not enter into acquisitions on a predictable cycle. The amount of an acquisition’s purchase price allocated to intangible assets and their estimated useful lives can vary significantly and are unique to each acquisition. From time to time, Synopsys incurs impairment charges due to write-downs of acquired intangible assets. Synopsys believes that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets, including impairment charges, provides investors and others with a consistent basis for comparison across accounting periods. Synopsys also excludes this item because such expenses are non-cash in nature and believes the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding Synopsys’ core operational performance and liquidity, and ability to invest in research and development and fund future acquisitions and capital expenditures.
(ii) Stock-based compensation. Stock-based compensation expenses consist primarily of expenses related to restricted stock units, stock options, employee stock purchase rights and other stock awards, including such expenses associated with acquisitions. Synopsys excludes stock-based compensation expense from its non-GAAP financial measures primarily because it is not an expense that typically requires or will require cash settlement by Synopsys. Further, the expense for the fair value of the stock-based instruments Synopsys utilizes may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards and, therefore, is not used by management to assess the core profitability of Synopsys’ business operations.
(iii) Acquisition/divestiture-related items. In connection with certain of its business combinations and/or divestitures, Synopsys incurs significant expenses that it would not have otherwise incurred as part of its business operations. These expenses include, among other things, compensation expenses, professional fees and other direct expenses, concurrent restructuring activities and divestiture activities, including employee severance and other exit costs, bridge financing costs, costs related to integration activities, changes to the fair value of contingent consideration related to the acquired company, and amortization of the fair value difference of below-market value assets arising from arrangements entered into or acquired in conjunction with an acquisition. Synopsys also recognizes the gains and losses from the mark-up of equity or cost method investments to fair value upon obtaining control through acquisition. Synopsys excludes these items because they are related to acquisitions and have no direct correlation to the core operation of its business. Further, because Synopsys does not acquire businesses on a predictable cycle and the terms of each transaction can vary significantly and are unique to each transaction, Synopsys believes it is useful to exclude such expenses when looking for a consistent basis for comparison across accounting periods.
(iv) Restructuring charges. Synopsys initiates restructuring activities to align its costs to its operating plans and business strategies based on then-current economic conditions, and such activities have a specific and defined term. Restructuring costs generally include severance and other termination benefits related to voluntary retirement programs, involuntary headcount reductions and facilities closures. Such restructuring costs include elimination of operational redundancy, permanent reductions in workforce and facilities closures and, therefore, are not considered by Synopsys to be a part of the core operation of its business and are not used by management when assessing the core profitability and performance of its business operations.
(v) Gains (losses) on the sale of strategic investments. Synopsys excludes gains and losses on the sale of equity investments in privately held companies because it does not believe they are reflective of Synopsys' core business and operating results.
(vi) Deferred compensation. Synopsys excludes changes in the fair value of its non-qualified deferred compensation plan because Synopsys does not use these to assess the core profitability of Synopsys' business operations.
(vii) Income tax effect of non-GAAP pre-tax adjustments. Excluding the income tax effect of non-GAAP pre-tax adjustments from the provision for income taxes assists investors in understanding the tax provision associated with those adjustments and the effect on net income. Synopsys utilizes an annual non-GAAP tax rate in calculating non-GAAP financial measures to provide better consistency across interim reporting periods by eliminating the effects of certain non-recurring and other period-specific items, which can vary in size and frequency and do not necessarily reflect Synopsys' normal operations, and to more closely align Synopsys' tax rate with its expected geographic earnings mix. This annual non-GAAP tax rate is based on an evaluation of Synopsys' historical and projected mix of U.S. and international profit before tax, taking into account the impact of non-GAAP adjustments, U.S. tax law changes, as well as other factors such as Synopsys' current tax structure, existing tax positions and expected recurring tax incentives. Based on these considerations, Synopsys has elected to adopt a non-GAAP tax rate of 16% for fiscal year 2025.

2025 Proxy Statement	137

Appendix C
GAAP TO NON-GAAP RECONCILIATION OF OPERATING MARGIN(1)(2)
(UNAUDITED)

Twelve Months Ended October 31, 2024
GAAP operating margin	22.1%
Amortization of acquired intangible assets(3)	2.0%
Stock-based compensation(3)	10.7%
Acquisition/divestiture related items(4)	2.3%
Non-qualified deferred compensation plan	1.4%
Non-GAAP operating margin	38.5%
(1)Synopsys' fiscal year 2024 ended on November 2, 2024. For presentation purposes, we refer to the closest calendar month end. Fiscal year 2024 was a 53-week year, which included an extra week in the first quarter.
(2)Presented on a continuing operations basis.
(3)The adjustment includes non-GAAP expenses attributable to non-controlling interest and redeemable non-controlling interest.
(4)The adjustment excludes the amortization of bridge financing costs entered into in connection with the pending acquisition of Ansys, that was recorded in interest and other income (expense), net, in our unaudited condensed consolidated statements of income.
GAAP TO NON-GAAP RECONCILIATION OF EPS GROWTH(1)
(UNAUDITED)

	Twelve Months Ended October 31, 2024	Twelve Months Ended October 31, 2023
GAAP net income from continuing operations per diluted share attributed to Synopsys (GAAP EPS)	$9.25	$7.91
Amortization of acquired intangible assets	0.67	0.33
Stock-based compensation	4.21	3.30
Acquisition/divestiture-related items	1.11	0.09
Restructuring charges	—	0.34
Gain on sale of strategic investments	(0.35)	—
Tax settlement	—	(0.15)
Tax adjustments	(1.69)	(1.28)
Non-GAAP net income from continuing operations per diluted share attributed to Synopsys (Non-GAAP EPS)	$13.20	$10.54
GAAP EPS growth (year over year)	16.9%
Non-GAAP EPS growth (year over year)	25.2%
(1)Synopsys' fiscal year 2024 ended on November 2, 2024 and fiscal year 2023 ended on October 28, 2023. For presentation purposes, we refer to the closest calendar month end. Fiscal year 2024 was a 53-week year, which included an extra week in the first quarter.

138

Appendix C
Segment Adjustments
BUSINESS SEGMENT REPORTING(1)(2)(3)
(UNAUDITED, IN MILLIONS)

Twelve Months Ended October 31, 2024
Revenue by segment
- Design Automation	$4,221.1
% of Total	68.9%
- Design IP	$1,906.3
% of Total	31.1%

Adjusted operating income by segment
- Design Automation	$1,631.9
- Design IP	$730.2

Adjusted operating margin by segment
- Design Automation	38.7%
- Design IP	38.3%
(1)Synopsys manages the business on a long-term, annual basis, and considers quarterly fluctuations of revenue and profitability as normal elements of our business. Amounts may not foot due to rounding.
(2)Synopsys' fiscal year 2024 ended on November 2, 2024. For presentation purposes, we refer to the closest calendar month end. Fiscal year 2024 was a 53-week year, which included an extra week in the first quarter.
(3)Presented on a continuing operations basis.
Synopsys provides segment information, namely revenue, adjusted segment operating income and adjusted segment operating margin, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 280, Segment Reporting. Synopsys' chief operating decision maker ("CODM") is our Chief Executive Officer. In evaluating our business segments, the CODM considers the income and expenses that the CODM believes are directly related to those segments. The CODM does not allocate certain operating expenses managed at a consolidated level to our business segments and, as a result, the reported operating income and operating margin do not include these unallocated expenses as shown in the table below. These unallocated expenses are presented in the table below to provide a reconciliation of the total adjusted operating income from segments to our consolidated operating income from continuing operations:
TOTAL ADJUSTED SEGMENT OPERATING INCOME RECONCILIATION(1)(2)(3)
(UNAUDITED, IN MILLIONS)

Twelve Months Ended October 31, 2024
GAAP total operating income - as reported	$1,355.7
Reconciling Items
Amortization of acquired intangible assets(4)	124.2
Stock-based compensation(4)	657.9
Non-qualified deferred compensation plan	85.4
Acquisition/divestiture related items(5)	138.7
Total adjusted segment operating income	$2,362.1
(1)Synopsys manages the business on a long-term, annual basis, and considers quarterly fluctuations of revenue and profitability as normal elements of our business. Amounts may not foot due to rounding.
(2)Synopsys' fiscal year 2024 ended on November 2, 2024. For presentation purposes, we refer to the closest calendar month end. Fiscal year 2024 was a 53-week year, which included an extra week in the first quarter.
(3)Presented on a continuing operations basis.
(4)The adjustment includes non-GAAP expenses attributable to non-controlling interest and redeemable non-controlling interest.
(5)The adjustment excludes the amortization of bridge financing costs entered into in connection with the pending acquisition of Ansys, that was recorded in interest and other income (expense), net, in our unaudited condensed consolidated statements of income.

2025 Proxy Statement	139

SYNOPSYS, INC.
675 ALMANOR AVENUE
SUNNYVALE, CA 94085
ATTN: CORPORATE SECRETARY

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 9, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

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You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so that it is received no later than April 9, 2025.

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V61877-P24450

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SYNOPSYS, INC.

The Board of Directors recommends that you vote FOR all nominees set forth below:

Nominees:	For	Against	Abstain
1a. Dr. Aart J. de Geus	☐	☐	☐
1b. John G. Schwarz	☐	☐	☐
1c. Sassine Ghazi	☐	☐	☐
1d. Luis Borgen	☐	☐	☐
1e. Janice D. Chaffin	☐	☐	☐
1f. Bruce R. Chizen	☐	☐	☐
1g. Mercedes Johnson	☐	☐	☐
1h. Robert G. Painter	☐	☐	☐
1i. Jeannine P. Sargent	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

The Board of Directors recommends you vote AGAINST proposal 6.

UNLESS OTHERWISE SPECIFIED HEREIN, THE SHARES WILL BE VOTED "FOR" EACH OF THE NOMINEES LISTED IN ITEM 1, "FOR" ITEMS 2, 3, 4 AND 5, AND "AGAINST" ITEM 6.

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders.

NOTE: The last instruction received in either paper or electronic form prior to the deadline will be the instruction included in the final tabulation.

This Form of Proxy will be voted as specified by the undersigned. If no choice is indicated, the shares will be voted as the Board of Directors recommends. On other matters that come before the annual meeting, and any adjournments or postponements thereof, the proxies are authorized to vote in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the 2025 Annual Meeting of Stockholders to Be Held on April 10, 2025:
The Notice and Proxy Statement and 2024 Annual Report on Form 10-K are available at www.proxyvote.com.

V61878-P24450

SYNOPSYS, INC.
2025 ANNUAL MEETING OF STOCKHOLDERS
APRIL 10, 2025
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Address changes and comments can be directed to Synopsys' Investor Relations Department at synopsys-ir@synopsys.com

The stockholder(s) hereby appoint(s) Shelagh Glaser and John F. Runkel, Jr., or either of them, as proxies of the stockholder(s), each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Synopsys, Inc. that the stockholder(s) is/are entitled to vote at the 2025 Annual Meeting of Stockholders of Synopsys, Inc. to be held on April 10, 2025 at 8:00 a.m. Pacific Time, and at any postponement or adjournment thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2025 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSALS 2, 3, 4 AND 5, AND "AGAINST" PROPOSAL 6. This proxy when properly executed will be voted in the manner directed. If no such directions are specified, this proxy will be voted "FOR" each of the nominees listed in Proposal 1, "FOR" Proposals 2, 3, 4 and 5, and "AGAINST" Proposal 6.

Please mark, sign, date and return this proxy card using the enclosed envelope.

Continued and to be signed on reverse side